UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☑ Filed by the registrant	☐ Filed by a party other than the registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMGEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Titleof each class of securities to which transaction applies:
	(2)	Aggregatenumber of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposedmaximum aggregate value of transaction:
	(5)	Totalfee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	AmountPreviously Paid:
	(2)	Form,Schedule or Registration Statement No.:
	(3)	FilingParty:
	(4)	DateFiled:

Robert A. Bradway Chairman of the Board, Chief Executive Officer and President

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA 91320-1799

April 7, 2016

Dear Stockholder:

You are invited to attend the 2016 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc. to be held on Thursday, May 19, 2016, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

At this year’s Annual Meeting we will discuss and vote on the matters described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We urge you to read this information carefully. In addition to the business to be transacted, I will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 21, 2016. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying proxy statement.

Your vote is important, regardless of the number of shares that you own. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. We are pleased to offer multiple options for voting your shares. Please read the Notice of Annual Meeting of Stockholders and proxy statement with care and follow the voting instructions to ensure that your shares are represented.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on May 19. As a final note and also on behalf of the Board of Directors, I would like to thank Vance D. Coffman, our lead independent director who is not standing for re-election, for his counsel and guidance.

Sincerely,

Robert A. Bradway

Chairman of the Board,

Chief Executive Officer and President

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Notice of Annual Meeting of Stockholders

To be Held on May 19, 2016

To the Stockholders of Amgen Inc.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc., a Delaware corporation, will be held on Thursday, May 19, 2016, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362, for the following purposes:

1.

To elect 13 directors to the Board of Directors of Amgen for a term of office expiring at the 2017 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. David Baltimore, Mr. Frank J. Biondi, Jr., Mr. Robert A. Bradway, Mr. François de Carbonnel, Mr. Robert A. Eckert, Mr. Greg C. Garland, Mr. Fred Hassan, Dr. Rebecca M. Henderson, Mr. Frank C. Herringer, Dr. Tyler Jacks, Ms. Judith C. Pelham, Dr. Ronald D. Sugar and Dr. R. Sanders Williams;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2016;

3.	To hold an advisory vote to approve our executive compensation;

4.	To consider one stockholder proposal to change the voting standard applicable to non-binding proposals submitted by stockholders, if properly presented; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 21, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in these voting materials or voting instruction form provided to you; (ii) by calling the toll-free number in the voting instruction form provided to you or (iii) by signing, dating and returning any proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation.

By Order of the Board of Directors

Jonathan P. Graham

Secretary

Thousand Oaks, California

April 7, 2016

Compensation Discussion and Analysis	42

Executive Compensation Tables	72

Director Compensation	90

Audit Matters	95

Annual Report and Form 10-K	97

Certain Relationships and Related Transactions	97

Other Matters	99

Appendix A: Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations	A-1

  ï 2016 Proxy Statement

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Company and the upcoming 2016 Annual Meeting of Stockholders, or Annual Meeting. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement before voting.

2016 Annual Meeting of Stockholders

Date and Time:	Thursday, May 19, 2016 at 11:00 A.M., local time

Location:	Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362

Record Date:	March 21, 2016

Mail Date:	We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about April 7, 2016 to our stockholders.

Voting Matters and Board Recommendations

Matter	Our Board Vote Recommendation
Election of 13 Nominees to the Board of Directors (page 9)	FOR each Director Nominee
Ratification of Selection of Independent Registered Public Accountants (page 19)	FOR
Advisory Vote to Approve Our Executive Compensation (page 20)	FOR
Stockholder Proposal (page 24)	AGAINST

2015 Performance Highlights

Strong Strategic Execution and Financial Performance

•	We grew revenues by 8% over 2014 to $21.7 billion in 2015.

•	We executed on the launches of six innovative products in the oncology and cardiovascular therapeutic areas.

•

We advanced our next set of pipeline opportunities in our key therapeutic areas of oncology, cardiovascular, inflammation, bone health, neuroscience and nephrology, as well as in our biosimilars program.

•	Transformation and process improvement efforts drove a four percentage point increase to our adjusted operating margin in 2015 to 48%(1).

•	We grew adjusted net income by 19% to $8 billion(1) in 2015.

We Invested for Long-Term Growth While Returning Substantial Capital to Our Stockholders

•

Our strong cash flows and balance sheet allowed continued investment for long-term growth through internal research and development and external business development transactions, while simultaneously providing substantial returns to stockholders.

•	We returned a total of $4.3 billion to our stockholders in 2015.

➢	We returned $2.4 billion of cash to our stockholders in the form of dividends in 2015, with an increase in our quarterly dividend to $0.79 per share in 2015 from $0.61 per share in 2014.

➢	We repurchased ~12 million shares of our Common Stock at an aggregate cost of $1.9 billion in 2015.

(1)	Adjusted operating margin and adjusted net income are reported and reconciled in our Form 8-K dated as of January 28, 2016.

  ï 2016 Proxy Statement    1

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

•	We target compensation at the 50th percentile, or median, of our peer group for each element of compensation.

•	Our long-term incentive, or LTI, equity award pay mix is primarily (80%) performance-based.

•

Performance units for the 2013-2015, 2014-2016 and 2015-2017 performance periods under our LTI performance award program are earned based strictly on our TSR performance as compared to the TSRs of the companies in the Standard & Poor’s 500 Index over the respective three-year performance periods.

•

Annual cash incentive award payments for 2015 were earned based on our financial (60%) and operational performance (40%) against targets. Our financial goals, comprising revenues and adjusted net income, were each weighted 30%. Our operational goals included “Execute New Product/Delivery System Launches,” weighted 10%, “Execute Key Clinical Studies and Regulatory Filings,” weighted 20%, and “Advance Early Pipeline,” weighted 10%.

Corporate Governance Highlights

•

We adopted Amended and Restated Bylaws of Amgen Inc., or Bylaws, to implement proxy access for director nominations. Eligible stockholders with an ownership threshold of 3% who have held their shares for at least 3 years and who otherwise meet the requirements set forth in our Bylaws may have their nominees consisting of the greater of 20% or two nominees of our Board of Directors, or Board, included in our proxy materials. Up to 20 eligible stockholders may group together to reach the 3% ownership threshold. In the course of designing our proxy access provisions, we carefully considered each element in the interest of our stockholders as a whole, including that the number of stockholders who may group together (20) would afford those stockholders likely to utilize proxy access with the opportunity to do so. (page 30)

•

The independent members of our Board elected Vance D. Coffman as our lead independent director with specific and significant duties. As Dr. Coffman is not standing for election at this Annual Meeting, the independent members of our Board have elected Robert A. Eckert as our new lead independent director effective following the Annual Meeting, subject to his re-election to the Board by our stockholders at the Annual Meeting. We have active participation by all directors, including the 12 independent director nominees. The Board believes that our corporate governance structure, with its strong emphasis on Board independence, an active lead independent director and strong Board and committee involvement, provides sound and robust oversight of management. (pages 30 and 32)

•

12 of our 13 director nominees (all directors except our Chief Executive Officer), and all members of the Audit, Compensation and Management Development, Corporate Responsibility and Compliance and Governance and Nominating Committees meet the criteria for independence under The NASDAQ Stock Market listing standards and the requirements of the Securities and Exchange Commission. (pages 32 and 36)

•	All directors meet our Board of Directors Guidelines for Director Qualifications and Evaluations included in this proxy statement as Appendix A.

•	Our independent directors meet privately on a regular basis. (page 33)

•	Our Bylaws provide for a majority voting standard for uncontested director elections. (page 30)

•

We have significant stock ownership requirements for our directors and officers. Officers are required to retain shares of our Common Stock acquired through the vesting of restricted stock units, the payout of performance units, or the exercise of stock options until they have reached their required stock ownership level. We have amended our equity incentive plan to provide that equity awards will be subject to a minimum vesting period of no less than one year. (pages 59, 65 and 90)

•

With respect to our Common Stock, our staff members and Board are prohibited from engaging in short sales, purchasing Common Stock on margin, pledging Common Stock, or entering into any hedging, derivative or similar transactions. (page 66)

2       ï 2016 Proxy Statement

PROXY STATEMENT SUMMARY

•

We have an Enterprise Risk Management Program to identify, assess, manage, report and monitor enterprise risk and areas that may affect our ability to achieve our objectives. This includes an annual detailed compensation risk analysis performed with the assistance of the Compensation and Management Development Committee’s independent consultant. (page 34)

•

Our Board maintains a Corporate Responsibility and Compliance Committee that is responsible for overseeing our compliance program and reviewing our programs in a number of areas governing ethical conduct. (page 40)

•	We hold an annual advisory vote to approve our executive compensation. (page 20)

  ï 2016 Proxy Statement    3

INFORMATION CONCERNING VOTING AND SOLICITATION

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Proxy Statement

Information Concerning Voting and Solicitation

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2016 Annual Meeting of Stockholders, or Annual Meeting, to be held on Thursday, May 19, 2016, at 11:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Amgen Inc. may also be referred to as Amgen, the Company, we, us or our in this proxy statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about April 7, 2016 to all stockholders entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Stockholder Meeting to Be Held on May 19, 2016.

This proxy statement, our 2015 annual report and our other proxy materials are available at: www.astproxyportal.com/ast/Amgen. At this website, you will find a complete set of the following proxy materials: notice of 2016 annual meeting of stockholders; proxy statement; 2015 annual report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of the 13 director nominees named herein to serve on our Board for a term of office expiring at the 2017 annual meeting of stockholders;

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2016;

•	The advisory vote to approve our executive compensation;

•	One stockholder proposal, if properly presented; and

•	Any other business as may properly come before the Annual Meeting.

Who Can Vote

The Board has set March 21, 2016 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock, $.0001 par value per share, or Common Stock, as of the close of

4       ï 2016 Proxy Statement

INFORMATION CONCERNING VOTING AND SOLICITATION

business on March 21, 2016. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Outstanding and Quorum

At the close of business on March 21, 2016, there were 750,032,702 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of the holders of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting; or

•	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by the chairman of the meeting or by the vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

Shares Held as a Record Holder. If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may submit a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may submit a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

Shares Held in Street Name. If you hold your shares of Common Stock in street name, you will receive a Notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank, trust or other nominee.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 18, 2016. Stockholders who submit a proxy through the Internet or telephone should be aware that they may incur costs to access the Internet or

  ï 2016 Proxy Statement    5

INFORMATION CONCERNING VOTING AND SOLICITATION

telephone, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank, trust or other nominee). Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) delivering a written notice of revocation to the attention of the Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, (ii) duly submitting a later-dated proxy over the Internet, by mail or by telephone or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 21, 2016 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the 13 nominees listed in this proxy statement to serve on our Board for a term of office expiring at the 2017 annual meeting of stockholders;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2016;

•	FOR the advisory vote to approve our executive compensation; and

•	AGAINST the one stockholder proposal, if properly presented.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to

6       ï 2016 Proxy Statement

INFORMATION CONCERNING VOTING AND SOLICITATION

vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve our executive compensation or on any stockholder proposals.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, other than the stockholder proposal described in this proxy statement, no other stockholder proposal or nomination was received on a timely basis or was subsequently withdrawn, so no such matters may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain” for each nominee. Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote for or against a nominee without instruction from the beneficial owner. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

Management Proposals (Ratification of Ernst & Young LLP and Advisory Vote on Executive Compensation) and Stockholder Proposal. The ratification of the selection of Ernst & Young LLP, the approval of the advisory vote on our executive compensation and the approval of the stockholder proposal, if properly presented at the Annual Meeting, each require the affirmative votes of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” each proposal.

Because brokers have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP, we do not expect any broker non-votes in connection with the ratification. Brokers do not have discretionary authority to vote on the advisory vote on our executive compensation or on the stockholder proposal. Broker non-votes, therefore, will have no effect on the advisory vote on our executive compensation or on the stockholder proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy

  ï 2016 Proxy Statement    7

INFORMATION CONCERNING VOTING AND SOLICITATION

statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. In addition, we have retained D.F. King & Co. to assist in the solicitation of proxies for a fee of approximately $150,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

Attendance at the Annual Meeting

To attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 21, 2016. If you have received a paper copy of the proxy statement, to receive an admittance ticket you will need to complete and return the postage-paid reply card attached to this proxy statement. If you received electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket. If you are viewing the proxy statement over the Internet, please follow the instructions indicated on the website referred to in the Notice. Each stockholder is entitled to one admittance ticket. Directions to attend the Annual Meeting will be sent with your admittance ticket and are available at the website referred to in the Notice and www.astproxyportal.com/ast/Amgen.

You must bring certain documents with you to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of our Common Stock as of the close of business on March 21, 2016. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead. All persons must bring a valid personal photo identification (such as a driver’s license or passport). If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 21, 2016.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on March 21, 2016, then you must also bring to the Annual Meeting:

•	Proof that you owned shares of our Common Stock as of the close of business on March 21, 2016.

•

If you intend to vote at the Annual Meeting, the executed proxy naming you as the proxy holder, signed by the broker, bank, trust or other nominee who was the record holder of your shares of Common Stock as of the close of business on March 21, 2016.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on March 21, 2016 or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on March 21, 2016.

If you are a proxy holder for a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 21, 2016, then you must also bring to the Annual Meeting:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 21, 2016.

8       ï 2016 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Item 1

Election of Directors

Under our governing documents, the Board of Directors, or Board, has the power to set the number of directors from time to time by resolution. We currently have 14 authorized directors serving on our Board. On July 28, 2015, Fred Hassan was appointed to serve on our Board. Based upon the recommendation of our Governance and Nominating Committee, the Board has nominated each of the current directors set forth below to stand for re-election, or in the case of Mr. Hassan to stand for initial election by our stockholders, in each case for a one-year term expiring at our 2017 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

Vance D. Coffman will retire from our Board and has not been nominated for re-election at the 2016 Annual Meeting of Stockholders, or Annual Meeting. The Board has fixed the authorized number of directors at 13 to be effective as of the Annual Meeting. Dr. Coffman will serve as the lead independent director until his retirement from the Board at the Annual Meeting. The independent members of the Board have elected Robert A. Eckert as our new lead independent director effective following the Annual Meeting, subject to his re-election to the Board by our stockholders at the Annual Meeting. As lead independent director, Mr. Eckert will continue to have the specific and significant duties as discussed under “Corporate Governance.”

Current Committee Composition

Nominee	Age	Director Since	Audit	Governance and Nominating(1)	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance
David Baltimore	78	1999	X	X
Frank J. Biondi, Jr.	71	2002	C		X	X
Robert A. Bradway	53	2011			C		X
François de Carbonnel	69	2008	X	X
Vance D. Coffman	72	2007		C	X	X	X
Robert A. Eckert	61	2012	X					X
Greg C. Garland	58	2013	X	X
Fred Hassan	70	2015	X			X
Rebecca M. Henderson	55	2009		X				X
Frank C. Herringer	73	2004		X	X	C	C
Tyler Jacks	55	2012		X				X
Judith C. Pelham	70	1995	X			X
Ronald D. Sugar	67	2010		X	X			C
R. Sanders Williams	67	2014		X				X

“C”	indicates Chair of the committee.

(1)

Dr. Coffman is currently Chair of the Governance and Nominating Committee, but is not standing for re-election at the Annual Meeting. Effective following Dr. Coffman’s retirement from the Board at the Annual Meeting, Mr. Garland has been appointed Chair of the Governance and Nominating Committee, subject to his re-election to the Board by our stockholders at the Annual Meeting.

  ï 2016 Proxy Statement    9

ITEM 1 — ELECTION OF DIRECTORS

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by a majority of the directors remaining in office, even though less than a quorum of the Board. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve. However, if any nominee should become unavailable for election prior to the Annual Meeting (an event that currently is not anticipated by the Board) the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or, alternatively, the number of directors may be reduced accordingly by the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our directors meet the qualifications and skills of our Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations included in this proxy statement as Appendix A. There are no family relationships among any of our directors or among any of our directors and our executive officers.

David Baltimore

David Baltimore is President Emeritus and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. He received the Nobel Prize in Medicine as a co-recipient in 1975. Dr. Baltimore has been a director of Regulus Therapeutics Inc., a biopharmaceutical company, since 2007, serving on its Compensation Committee and chairing its Nominating and Governance Committee, and is a member of its scientific advisory board. Dr. Baltimore has also been a member of the board of directors of Immune Design Corp. (formerly Vaccsys), a clinical-stage immunotherapy company, since 2008, chairing its Nominating and Governance Committee, and is a member of its scientific advisory board. He was a director of BB Biotech, AG, a Swiss investment company, from 1994 to March 2011 and served as a director of MedImmune, Inc., a privately-held antibody formulation company, from 2003 to 2007. In 2008, Dr. Baltimore became a founder of Calimmune, Inc., a privately-held clinical-stage gene therapy company, and served as Chairman of the board of directors until November 2015.

Dr. Baltimore was President of Caltech from 1997 to 2006. Prior to this, he was a professor at the Massachusetts Institute of Technology, or MIT, and at The Rockefeller University where he also served as the President. During this time he was also the Chairman of the National Institutes of

Health AIDS Vaccine Research Committee, a director and member of the Whitehead Institute for Biomedical Research, and a professor of microbiology and research professor of the American Cancer Society. He was a postdoctoral fellow at MIT and Albert Einstein College of Medicine and on the staff of The Salk Institute for Biological Studies. Dr. Baltimore has been awarded honorary degrees from numerous institutions, including Harvard, Yale and Columbia.

Dr. Baltimore holds leadership roles in a number of scientific and philanthropic non-profit organizations, currently serving as a director and member of the Board of Scientific Counselors of the Broad Institute of MIT and Harvard, a director of the Foundation for Biomedical Research, and a member of the Human Genome Organisation. Dr. Baltimore received an undergraduate degree from Swarthmore College and a doctorate from The Rockefeller University.

The Board concluded that Dr. Baltimore should serve on the Board because Dr. Baltimore has spent his career in scientific academia at a number of well-known and highly regarded institutions and has played an important role in the field of biotechnology. This experience provides Dr. Baltimore with extensive scientific knowledge and a deep understanding of our industry and of the research and development activities and operations of our Company.

10       ï 2016 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Frank J. Biondi, Jr.

Frank J. Biondi, Jr. has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization, since 1999. Prior to WaterView Advisors, Mr. Biondi was the Chairman and Chief Executive Officer of Universal Studios, Inc. from 1996 to 1998, the President and Chief Executive Officer of Viacom, Inc. from 1987 to 1996, Executive Vice President of Entertainment Business Sector of The Coca-Cola Company and Chairman and Chief Executive Officer of Coca-Cola Television from 1985 to 1987, Chairman and Chief Executive Officer of Time Inc.’s subsidiary Home Box Office, Inc. from 1982 to 1984, Vice President of Time Inc. from 1978 to 1984 and Assistant Treasurer of the Children’s Television Workshop from 1974 to 1978.

Mr. Biondi has been a director of Cablevision Systems Corp., a telecommunications, media and entertainment company, since 2005; Seagate Technology plc, a manufacturer of data storage products, since 2005, serving on its Compensation Committee and chairing its Finance Committee; and ViaSat, Inc., a provider of satellite and other wireless networking systems, since April 2015, serving on its Audit and Compensation and Human Resources Committees.

Mr. Biondi was a director of RealD Inc., a global licensor of three-dimensional technologies, serving as its lead director and on its Audit Committee and chairing its Compensation Committee from 2010 until it ceased being a public company in March 2016. From 2002 to May 2015, Mr. Biondi was a director of Hasbro, Inc., a toy and games company serving on its Compensation and Nominating, Governance and Social Responsibility Committees. From 2008 until May 2010, Mr. Biondi was a director of Yahoo! Inc., a provider of Internet services, serving on its Compensation Committee. From 2002 to 2008, he was a director of Harrahs Entertainment, Inc., a gaming corporation, serving on its Compensation and Governance Committees, and from 1995 to 2008 he was a director of The Bank of New York Mellon Corporation, an asset management and securities services company, serving on its Compensation and Risk Committees. He has also been a director of Vail Resorts, Inc., a mountain resort operator, and The Seagram Company, a liquor and spirits company. Mr. Biondi received an undergraduate degree from Princeton University and a master’s degree from Harvard Business School.

The Board concluded that Mr. Biondi should serve on the Board due to Mr. Biondi’s experience as Chief Executive Officer of many large, public companies and his current role with WaterView Advisors which provide valuable management and leadership skills, as well as an understanding of the operations and financial results and prospects of our Company. Given his financial and leadership experience, Mr. Biondi has been determined to be an Audit Committee financial expert by our Board.

  ï 2016 Proxy Statement    11

ITEM 1 — ELECTION OF DIRECTORS

Robert A. Bradway

Robert A. Bradway has served as our director since October 2011 and Chairman of the Board since January 1, 2013. Mr. Bradway has been our President since May 2010 and Chief Executive Officer since May 2012. From May 2010 to May 2012, Mr. Bradway served as our Chief Operating Officer. Mr. Bradway joined Amgen in 2006 as Vice President, Operations Strategy and served as Executive Vice President and Chief Financial Officer from April 2007 to May 2010. Prior to joining Amgen, he was a Managing Director at Morgan Stanley in London where, beginning in 2001, he had responsibility for the firm’s banking department and corporate finance activities in Europe.

Mr. Bradway has been a director of Norfolk Southern Corporation, a transportation company, since July 2011, serving on its Audit and Governance and Nominating Committees. He has served on the board of trustees of the

University of Southern California since April 2014 and on the advisory board of the Leonard D. Schaeffer Center for Health Policy and Economics at that university since 2012. Mr. Bradway holds a bachelor’s degree in biology from Amherst College and a master’s degree in business administration from Harvard Business School.

The Board concluded that Mr. Bradway should serve on the Board due to Mr. Bradway’s knowledge of all aspects of our business, combined with his leadership and management skills having served as our President and Chief Operating Officer and formerly our Chief Financial Officer. During this time, Mr. Bradway provided strong leadership through a variety of challenges and this positions him well to serve as a director and provides the Board with a knowledgeable perspective with regard to the Company’s products and operations.

François de Carbonnel

François de Carbonnel is a director of corporations and corporate advisor. Mr. de Carbonnel was a member of the group governance council of Mazars Group, a privately-held international organization specializing in audit, accountancy, tax, legal and advisory services, from December 2011 to January 2016. From 2004 to May 2015, Mr. de Carbonnel was a director of Solocal Group (formerly known as Pages Jaunes S.A.), a French company which offers online content, advertising solutions and transactional services, and served as Chairman of the Remuneration and Appointments Committee.

From 2004 until October 2013, Mr. de Carbonnel was a director of a number of funds managed by Ecofin, a privately-held investment management firm. Mr. de Carbonnel was a director of Thomson S.A., a French multimedia corporation, from 2007 to January 2010, serving as Chairman of the Audit Committee throughout his tenure, and as non-executive Chairman of the Board from April 2008 to April 2009. Mr. de Carbonnel was a director of Quilvest S.A., a Luxembourg company which provides wealth management and private equity services, from 2006 to 2013.

Mr. de Carbonnel was a Senior Advisor of the Global Corporate and Investment Bank of Citigroup from 2004 to 2006, and a Managing Director from 1999 to 2004. He was the Chairman and Chief Executive Officer of Midial S.A., a French listed company, from 1994 to 1998, Chairman of General Electric Capital SNC from 1996 to 1998. He was a corporate Vice President of General Electric Company and President of General Electric Capital-Europe from 1990 to 1992, President of Strategic Planning Associates, an international consulting company, from 1981 to 1990 and Vice President of Boston Consulting Group from 1971 to 1981. He is a member emeritus of the Business Board of Advisors of the Carnegie Mellon Tepper School of Business. Mr. de Carbonnel is a French citizen and resides in Europe. Mr. de Carbonnel received an engineering diploma from the Ecole Centrale de Lyon, a master in economics from Lyon Université and a master of sciences degree from the Tepper School of Business at Carnegie Mellon University.

The Board concluded that Mr. de Carbonnel should serve on the Board because Mr. de Carbonnel has acquired knowledge, skills and brings a strong vantage point through his international career as an executive officer of well-known consulting firms as well as a number of public companies. This perspective is important as the Company undertakes further global expansion plans. Given his experience in the financial industry, Mr. de Carbonnel has been determined to be an Audit Committee financial expert by our Board.

12       ï 2016 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Robert A. Eckert

Robert A. Eckert has been an Operating Partner at Friedman Fleischer & Lowe, a private equity firm, since September 2014. Mr. Eckert was the Chief Executive Officer of Mattel, Inc., a toy design, manufacture and marketing company, having held this position from 2000 through December 2011, and its Chairman of the Board from 2000 through 2012. He was President and Chief Executive Officer of Kraft Foods Inc., a consumer packaged food and beverage company, from 1997 to 2000, Group Vice President from 1995 to 1997, President of the Oscar Mayer Foods Division from 1993 to 1995 and held various other senior executive and other positions from 1977 to 1992.

Mr. Eckert has been a director of McDonald’s Corporation, a company which franchises and operates McDonald’s restaurants in the global restaurant industry, since 2003, serving as the Chair of the Compensation Committee and a member of the Executive and Governance Committees. Mr. Eckert was a director of Smart & Final Stores, Inc., a warehouse store, from May 2013 until July 2014 prior to it becoming a publicly-traded company. Mr. Eckert also has served as a director of Levi Strauss & Co., a privately-held jeans and casual wear manufacturer, since 2010. He was appointed director of Eyemart Express Holdings LLC, a privately-held eyewear retailer and portfolio company of Friedman Fleischer & Lowe, in 2015. Mr. Eckert is on the Global Advisory Board of the Kellogg School of Management at Northwestern University and serves on the Eller College National Board of Advisors at the University of Arizona. Mr. Eckert received an undergraduate degree from the University of Arizona and a master’s degree in business administration from the Kellogg School of Management at Northwestern University.

The Board concluded that Mr. Eckert should serve on our Board because of Mr. Eckert’s recent and long-tenured experience as a Chief Executive Officer of large public companies, his broad international experience in marketing and business development and his valuable leadership experience. Given his financial and leadership experience, Mr. Eckert has been determined to be an Audit Committee financial expert by our Board.

Greg C. Garland

Greg C. Garland is the Chairman and Chief Executive Officer of Phillips 66, an energy manufacturing and logistics company with midstream, chemical, refining and marketing and specialties businesses created through the repositioning of ConocoPhillips, having held this position since April 2012. Mr. Garland chairs the Executive Committee of Phillips 66. Prior to Phillips 66, Mr. Garland served as Senior Vice President, Exploration and Production, Americas of ConocoPhillips from 2010 to April 2012. He was President and Chief Executive Officer of Chevron Phillips Chemical Company (now a joint venture between Phillips 66 and Chevron) from 2008 to 2010 and Senior Vice President, Planning and Specialty Chemicals from 2000 to 2008.

Mr. Garland served in various positions at Phillips Petroleum Company from 1980 to 2000. Mr. Garland is a member of the Engineering Advisory Board for Texas A&M University. Mr. Garland received an undergraduate degree from Texas A&M University.

The Board concluded that Mr. Garland should serve on our Board because of Mr. Garland’s experience as a Chief Executive Officer and his over 30 years of international experience in a highly regulated industry. Given his financial and leadership experience, Mr. Garland has been determined to be an Audit Committee financial expert by our Board.

  ï 2016 Proxy Statement    13

ITEM 1 — ELECTION OF DIRECTORS

Fred Hassan

Fred Hassan has served as a director of the Company since July 28, 2015. Mr. Hassan was first identified to the Governance and Nominating Committee as a potential director candidate by the Company’s outside search firm. Fred Hassan has been Partner and Managing Director at Warburg Pincus LLC, a global private equity investment institution, since 2011 and, prior to that, served as Senior Advisor from 2009 to 2010. Mr. Hassan was Chairman of the Board and Chief Executive Officer of Schering-Plough Corporation from 2003 to 2009. Prior to this, Mr. Hassan was Chairman, President and Chief Executive Officer of Pharmacia Corporation, from 2001 to 2003. Before assuming these roles, he had served as President and Chief Executive Officer of Pharmacia Corporation from its creation in 2000 as a result of the merger of Pharmacia & Upjohn, Inc. with Monsanto Company. He was President and Chief Executive Officer of Pharmacia & Upjohn, Inc. beginning in 1997. Mr. Hassan previously held senior positions with Wyeth (formerly known as American Home Products), including that of Executive Vice President with responsibility for its pharmaceutical and medical products businesses, and served as a member of the board from 1995 to 1997. Prior to that, Mr. Hassan held various roles at Sandoz Pharmaceuticals and headed its U.S. pharmaceuticals businesses.

Mr. Hassan has been a director of Time Warner Inc., a media company, since 2009, serving on its Audit and Finance and

Compensation and Human Development Committees. Mr. Hassan was a director of Avon Products, Inc., a manufacturer and marketer of beauty and related products, from 1999 until 2013 and served on its Compensation and Management Development, Nominating and Corporate Governance and Audit Committees, as lead independent director from 2009 to 2012, and Chairman of the Board between January and April 2013. Mr. Hassan was Chairman of the Board of Bausch & Lomb, from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc., a pharmaceutical company, in 2013. Mr. Hassan served on the board of directors and Compensation and Audit Committees of Valeant Pharmaceuticals International, Inc. between August 2013 and May 2014. Mr. Hassan received an undergraduate degree from Imperial College of Science and Technology, University of London and a master’s degree in business administration from Harvard Business School.

The Board concluded that Mr. Hassan should serve on the Board due to his global experience as a public company Chief Executive Officer, his particular knowledge and experience in the healthcare and pharmaceutical industries, including overseeing businesses with significant research and development operations, his diversified financial and business expertise, as well as prior public company board experience. Given his financial and leadership experience, Mr. Hassan has been determined to be an Audit Committee financial expert by our Board.

14       ï 2016 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Rebecca M. Henderson

Rebecca M. Henderson has been the John and Natty McArthur University Professor at Harvard University since 2011 and is the Co-Director of the Business and Environment Initiative at Harvard Business School. From 2009 to 2011, Dr. Henderson served as the Senator John Heinz Professor of Environmental Management at Harvard Business School. Prior to this, she was a professor of management at the Massachusetts Institute of Technology, or MIT, for 21 years, having been the Eastman Kodak LFM Professor of Management since 1999. Since 1995, she has also been a Research Associate at the National Bureau of Economic Research. She specializes in technology strategy and the broader strategic problems faced by companies in high technology industries. Dr. Henderson has been a director of IDEXX Laboratories, Inc., a company which provides diagnostic and information technology-based products and services for veterinary, food and water applications, since

2003, serving on its Finance Committee and chairing its Nominating and Governance Committee.

Dr. Henderson has also served as a director of the Ember Corporation, a privately-held semiconductor chip manufacturer, and on its Compensation Committee, from 2001 to July 2009. She has further been a director of Linbeck Construction Corporation, a privately-held facility solutions company, from 2000 until 2004. Dr. Henderson has published articles, papers and reviews in a range of scholarly journals. Dr. Henderson received an undergraduate degree from MIT and a doctorate from Harvard University.

The Board concluded that Dr. Henderson should serve on the Board because Dr. Henderson’s study of the complex strategy issues faced by high technology companies provides unique insight into the Company’s strategic and technology issues.

Frank C. Herringer

Frank C. Herringer has been a director of the Board of Transamerica Corporation, a financial services company, since 1986, serving as Chairman of the board of directors from 1995 to December 2015. Mr. Herringer was an executive with Transamerica for 20 years, including its Chief Executive Officer from 1991 until its acquisition by Aegon N.V., a life insurance, pensions and asset management company, in 1999, subsequently serving on Aegon’s Executive Board for one year. Mr. Herringer was a director of Aegon U.S. Holding Corporation from 1999 until its merger into Transamerica Corporation in December 2015. Mr. Herringer has been a director of The Charles Schwab Corporation, a brokerage and banking company, since 1996, serving on its Compensation and Nominating and Corporate Governance Committees. Mr. Herringer is a member of the Board of Trustees of the California Pacific Medical Center Foundation, a not-for-profit organization which develops philanthropic resources for the California Pacific Medical Center, a privately-held, not-for-profit academic medical center, since 2013. Mr. Herringer was a director of Safeway Inc., a food and drug retailer, from 2008 until January 2015, serving on its Executive Compensation and Executive Committees and chairing its Nominating and Corporate Governance Committee. Mr. Herringer was a director of Cardax, Inc., a biotechnology company, from 2014 to April 2015, serving on its Compensation Committee and chairing its Governance and Nominating Committee, and was a director of its parent company, Cardax Pharmaceuticals, Inc., from 2006 until April 2015. From 2002 to 2005, Mr. Herringer was a director of AT&T Corporation, and a member of its Audit and Compensation Committees. In 2004, Mr. Herringer was named an Outstanding Director of the Year by the Outstanding Directors Exchange. Mr. Herringer received an undergraduate degree and master’s degree in business administration from Dartmouth College.

The Board concluded that Mr. Herringer should serve on the Board due to Mr. Herringer’s career as Transamerica’s Chief Executive Officer and Chairman of the Board which developed Mr. Herringer’s management and leadership skills and provides an informed perspective on our financial performance, prospects and strategy.

  ï 2016 Proxy Statement    15

ITEM 1 — ELECTION OF DIRECTORS

Tyler Jacks

Tyler Jacks joined the faculty of Massachusetts Institute of Technology, or MIT, in 1992 and is currently the David H. Koch Professor of Biology and director of the David H. Koch Institute for Integrative Cancer Research, which brings together biologists and engineers to improve detection, diagnosis and treatment of cancer, a position he has held since 2007. Dr. Jacks has been an investigator with the Howard Hughes Medical Institute, a nonprofit medical research organization, since 1994. Dr. Jacks has been a director of Thermo Fisher Scientific, Inc., a life sciences supply company, since May 2009, and serves on its Strategy and Finance Committee and scientific advisory board. In 2006, he co-founded T2 Biosystems, Inc., a biotechnology company, and served on its scientific advisory board until 2013. Dr. Jacks has been a consultant scientific advisor to Epizyme, Inc., a biopharmaceutical company, since 2007, and has served on the scientific advisory board of SQZ Biotech, a privately-held biotechnology company, since 2015. Dr. Jacks served on the scientific advisory board of Aveo Pharmaceuticals Inc., a biopharmaceutical company, from 2001 until 2013. In 2015, Dr. Jacks founded Equipoise Therapeutics, a privately-held cancer therapeutics company. He was appointed to the National Cancer Advisory Board, which advises and assists the Director of the National Cancer

Institute with respect to the National Cancer Program, in October 2011. Dr. Jacks was a director of MIT’s Center for Cancer Research from 2001 to 2007 and received numerous awards including the Paul Marks Prize for Cancer Research and the American Association for Cancer Research Award for Outstanding Achievement. He was elected to the National Academy of Sciences as well as the Institute of Medicine in 2009. Dr. Jacks received an undergraduate degree from Harvard University and his doctorate from the University of California, San Francisco.

The Board concluded that Dr. Jacks should serve on the Board due to Dr. Jacks’ extensive scientific expertise relevant to our industry, including his broad experience as a cancer researcher and service on several scientific advisory boards. His expertise in the field of oncology, which includes pioneering the use of technology to study cancer-associated genes and to construct animal models of many human cancer types, is evidenced by his appointment to the National Cancer Advisory Board and by his numerous awards for cancer research. Dr. Jacks’ scientific knowledge and thorough understanding of our industry positions him to provide valuable insights into the scientific activities of our Company.

16       ï 2016 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Judith C. Pelham

Judith C. Pelham is the President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and one of the largest Catholic healthcare systems in the U.S. Prior to her current position at Trinity Health, she was the President and Chief Executive Officer of Trinity Health from 2000 to 2004, the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care, from 1993 to 2000, the President and Chief Executive Officer of the Daughters of Charity Health Services of Austin, a network of hospitals, home care and ambulatory services, from 1982 to 1992, and the Assistant Vice President of Brigham and Women’s Hospital from 1976 to 1980.

Ms. Pelham has been a director of Welltower Inc. (formerly known as Health Care REIT, Inc.), a public real estate investment trust for senior living and health care real estate, since May 2012 and serves on its Compensation, Planning, Nominating/Corporate Governance and Investment Committees. Ms. Pelham was a director of Zoll Medical Corporation, a medical products and software solutions company, from February 2011 to April 2012 when it became a wholly owned subsidiary of Asahi Kasei Group. Ms. Pelham was a director of Eclipsys Corporation, a healthcare IT solutions company, from 2009 to August 2010 when it merged with AllScripts, and was a member of its Compensation Committee. In addition, from 2005 to 2006 she was a director of Hospira, Inc., a specialty pharmaceutical delivery company, and a member of its Audit and Public Policy and Compliance Committees. She also sits on the board of trustees of Smith College and is a member of its Audit, Finance, Buildings and Grounds, Executive and Libraries Committees and chairs the Buildings and Grounds Committees.

Ms. Pelham has received numerous honors for her civic and healthcare systems leadership, including the CEO IT Achievement Award in 2004 from Modern Healthcare and the Healthcare Information Management Systems Society for her leadership in implementing information technology in healthcare provider organizations and the National Quality Healthcare Award in 2004 from the National Committee for Quality Healthcare, for innovation and implementation of clinical quality and patient safety systems. She received the American Hospital Association Partnership for Action Grassroots Advocacy Award in 1992 in recognition of her work in healthcare reform. Ms. Pelham received an undergraduate degree from Smith College and a master’s degree in public administration from Harvard University.

The Board concluded that Ms. Pelham should serve on the Board due to Ms. Pelham’s career as an executive leader at a number of large healthcare systems, as well her extensive experience developing programs to improve the health status of communities and championing innovation and advances in the delivery of, access to and financing of healthcare, her understanding of the nation’s healthcare system, the patient populations served by our products and the operations of our Company.

  ï 2016 Proxy Statement    17

ITEM 1 — ELECTION OF DIRECTORS

Ronald D. Sugar

Ronald D. Sugar is the retired Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global aerospace and defense company, having held these posts from 2003 through 2009. He was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President, Chief Operating Officer and director of Litton Industries, Inc., a developer of military products, from 2000 until 2001, and Chief Financial Officer of TRW, Inc., an aerospace, automotive and credit reporting company, from 1994 to 1996, and President and Chief Operating Officer of TRW Aerospace, a developer of missile systems and spacecraft, from 1998 to 2000. He is a senior advisor to Ares Management LLC, a privately-held asset manager and registered investment advisor, and a senior advisor to Northrop Grumman Corporation, both since 2010.

Dr. Sugar has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2005, serving as the lead director and on the Management Compensation Committee and chairing the Board Nominating and Governance Committee; Apple Inc., a manufacturer and seller of, among other things, personal computers, mobile communication and media devices, since 2010, chairing the Audit and Finance Committee; and of Air Lease Corporation, an aircraft leasing company, since 2010, chairing the Compensation Committee and serving on the Governance Committee. In 2014, Dr. Sugar joined the Temasek Americas Advisory Panel of Temasek Holdings (Private) Limited, a privately-held investment company based in Singapore. Dr. Sugar is a member of the National Academy of Engineering, trustee of the University of Southern California, member of the UCLA Anderson School of Management Board of Visitors, director and member of the Los Angeles Philharmonic Association and national trustee of the Boys and Girls Clubs of America.

The Board concluded that Dr. Sugar should serve on our Board because Dr. Sugar’s board and senior executive-level expertise, including his recent experience as Chairman and Chief Executive Officer of Northrop Grumman Corporation, provides valuable leadership experience and insight in the areas of operations, government affairs, science, technology and finance.

R. Sanders Williams

R. Sanders Williams is President of Gladstone Institutes, a non-profit biomedical research enterprise, and its Robert W. and Linda L. Mahley Distinguished Professor of Medicine, both since 2010. He is also a Professor of Medicine at the University of California, San Francisco since 2010. Prior to this, Dr. Williams served as Senior Vice Chancellor of the Duke University School of Medicine from 2008 to 2010 and Dean of the Duke University School of Medicine from 2001 to 2008. He was the founding Dean of the Duke-NUS Graduate Medical School, Singapore, from 2003 to 2008 and served on its Governing Board from 2003 to 2010. From 1990 to 2001, Dr. Williams was Chief of Cardiology and Director of the Ryburn Center for Molecular Cardiology at the University of Texas, Southwestern Medical Center. Dr. Williams has been a director of the Laboratory Corporation of America Holdings, a diagnostic technologies company, since 2007, serving on the Audit Committee and chairing the Quality and Compliance Committee. Dr. Williams was a director of Bristol-Myers

Squibb Company, a pharmaceutical company, from 2006 until 2013. Dr. Williams has served on the board of directors of the Gladstone Foundation, a non-profit institution that is distinct from Gladstone Institutes, since 2012 and on the board of directors of Exploratorium, a non-profit science museum and learning center located in San Francisco, since 2011. Dr. Williams received his undergraduate degree from Princeton University and his doctorate from Duke University.

The Board concluded that Dr. Williams should serve on the Board due to his broad medical and scientific background, including his leadership roles at Gladstone Institutes and Duke University, deep experience in cardiology, oversight of governance of multi-hospital healthcare provider systems, leadership and/or development of international medical programs in Singapore and China, and prior industry board experience, all of which provide valuable perspectives and insight into the operations of our Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE 13 NAMED NOMINEES.

18       ï 2016 Proxy Statement

ITEM 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Item 2

Ratification of Selection of Independent Registered Public Accountants

The Audit Committee of the Board of Directors, or Board, has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2016, and the Board has directed that management submit this selection for ratification by the stockholders at our 2016 Annual Meeting of Stockholders, or Annual Meeting. Ernst & Young has served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of Ernst & Young as our independent registered public accountants is in the best interests of the Company and its stockholders. In conjunction with the mandated rotation of Ernst & Young’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young’s new lead engagement partner. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by the Amgen Inc. Restated Certificate of Incorporation, the Amended and Restated Bylaws of Amgen Inc., or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

  ï 2016 Proxy Statement    19

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Item 3

Advisory Vote to Approve Our Executive Compensation

This advisory stockholder vote, commonly known as “Say on Pay,” gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program and policies. Accordingly, you are being asked to vote on the compensation of our Named Executive Officers, or NEOs, as disclosed in the Compensation Discussion and Analysis (pages 42 through 71) and related compensation tables and the narrative in this proxy statement (pages 72 through 89).

Our executive compensation program is designed to achieve the following objectives:

•	Pay for performance in a manner that strongly aligns with stockholder interests by rewarding both our short- and long-term measurable performance.
•

Attract, motivate and retain the highest level of executive talent by providing competitive compensation, consistent with their roles and responsibilities, our success and their contributions to this success.

•	Mitigate compensation risk by maintaining pay practices that reward actions and outcomes consistent with the sound operation of our Company and with the creation of long-term stockholder value.

•	Consider all Amgen staff members in the design of our executive compensation programs, to ensure a consistent approach that encourages and rewards all staff members who contribute to our success.

Our 2015 Executive Compensation Was Aligned With Our Performance

As discussed more fully in our Compensation Discussion and Analysis starting on page 42, a significant majority of each NEO’s compensation is dependent on our performance and our execution of our strategic priorities and the compensation objectives discussed above. 2015 was an exceptional year for Amgen as we delivered strong financial results while achieving an unprecedented number of product launches.

Our annual cash incentive award program compensation is tied directly to our performance based on pre-established financial and operating performance goals.

Our annual cash incentive award program comprises two main performance goal categories: Deliver Results (70% weighting) and Progress Innovative Pipeline (30% weighting) with goals for each.

We delivered results.

Financial performance objectives (revenues and adjusted net income) were weighted 60% and “Execute New Product/Delivery System Launches” was weighted 10% under our annual cash incentive award program.

•	Our financial performance was strong.

➢	Our revenues increased 8% to $21.7 billion in 2015.

➢	Our adjusted operating margin improved by four percentage points to 48%(1) in 2015.

➢	Our adjusted net income grew 19% to $8 billion(1) in 2015.

➢	In 2015, free cash flow was $8.5 billion compared to $7.8 billion in 2014 driven by higher revenues and higher operating income.

(1)	Adjusted operating margin and adjusted net income are reported and reconciled in our Form 8-K dated as of January 28, 2016.

20       ï 2016 Proxy Statement

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

•	We executed on an unprecedented number of product launches.

➢	We executed on the launches of six innovative products in the oncology and cardiovascular disease therapeutic areas. These launches are:

Oncology	Cardiovascular

• Kyprolis®	• Repatha®

• BLINCYTO®	• Corlanor®

• IMLYGIC™

• Neulasta® Onpro™ Kit

We progressed our innovative pipeline.

Our “Progress Innovative Pipeline” goal was weighted 30% under our annual cash incentive award program with “Execute Key Clinical Studies and Regulatory Filings” weighted 20% and “Advance Early Pipeline” weighted 10%.

➢

Our late-stage pipeline continued to advance with the recent regulatory submissions for Parsabiv™, positive phase 3 data for romosozumab (in collaboration with UCB), phase 2 data for AMG 334 (in collaboration with Novartis AG), and phase 2b data for omecamtiv mecarbil (in collaboration with Cytokinetics, Inc.). In 2015, we also continued to advance our biosimilar program, including the filing for global regulatory approval for ABP 501 biosimilar adalimumab (Humira®) and positive phase 3 data for ABP 215 biosimilar bevacizumab (Avastin®).

We made significant progress on the transformation of our business.

We continued to execute on the transformation and process improvement efforts announced in 2014. As part of these efforts, we committed to a more focused operating model. Our transformation and process improvement efforts across the Company have enabled us to reallocate resources to fund many of our innovative pipeline and growth opportunities to deliver value to patients and stockholders.

➢	In 2015, we reduced gross costs by approximately $700 million, the majority of which was re-invested in our product launches.

We invested for long-term growth while returning substantial capital to our stockholders.

Our strong cash flows and balance sheet allowed continued investment for long-term growth through internal research and development and external business development transactions, while simultaneously providing substantial returns to stockholders.

We returned $4.3 billion to our stockholders in 2015 through the payment of dividends and stock repurchases.

➢	We increased our dividend per share 30% over 2014 (to $0.79 per share for 2015).

➢	We repurchased ~12 million shares of our Common Stock during 2015 at an aggregate cost of $1.9 billion.

Our long-term incentive, or LTI, equity award compensation is tied directly to our stock performance and aligns with the interests of our stockholders.

Our three-year total shareholder return, or TSR, significantly outperformed the TSRs of the Standard and Poor’s 500 Index, or S&P 500, for the same period.

Payout under our LTI performance award program for our 2013-2015 performance period at 150% reflects our three-year TSR performance at the 85.5 percentile relative to the TSRs of the companies in the S&P 500 for this performance period.

  ï 2016 Proxy Statement    21

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Positive 2015 Say on Pay Vote and Engagement With Our Stockholders

97% stockholder support

on our 2015 say on pay

In 2015, we received approximately 97% stockholder support on our say on pay advisory vote. We have engaged consistently in broad direct stockholder outreach over the past several years and the compensation-related feedback is reviewed by our Compensation and Management Development Committee, or Compensation Committee. We have made a number of compensation changes in response to past discussions with our stockholders and have implemented the compensation best practices discussed below.

Since our 2015 annual meeting of stockholders, we have engaged in outreach activities and discussions with stockholders comprising approximately 52% of our outstanding shares. Additionally, Mr. Bradway was a keynote speaker and met with investors at the Council of Institutional Investors’ 2015 Fall Conference. While we are pleased with our say on pay results and stockholder feedback, we will continue to reach out to understand and address any concerns of our stockholders. For more detail regarding stockholder engagement, see page 45.

We Have Implemented Compensation Best Practices

We are mindful of compensation and governance best practices and have implemented the following practices, among others:

•	We have a clawback policy that requires our Board of Directors, or Board, to consider the recapture of past cash or LTI equity award payouts to our NEOs.

•

Our incentive compensation plans contain recoupment provisions applicable to all staff members that expressly allow the Compensation Committee to determine that annual cash incentive awards are not earned fully or in part where such employee has engaged in misconduct that causes serious financial or reputational damage to the Company.

•	Our LTI equity award grants are primarily (80%) performance-based.

•	We have robust stock ownership guidelines, with a six times base salary ownership requirement for our Chief Executive Officer.

•	Officers are required to retain shares of our Common Stock until they have reached the required stock ownership level.

•	Our equity incentive plan provides that equity awards are subject to a minimum vesting period of no less than one year and our grants generally vest over four years, with no vesting in the first year and vesting in approximately three equal annual installments on the second, third and fourth anniversaries of the grant date.

•

With respect to our Common Stock, our staff members and Board are prohibited from engaging in short sales, purchasing Common Stock on margin, pledging Common Stock, or entering into any hedging, derivative or similar transactions.

•	Our LTI equity award plans and policies prohibit re-pricing or backdating of equity awards.

•	LTI equity awards are granted based on a specific dollar amount, rather than a set number of shares.

•	Dividends accrue on our performance units and restricted stock units, or RSUs, but are paid only when and to the extent the underlying award is earned and vested.

•	We target compensation at the 50th percentile, or median, of our peer group for each element of compensation.

•	We do not provide tax gross-ups, except for business related payments such as reimbursement of certain moving and relocation expenses.

22       ï 2016 Proxy Statement

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

•

We do not have “single-trigger” equity vesting acceleration upon a change of control for RSUs or stock options, and our double-trigger cash severance is limited to a multiple of two times target annual cash compensation, without tax gross-ups.

•	We do not have any defined benefit pension or supplemental executive retirement plan benefits or “above-market” interest on deferred compensation.

Board Recommends a Vote “FOR” Our Executive Compensation

Our Board believes that our current executive compensation program aligns the interests of our executives with those of our stockholders and compensation outcomes are primarily based on the performance of our Company. We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company and are aligned with the creation of long-term stockholder value.

For the reasons discussed above, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and

Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

Although this vote is advisory and is not binding on the Board, our Compensation Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2017 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

  ï 2016 Proxy Statement    23

ITEM 4 — STOCKHOLDER PROPOSAL

Item 4

Stockholder Proposal

A stockholder and co-filers have informed the Company that they intend to present the proposal set forth below at our 2016 Annual Meeting of Stockholders, or Annual Meeting. If the stockholder (or its respective “qualified representative” as determined under our Amended and Restated Bylaws of Amgen Inc., or Bylaws) are present at the Annual Meeting and properly submit the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting.

In accordance with the Federal securities laws, the stockholder proposal and supporting statement is presented below as submitted by the stockholder and is quoted verbatim and is in italics. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

FOR THE REASONS STATED IN THE BOARD OF DIRECTOR’S, OR BOARD, RESPONSE, WHICH FOLLOWS THE STOCKHOLDER PROPOSAL, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

Stockholder Proposal

Francie Rutherford and Michael Burke Stansbury, each owner of a purported 50 shares of our Common Stock as of December 3, 2015, appointing Newground Social Investment, SPC as their representative, with an address of 10033 12th Avenue NW, Seattle, WA 98177, have notified us of their intention to submit the following proposal at our Annual Meeting. Walden Asset Management, owner of a purported 26,808 shares of our Common Stock as of December 3, 2015, and AJF Financial Services, Inc., on behalf of certain of their clients, have notified us that they are co-filing the proposal.

RESOLVED: Shareholders of Amgen, Inc. hereby request the Board to take or initiate the steps necessary to amend the Company’s governing documents to provide that all non-binding matters presented by shareholders shall be decided by a simple majority of the votes cast FOR and AGAINST an item. This policy shall apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

SUPPORTING STATEMENT:

A simple-majority voting formula includes FOR and AGAINST votes, but not abstentions.

Under management’s present system, on shareholder resolutions abstentions count as AGAINST votes. This disadvantages shareholders in three ways:

1.	Every abstention on a shareholder item is treated as an AGAINST vote.

Regardless of an abstaining voter’s intent, Amgen treats every abstention as if against shareholder items, while not counting them against management-sponsored Director elections.

2.	Counting abstentions suppresses outcomes.

By simple math, including abstentions in a formula depresses the vote result.

Counting abstentions against shareholder items is burdensome, yet Amgen does not place this same burden on management-sponsored Director elections.

Using different formulas boosts the appearance of support for management’s Director slate, while artificially depressing support for shareholder items.

3.	Counting abstentions distorts communication among shareholders and Amgen.

This distortion happens at the annual general meeting (“AGM”) of shareholders – the only time each year that owners can directly interact with Board or management.

Amgen’s voting policies create misimpressions that endure. Shareholders and the media may not be informed about voting practices at the AGM, so voting

24       ï 2016 Proxy Statement

ITEM 4 — STOCKHOLDER PROPOSAL

distortions are widely reported in the press and imprinted on the minds of shareholders and the public. These same distortions impact Board awareness of shareholder concern/interest.

Three facts:

•	A CalPERS study found that 48% of S&P 500 and Russell 1000 companies employ a simple-majority standard – showing this to be a mainstream practice.

•

Under this proposal, shareholders retain the right to ‘send a message’ with their abstention – in fact, message-sending may be more effective because Amgen will not use abstentions to depress reported outcomes on shareholder proposals.

•	Any suggestion that management- and shareholder-sponsored items are treated the same is false, because management-sponsored item No. 1 – Director elections – does not count abstentions.

Notable supporters of a simple-majority standard:

•   The US Securities and Exchange Commission (Staff Legal Bulletin No. 14, Question F.4.): “Only votes FOR and AGAINST a proposal are included in the calculation of the shareholder vote of that proposal. Abstentions … are not included in this calculation.”

• Institutional Shareholder Services (“ISS” – the nation’s leading proxy reporting service): “a simple majority of voting shares should be all that is necessary to effect change regarding a company and its governance provisions.”

• The Council of Institutional Investors (Governance Policy 3.7): “Uninstructed broker votes and abstentions should be counted only for purposes of a quorum.”

Vote to enhance shareholder value and good governance at Amgen: Item 4 – Simple Majority Vote.

~ ~ ~

Board Response to the Stockholder Proposal

The Board of Directors recommends a vote “AGAINST” the Stockholder Proposal for the following reasons:

Our Board of Directors has considered this proposal and has concluded that it is not in the best interests of the Company or its stockholders to adopt the proponent’s vote-counting methodology.

Our stockholder approval standard and vote counting methodology of including abstentions adheres to Delaware law. The Company is incorporated in the State of Delaware and, therefore, Delaware law governs the voting standards for action by the Company’s stockholders. The required vote for action by the Company’s stockholders follows the default approval standard for stockholder action under Delaware law. The Company’s Amended and Restated Bylaws provide that, except in the election of directors, as otherwise provided by the Company’s governing documents or required by applicable laws, rules and regulations, when a quorum is present, the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and entitled to vote is required to approve any matter brought before a stockholder meeting. We believe the majority of

Delaware corporations adhere to the same default voting standard.

Under Delaware law, abstentions are considered shares “entitled to vote.” Accordingly, in the vote tabulation for matters that require the affirmative vote of the majority of the shares present and entitled to vote, abstentions are not included in the numerator (because they are not affirmative votes), but are included in the denominator as shares entitled to vote. Therefore, abstentions under this standard have the same practical effect as a vote “against” a proposal.

Our vote counting methodology applies identically to management-sponsored proposals and stockholder proposals. In its supporting statement, the proponent focuses on the effect that counting abstentions has on stockholder proposals. As disclosed in this proxy statement, abstention votes are included in the vote count for each of the management-sponsored proposals and have the same practical effect as a vote against them. This vote count standard does not favor the management-sponsored proposals over the stockholder proposals. Both are treated equally. In contrast, the

  ï 2016 Proxy Statement    25

ITEM 4 — STOCKHOLDER PROPOSAL

proponent’s vote-counting methodology favors stockholder proposals over management-sponsored proposals.

Our Board of Directors believes that since stockholders are made aware of the treatment and effect of abstentions, counting abstention votes effectively honors the intent of our stockholders. Stockholders typically have three voting choices for a particular proposal: for; against; and abstain. In the proxy statement for each annual meeting, the Company discloses the vote required to approve each proposal, and also describes how abstentions will be counted in the vote tabulation and the effect of abstentions on the outcome of a matter. The Company’s stockholders are informed that if they vote “abstain” on a proposal other than the election of directors, their vote will have the same practical effect as an “against” vote, and the Board believes that counting abstention votes effectively honors the intent of the Company’s stockholders. If a stockholder elects to abstain on a matter, the Board believes that the stockholder recognizes the impact of the vote and expects it to be included in the vote count.

Furthermore, the Board believes that abstentions serve a worthwhile purpose. The proponent of an item of business, be it management or a stockholder, bears the burden of persuading a majority of stockholders to affirmatively vote in favor of the item. Consistent with conversations we have had with some of our stockholders, the proponent’s own cited source recognizes the value of abstentions, noting, “that some institutional investors abstain on shareholder proposals when they wish to convey support for the general subject matter, but have reservations about the specific action requested.”(1) We therefore do not believe it would be in our stockholders’ best interest or effective corporate governance to disregard these views.

Our Board of Directors believes that lowering the approval standard for stockholder-sponsored proposals would be poor corporate governance. The proponent requests that abstentions be ignored for all stockholder-sponsored matters presented to the Company’s stockholders. Ignoring abstention votes would lower the approval standard and effectively make approval easier. Except with respect to the election of directors and matters that require, statutorily or otherwise, a different vote, the Board believes that a proposal—whether management-sponsored or stockholder-sponsored—should receive more “for” votes than the sum of “against” and “abstain” votes in order to constitute approval by the Company’s stockholders. Moreover, the proponent’s argument of using the Securities and Exchange Commission, or SEC, standard of excluding abstentions in vote tabulations is based on the SEC’s vote-counting rules for determining whether a stockholder may resubmit a proposal for inclusion in a company’s proxy statement. These rules do not govern whether a stockholder proposal has been approved by stockholders. It may be that in this limited context the SEC wished to set a lower bar to enable stockholders to more easily resubmit proposals. However, in other contexts, the SEC promotes voting standards similar to ours. For instance, the SEC expressly requires a form of proxy to include an abstention option with respect to the advisory vote on the frequency of advisory vote on executive compensation.

The Board believes that it would not be effective corporate governance or serve the best interests of the Company’s stockholders to take one voting standard that an organization applies to a specific context and adopt that standard to stockholder-sponsored matters. Further, we also note that based on our review of our prior annual meeting voting results, the counting of abstention votes as shares entitled to vote was not determinative of the outcome of any proposal submitted to our stockholders at any of our annual meetings in the past decade.

Faced with similar proposals in 2015, stockholders overwhelmingly did not support the adoption of the proposed vote counting methodology. In 2015, seven companies included a proposal related to a majority vote counting methodology from Investor Voice, Newground Social Investment or Equality Network Foundation in their 2015 annual meeting proxy statements. Each of those proposals received less than 10% support from stockholders. Additionally, Investor Voice and Walden Asset Management included a similar proposal in our 2015 annual meeting proxy statement which received very low support (approximately 5.8%) from our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

(1)	Vote Calculation Methodologies report dated September 17, 2013 prepared for CalPERS by GMI Ratings.

26       ï 2016 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 21, 2016 by: (i) each current director and nominee; (ii) our Named Executive Officers, or NEOs (as specified on page 42 and (iii) all of our current directors and executive officers as a group. There were 750,032,702 shares of our Common Stock outstanding as of March 21, 2016. None of our directors, nominees, NEOs or executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of Common Stock.

	Amgen Inc. Common Stock(1)(2)
Beneficial Owner	Total Common Stock Beneficially Owned	Shares Acquirable Within 60 Days	Percent of Total
Non-Employee Directors and Nominees
David Baltimore	47,350	20,000	*
Frank J. Biondi, Jr.	31,696	15,000	*
François de Carbonnel	18,014	5,000	*
Vance D. Coffman	48,156	15,000	*
Robert A. Eckert	20,435	20,000	*
Greg C. Garland	3,415	0	*
Fred Hassan	3,582	0	*
Rebecca M. Henderson	8,000	8,000	*
Frank C. Herringer(3)	42,722	15,000	*
Tyler Jacks	21,890	20,000	*
Judith C. Pelham	11,890	0	*
Ronald D. Sugar	30,000	30,000	*
R. Sanders Williams	1,500	0	*
Named Executive Officers
Robert A. Bradway	572,924	208,188	*
Anthony C. Hooper	198,357	3,178	*
David W. Meline	6,591	0	*
Sean E. Harper	115,959	40,178	*
Jonathan P. Graham	0	0	*
All current directors and executive officers as a group (23 individuals)(4)	1,522,232	466,792	*
*	Less than 1%.

(1)

Information in this table is based on our records and information provided by directors, NEOs, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, NEOs and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

  ï 2016 Proxy Statement    27

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

(2)

Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units, or RSUs, and related dividend equivalents (excluding fractional shares), where the shares are issuable as of March 21, 2016 or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of March 21, 2016 or within 60 days thereafter, as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person. Excludes vested RSUs, and related dividend equivalents, for which receipt has been deferred by certain of the non-employee directors to a date later than 60 days after March 21, 2016. Dividend equivalents credited on RSUs are deemed reinvested and are paid out with the vested RSUs in shares of our Common Stock. Excludes the number of shares the Company is required to withhold for taxes from each executive officers’ performance units earned for the 2013-2015 performance period, as such amounts were not available as of the date this proxy statement went to print.

Name	RSUs and Dividend Equivalents Included	Stock Options Included	RSUs and Dividend Equivalents Excluded
David Baltimore	0	20,000	0
Frank J. Biondi, Jr.	0	15,000	16,955
François de Carbonnel	0	5,000	2,173
Vance D. Coffman	0	15,000	8,606
Robert A. Eckert	0	20,000	5,041
Greg C. Garland	0	0	0
Fred Hassan	0	0	0
Rebecca M. Henderson	0	8,000	8,892
Frank C. Herringer	0	15,000	18,419
Tyler Jacks	0	20,000	3,086
Judith C. Pelham	0	0	0
Ronald D. Sugar	0	30,000	8,522
R. Sanders Williams	0	0	0
Robert A. Bradway	7,688	200,500	0
Anthony C. Hooper	3,178	0	0
David W. Meline	0	0	0
Sean E. Harper	3,178	37,000	0
Jonathan P. Graham	0	0	0
(3)	Includes 17,152 shares held by family trusts.

(4)

Includes 334,751 shares (excluding fractional shares) held by the five executive officers who are not NEOs and who have a right to acquire such shares upon the vesting of RSUs that have not been deferred to a date later than 60 days after March 21, 2016 or upon exercise of vested stock options as of March 21, 2016 or within 60 days thereafter. All current directors and executive officers as a group have the right to acquire a total of 19,117 shares upon vesting of RSUs, and related dividend equivalents, where the shares are issuable as of March 21, 2016 or within 60 days thereafter and 447,675 shares upon exercise of stock options that are vested as of March 21, 2016 or within 60 days thereafter.

28       ï 2016 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than 5% of our Common Stock as of December 31, 2015, except as noted, based on a review of publicly available statements of beneficial ownership filed with the Securities and Exchange Commission, or SEC, on Schedules 13D and 13G through March 21, 2016.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	91,961,008	12.26%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	50,675,509	6.76%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	44,916,785	5.99%
(1)

The “Percent of Total” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 21, 2016 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)

The amounts shown and the following information was provided by Capital Research Global Investors pursuant to a Schedule 13G/A filed with the SEC on February 16, 2016. Capital Research Global Investors reports that it has sole voting and dispositive power over all 91,961,008 shares.

(3)

The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G/A filed with the SEC on February 10, 2016. BlackRock, Inc. reports that it has sole voting power over 43,914,119 of these shares and sole dispositive power over 50,652,713 shares.

(4)

The amounts shown and the following information was provided by The Vanguard Group pursuant to a Schedule 13G/A filed with the SEC on February 10, 2016. The Vanguard Group reports that it has sole voting power over 1,410,260 of these shares and sole dispositive power over 43,422,249 shares.

  ï 2016 Proxy Statement    29

CORPORATE GOVERNANCE

Corporate Governance

Board of Directors Corporate Governance Highlights

Our Board of Directors, or Board, is governed by our Amgen Board of Directors Corporate Governance Principles, or Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Principles may be found on our website at www.amgen.com and are available in print upon written request to the Company’s Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799. The Board’s corporate governance practices include the following:

•

Proxy Access. We adopted Amended and Restated Bylaws of Amgen Inc., or Bylaws, to implement proxy access for director nominations. Eligible stockholders with an ownership threshold of 3% who have held their shares for at least 3 years and who otherwise meet the requirements set forth in our Bylaws may have their nominees consisting of the greater of 20% or two nominees of our Board included in our proxy materials. Up to 20 eligible stockholders may group together to reach the 3% ownership threshold. In the course of designing our proxy access provisions, we carefully considered each element in the interest of our stockholders as a whole, including that the number of stockholders who may group together (20) would afford those stockholders likely to utilize proxy access with the opportunity to do so.

•

Lead Independent Director. The independent members of the Board elect a lead independent director on an annual basis. The lead independent director has specific responsibilities and authorities as discussed below. Vance D. Coffman will serve as the lead independent director until his retirement from the Board at the 2016 Annual Meeting of Stockholders, or Annual Meeting. The independent members of the Board have elected Robert A. Eckert as our new lead independent director effective following the Annual Meeting, subject to his re-election to the Board by our stockholders at the Annual Meeting.

•	Regular Executive Sessions of Independent Directors. Our independent directors meet privately on a regular basis. Our lead independent director presides at such meetings.

•

Majority Approval Required for Director Elections. If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation policy as provided in our Bylaws.

•

Board Access to Management. We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results. The Corporate Responsibility and Compliance Committee, or Compliance Committee, members also have regular meetings in executive session with our Chief Compliance Officer, and the Audit Committee members have regular meetings in executive session with our internal auditors and separate meetings in executive session with our head of Corporate Audit.

•

Board Authority to Retain Outside Advisors. Our Board committees have the authority to retain outside advisors. The Audit Committee has the sole authority to appoint, compensate, retain and oversee the independent registered public accountants. The Compensation and Management Development Committee, or Compensation Committee, has the sole authority to appoint, compensate, retain and oversee compensation advisors for senior management compensation review. The Governance and Nominating Committee, or Governance Committee, has the sole authority to appoint, retain and replace search firms to identify director candidates and compensation advisors for our directors’ compensation review.

•

Director Limitation on Number of Boards. A director who is currently serving as our Chief Executive Officer, or CEO, should not serve on more than two outside public company boards. No director should serve on more than five outside public company boards.

30       ï 2016 Proxy Statement

CORPORATE GOVERNANCE

•	Director Tenure. Our average Board tenure of ~7.7 years is substantially less than the average board tenure of the companies in the Standard & Poor’s 500 Index.

•

Director Retirement Age. The Board has established a retirement age of 72. A director is expected to retire from the Board on the day of the annual meeting of stockholders following his or her 72nd birthday. After due consideration, the Board has waived the retirement age with respect to David Baltimore based on its determination that it would be beneficial to have Dr. Baltimore continue to serve as a director due to his unique scientific knowledge and deep understanding of the research and development activities and operations of the Company. The Board has waived the retirement age with respect to Frank C. Herringer based on its determination that it would be beneficial to have Mr. Herringer continue to serve as a director due to his financial acumen and Company knowledge and experience.

•

Director Changes in Circumstances Evaluated. If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the chairman of the Governance Committee. The Governance Committee determines whether to accept the resignation based on what it believes to be in the best interests of the Company and our stockholders.

•

Director Outside Relationships Require Pre-Approval. Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

•

Director Conflicts of Interest. If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board, or Chairman, or the chairman of the Governance Committee. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

•

Regular Board and Committee Evaluations. The Board and the Audit, Compensation, Compliance and Governance Committees each have an annual evaluation process which focuses on their role and effectiveness, as well as fulfillment of their fiduciary duties. In 2015, the evaluations were each completed anonymously to encourage candid feedback. The Board completed its evaluation in December 2015, while the Audit, Compensation, Compliance and Governance Committees each completed its assessment in October 2015 for further evaluation by the Governance Committee in December 2015. The results of the committee evaluations are reported to and reviewed by the full Board. Each committee and the Board was satisfied with its performance and each was considered to be operating effectively, with appropriate balance among governance, oversight, strategic and operational matters.

•

Solicitation of Stockholder Perspectives. The Board believes that engagement with stockholders is the source of valuable information and perspectives on the Company. The Board has requested that management solicit input from investors on behalf of the Board and the lead independent director may also meet directly with stockholders when appropriate. We provide more information regarding the stockholder engagement program on page 45.

Director Qualifications and Review of Board Diversity

Our Governance Committee is responsible for determining Board membership qualifications and for selecting, evaluating and recommending to the Board nominees for annual election to the Board and to fill vacancies as they arise. The Governance Committee reviews, periodically with the Board, the composition and size of the Board, each committee’s performance and makes recommendations, as necessary, so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity advisable for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

The Governance Committee maintains guidelines for selecting nominees to serve on the Board and for considering stockholder recommendations for nominees. The Amgen Inc.

  ï 2016 Proxy Statement    31

CORPORATE GOVERNANCE

Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix A. Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, the ability to comply with the Amgen Board of

Directors Code of Conduct and a demonstrated ability to think independently and work collaboratively. In addition, although the Governance Committee does not maintain a diversity policy, the Governance Committee considers diversity in its determinations. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience and scientific and academic expertise, geography and personal backgrounds.

Leadership Structure

Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. The Board has currently determined that it is in the best interests of the Company and our stockholders to have Robert A. Bradway, our CEO and President, serve as Chairman, coupled with an active lead independent director. As such, Mr. Bradway holds the position of Chairman, CEO and President, and Dr. Coffman will serve as the lead independent director until his retirement from the Board at the Annual Meeting. Subject to his re-election at the Annual Meeting, Mr. Eckert has been elected by the independent directors to succeed Dr. Coffman as the lead independent director effective following the Annual Meeting.

Corporate Governance Structure. The Board believes our corporate governance structure, with its strong emphasis on Board independence, an active lead independent director and strong Board and committee involvement, provides sound and robust oversight of management.

Director Independence. At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations regarding director independence to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence. 12 out of the 13 director nominees (approximately 92%) are independent as defined by The NASDAQ Stock Market, or NASDAQ, listing standards and the requirements of the Securities and Exchange Commission, or SEC, with the exception being Mr. Bradway. All of our directors are elected annually.

Lead Independent Director. The lead independent director is elected by the independent members of the Board on an annual basis. Dr. Coffman has been elected as the lead independent director since January 1, 2013 and he will serve as such until his retirement from the Board at the Annual Meeting. The independent members of the Board have elected Mr. Eckert as our new lead independent director effective following the Annual Meeting, subject to his re-election to the Board by our stockholders at the Annual Meeting.

In such position, the lead independent director serves as a means for regular communication between the independent directors and Mr. Bradway, keeping Mr. Bradway apprised of any concerns, issues or determinations made during the independent sessions, and consults with Mr. Bradway on other matters pertinent to the Company and the Board. The lead independent director’s additional responsibilities include:

•	Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serving as a liaison between the Chairman and the independent directors;

•	Previewing the information to be provided to the Board;

•	Approving meeting agendas for the Board;

•	Assuring that there is sufficient time for discussion of all meeting agenda items;

•	Organizing and leading the Board’s evaluation of the CEO;

•	Being responsible for leading the Board’s annual self-assessment;

32       ï 2016 Proxy Statement

CORPORATE GOVERNANCE

•	Having the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensuring that he/she is available for consultation and direct communication.

Key Committees Composed of Independent Directors. The Audit, Compensation, Compliance and Governance Committees are each composed solely of independent directors and provide independent oversight of management. In addition, the Audit, Compensation and Compliance Committees meet in executive session on a regular basis with no members of management present (unless otherwise requested by the committee). Each of our committees effectively manages its Board-delegated duties and communicates regularly with the Chairman and members of management. In addition, the Compensation Committee has an effective process for monitoring and evaluating Mr. Bradway’s compensation and performance. Each committee chair provides a report on committee meetings held to the full Board at each regular meeting of the Board.

Independent Directors Sessions. On a regular basis, the independent directors meet in an executive session without Mr. Bradway to review Company performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items. These independent sessions are organized and chaired by our lead independent director.

Annual Assessment. As part of the Board’s annual self-evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders.

Benefits of Combined Leadership Structure. The Board believes that the Company and our stockholders have been best served by having Mr. Bradway in the role of Chairman and CEO for the following reasons:

•

Mr. Bradway is most familiar with our business and the unique challenges we face. Mr. Bradway’s day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters.

•

Mr. Bradway has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Bradway’s knowledge and extensive experience regarding our operations and the highly-regulated industries and markets in which we compete position him to identify and prioritize matters for Board review and deliberation.

•

As Chairman and CEO, Mr. Bradway serves as an important bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. The Board believes that Mr. Bradway brings a unique, stockholder-focused insight to assist the Company to most effectively execute its strategy and business plans to maximize stockholder value.

•

The strength and effectiveness of the communications between Mr. Bradway as our Chairman and Dr. Coffman as our lead independent director result in effective Board oversight of the issues, plans and prospects of our Company.

•

This leadership structure provides the Board with more complete and timely information about the Company, a unified structure and consistent leadership direction internally and externally and provides a collaborative and collegial environment for Board decision making.

Flexibility of the Leadership Structure. The Board is committed to high standards of corporate governance. The Board values its flexibility to select, from time to time, a leadership structure that is most able to serve the Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board regularly evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders. The Board believes that a policy limiting its flexibility to choose, consistent with its fiduciary duties, a leadership structure that will enable the Company to most effectively execute its strategy and business plans to maximize stockholder value would be detrimental to the Company and our stockholders.

The Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including strategic objectives to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks. We believe

  ï 2016 Proxy Statement    33

CORPORATE GOVERNANCE

that the risk management areas that are fundamental to the success of our annual and strategic plans include the areas of product development, safety, supply, quality, value and access, sales and promotion and corporate development, as well as protecting our assets (financial, intellectual property and information), all of which are managed cross-functionally by senior executive management reporting directly to our CEO.

We have implemented an Enterprise Risk Management, or ERM, program, which is a Company-wide effort to identify, assess, manage, report and monitor enterprise risks and risk areas that may affect our ability to achieve the Company’s objectives. The ERM program involves our Board, our management and other personnel and is overseen by one of our senior executive officers. Enterprise risks are identified and managed by management and the business functions and, as discussed below, are overseen by the Board or the appropriate Board committee.

The Board discusses enterprise risks with our senior management on a regular basis, including as a part of its annual strategic planning process, annual budget review and approval, capital plan review and approval and through reviews of compliance issues in the applicable committees of our Board, as appropriate. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	•	Oversees financial risk, such as capital risk, financial compliance risk and internal controls over financial reporting.
Corporate Responsibility and Compliance Committee	•

Oversees non-financial compliance risk, such as regulatory risks (including the compliance risks associated with the requirements of the Federal health care program, Food and Drug Administration and Corporate Integrity Agreement). Oversees staff member compliance with the Code of Conduct.

Compensation and Management Development Committee	•

Evaluates whether the right management talent is in place. Oversees our compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Governance and Nominating Committee	•	Oversees the assessment of each member of the Board’s independence, as well as the effectiveness of our Corporate Governance Principles and Board of Directors’ Code of Conduct.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees set forth above, which reports may provide additional detail on risk management issues and management’s response.

Compensation Risk Management

On an annual basis, management, working with the Compensation Committee’s independent compensation consultant, conducts an assessment of the Company’s compensation policies and practices for all staff members generally, and for our staff members who participate in our sales incentive compensation program, for material risk to the Company. The results of this assessment are reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and Company-wide goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on us.

In evaluating our compensation policies and practices, a number of factors were identified which the Company, the

34       ï 2016 Proxy Statement

CORPORATE GOVERNANCE

Compensation Committee and its independent consultant believe discourage excessive risk-taking, including the factors described below:

•

Our compensation programs consist of a mix of incentives that are tied to varying performance periods and are designed to balance our need to drive our current performance with the need to position the Company for longer-term success.

•

Of this mix of incentives, Company-wide results are the most important factor in determining the amount of an incentive award for each of our staff members. Additionally, we cap short-term incentives and make long-term incentive, or LTI, equity awards a component of compensation for nearly all of our full-time staff members. In particular, the CEO and the other executive officers participate in compensation plans that are designed so that the largest component of their compensation is in the form of LTI equity awards to ensure that a significant portion of their compensation is associated with long-term, rather than short-term, outcomes, which aligns these individuals’ interests with our stockholders.

•

We employ strong practices with respect to equity awards: we do not award mega-grants, discounted stock options or immediately vested stock options to staff members; we have grant guidelines that generally limit the grant date for our equity grants to the third business day after our announcement of quarterly earnings.

•	We have robust stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Common Stock.
•

Our Company values and leadership behaviors are an integral part of the performance assessments of our staff members and are particularly emphasized in our assessment tools at higher positions. These evaluations serve as an important information tool and basis for compensation decisions.

•	The Compensation Committee retains full discretion to reduce or eliminate annual cash incentive awards to our executive officers and can and has modified awards downwards.

•

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

•

We have recoupment provisions that expressly allow the Compensation Committee or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award.

•	Our Insider Trading Policy prohibits pledging of our Common Stock and hedging the economic risk of our Common Stock.

Codes of Ethics and Business Conduct

Our Board has adopted two codes of business conduct and ethics, one that applies to our directors and the second which applies to all of our staff members, including our executive officers. We also have a Code of Ethics for senior financial officers. To view our codes of business conduct, please visit our website at www.amgen.com. We intend to disclose any future amendments to certain provisions of our codes of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. There were no waivers of any of the codes of business conduct or the codes of ethics in 2015.

  ï 2016 Proxy Statement    35

CORPORATE GOVERNANCE

Director Independence

At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of NASDAQ and the requirements of the SEC. Mr. Bradway is not independent based on his service as our CEO and President. Mr. Bradway is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. All of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the business transactions, donations or grants involved an amount that (i) exceeded the greater of 5% of the recipient entity’s revenues or $200,000 with respect to transactions where a director or any member of his or her immediate family or spouse served in any capacity other than as a director of a publicly held-corporation or (ii) exceeded $10,000 with respect to professional or consulting services provided by entities at which our directors serve as professors or employees. The following types and categories of transactions, relationships and arrangements were considered by our Board in making its independence determinations:

•	Each of our independent directors (or their immediate family members), currently serves or has previously served within the last three years as a professor, trustee,

director, or member of a board, council or committee for one or more colleges, universities or non-profit, charitable organizations, including research or scientific institutions, to which The Amgen Foundation, Inc. has made matching donations under our Amgen matching gift program that is available to all of our employees and directors, or has made grants.

•

Each of our independent directors (or their immediate family members), other than Judith C. Pelham, currently serves or has previously served within the last three years as a member of the board of directors or the board of trustees or an advisory board for an entity with which Amgen has business transactions or to which Amgen makes donations or grants. The business transactions include, among other things, purchasing supplies, equipment and software licenses, repair and maintenance fees, healthcare sponsorships and programs, utilities, clinical trials, research and development expenses, executive education, conferences and limited consulting services.

•

Drs. Baltimore, Rebecca M. Henderson, Tyler Jacks and R. Sanders Williams currently serve as professors for universities to which Amgen has made payments for certain business transactions such as symposiums, conferences, clinical trials, training and research and development expenses, software licenses and maintenance fees, as well as for grants.

None of our directors directly or indirectly provides any professional or consulting services to us and none of our directors currently has or has had any direct or indirect material interest in any of the above transactions and arrangements. The Board determined that these transactions and arrangements did not warrant a determination that the director was not independent.

Board Meetings

The Board held six meetings in 2015 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. Fred Hassan was appointed to the Board in July 2015 and attended all meetings of the Board and committees on which he served in

2015 after the date of his appointment. The independent directors meet in executive session without management, including Mr. Bradway, present at all regularly scheduled meetings of the Board. Dr. Coffman, our lead independent director, presided at such meetings. We and the Board

36       ï 2016 Proxy Statement

CORPORATE GOVERNANCE

expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the then-current members of the Board, except for Ronald D. Sugar, were present at our 2015 annual meeting of stockholders.

Board Committees and Charters

The Board has six standing committees: Audit Committee; Compensation Committee; Compliance Committee; Equity Award Committee; Executive Committee and Governance Committee. The Board maintains charters for each of these standing committees. In addition, the Board has adopted a written set of Corporate Governance Principles and a Board of Directors’ code of conduct that generally formalize practices we have in place. To view the charters of our standing Board committees, our Corporate Governance Principles and the Board of Directors’ code of conduct, please visit our website at www.amgen.com.

Audit Committee

The Audit Committee met nine times in 2015. Throughout 2015 and currently, Frank J. Biondi, Jr. serves as chairman and Ms. Pelham, Dr. Baltimore, François de Carbonnel, Mr. Eckert and Greg C. Garland serve as members of the Audit Committee, with Mr. Hassan joining the Audit Committee effective July 28, 2015. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC regarding audit committee membership. The Board has also determined that Messrs. Biondi, de Carbonnel, Eckert, Garland, and Hassan are each an “audit committee financial expert” as defined by SEC rules.

The Audit Committee has sole authority for the appointment, compensation, retention and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation Committee met five times in 2015. Throughout 2015 and currently, Mr. Herringer serves as chairman and Ms. Pelham, Mr. Biondi and Dr. Coffman serve as members of the Compensation Committee, with Mr. Hassan joining the Compensation Committee effective July 28, 2015. Each member of the Compensation Committee has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Compensation Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s compensation plans, policies and programs, especially those regarding executive compensation. The Compensation Committee is responsible for designing the Company’s compensation programs that encourage high performance, promote accountability and adherence to Company values and the staff member code of conduct and to align with the interests of the Company’s stockholders. The Compensation Committee is responsible for ensuring that the executive management development processes attract, develop and retain talented leadership to serve the long-term best interests of the Company.

The Compensation Committee has authority for overseeing the Board’s relationship with stockholders on executive compensation matters, including stockholder outreach efforts, stockholder proposals, advisory votes, communications with proxy advisory firms and related matters.

  ï 2016 Proxy Statement    37

CORPORATE GOVERNANCE

The processes and procedures of the Compensation Committee for considering and determining compensation for 2015 for our executive officers were as follows:

•

With respect to our CEO, by the first calendar quarter of each year, the Compensation Committee reviews and approves Company performance goals and objectives for the current year and evaluates the CEO’s performance in light of the Company performance goals and objectives established for the prior year. The Compensation Committee evaluates the performance of the CEO within the context of the financial and operational performance of the Company, considers competitive market data and establishes the CEO’s compensation based on this evaluation. The values of each component of total compensation (base salary, target annual cash incentive awards and equity awards) for the current year, as well as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year) are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

During 2015, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or Cook & Co. or the consultant, an independent compensation consultant, to provide advice regarding executive compensation and executive compensation trends and developments, compensation designs and equity compensation practices, market data as requested, and opinions on the appropriateness and competitiveness of our executive compensation programs relative to market practice. Cook & Co. reported directly to the Compensation Committee and attended regularly scheduled meetings of the Compensation Committee (including meeting in executive session with the Compensation Committee, as requested). In cooperation with management, Cook & Co. assesses the potential risks arising from our compensation policies and practices. Management interacts with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, coordinates payment to the consultant out of the Board’s budget, notifies the consultant of upcoming agenda items and makes the consultant aware of regular or special meetings of the Compensation Committee.

•

In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. Our Compensation Committee considers and selects an appropriate peer group (consisting of biotechnology and pharmaceutical companies), based in part on the recommendations of Cook & Co., and, for each Named Executive Officer, or NEO, the Compensation Committee reviews the compensation levels and practices of our peer group, which for our NEOs, other than the CEO, is based on reports prepared by management from information contained in compensation surveys and proxy statements. Cook & Co. provides the Compensation Committee with market data, the practices of our peer group and recommendations for the CEO position.

•

Our Compensation Committee determines compensation for the executive officers (other than the CEO) based, in part, on the recommendations of our CEO regarding base salary, annual cash incentive awards and equity awards. In determining his compensation recommendations for each NEO, our CEO reviews comparative peer group data. The Compensation Committee has typically followed these recommendations.

•	The Compensation Committee generally holds executive sessions (with no members of management present, unless requested by the Compensation Committee) at its regular meetings.

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2015.

Each year the Compensation Committee reviews the independence of Cook & Co. and whether any conflicts of interest exist. In performing its analysis, the Compensation Committee considers the factors set forth in the SEC rules and the NASDAQ listing standards. After review and consultation with Cook & Co., the Compensation Committee has determined that Cook & Co. is independent and there is no conflict of interest resulting from retaining Cook & Co. currently or during the year ended December 31, 2015.

Equity Award Committee

The Equity Award Committee met four times in 2015. Throughout 2015 and currently, Mr. Herringer serves as

38       ï 2016 Proxy Statement

CORPORATE GOVERNANCE

chairman and Dr. Coffman and Mr. Bradway serve as members of the Equity Award Committee. Our Board has delegated to the Equity Award Committee the responsibility for determining annual equity-based awards to vice presidents and below who are not Section 16 officers and authority to make equity-based awards from time to time to such eligible staff members for purposes of compensation, retention, promotion and upon commencement of their employment consistent with the equity grant guidelines established by the Compensation Committee. In addition, the Equity Award Committee presents a report to the Compensation Committee detailing the equity-based awards made by the Equity Award Committee at least twice per year.

Governance and Nominating Committee

The Governance Committee met five times in 2015. Throughout 2015 and currently, Dr. Coffman serves as chairman and Drs. Baltimore, Henderson, Jacks, Sugar and Williams, and Messrs. de Carbonnel, Garland and Herringer serve as members of the Governance Committee. Dr. Coffman is retiring from our Board effective as of the Annual Meeting, and Mr. Garland has been appointed by the Board to serve as the chairman of the Governance Committee after the Annual Meeting, subject to his re-election to the Board by stockholders at the Annual Meeting. Each of the members of the Governance Committee has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Governance Committee is responsible for developing and overseeing the Board’s Corporate Governance Principles and a code of conduct applicable to members of the Board and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board and its committees and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this proxy statement as Appendix A. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “Communication with the Board” below. See “OTHER MATTERS—Stockholder Proposals for 2017 Annual Meeting” for a description of the information that a stockholder proposing to nominate a director for election must provide to the Company in their advance notice. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive officers and certain other officers.

The Governance Committee also oversees the corporate governance and Board membership matters of the Company. The Governance Committee identifies and recommends to the Board qualified individuals for Board and committee membership and considers and recommends to the Board nominees to stand for election at the annual meeting of stockholders and to fill vacancies as they arise as more fully described previously in “Director Qualifications and Review of Board Diversity.” Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has the authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee may determine to make recommendations to our Board regarding possible changes to director compensation.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation. In 2012, the Governance Committee retained Cook & Co. to advise on director compensation and determined to make a change to director compensation, the first increase to director cash compensation since 2003, effective January 1, 2013. No additional changes were made to director compensation in 2014 or 2015.

•	The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2015.

  ï 2016 Proxy Statement    39

CORPORATE GOVERNANCE

Corporate Responsibility and Compliance Committee

The Compliance Committee met five times in 2015. Throughout 2015 and currently, Dr. Sugar serves as chairman and Drs. Henderson, Jacks, and Williams and Mr. Eckert serve as members of the Compliance Committee.

The Compliance Committee is responsible for overseeing our compliance program and reviewing our programs in a number of areas governing ethical conduct including: (i) Federal health care program requirements; (ii) Food and Drug Administration requirements and other regulatory agency requirements, including good manufacturing, clinical and laboratory practices, drug safety and pharmacovigilance activities; (iii) interactions with members of the healthcare community; (iv) the Company’s Corporate Integrity Agreement; (v) environment, health and safety and (vi) human resources and government affairs. Additionally, the Compliance Committee receives regular updates on political, social and environmental trends, and public policy issues that may affect our business or public image, and reviews our environmental sustainability, political and philanthropic activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable laws and regulations. We have codes of conduct for our officers, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. To view the codes of conduct, please visit our website at www.amgen.com.

Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include developing policies and procedures, providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee did not meet in 2015. Throughout 2015 and currently, Mr. Bradway serves as chairman and Messrs. Biondi and Herringer and Drs. Coffman and Sugar serve as members of the Executive Committee. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters, including Board composition and compensation, changes to the Amgen Inc. Restated Certificate of Incorporation or any other matter expressly prohibited by law or the Amgen Inc. Restated Certificate of Incorporation.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the Governance Committee.

40       ï 2016 Proxy Statement

CORPORATE GOVERNANCE

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the

Compensation Discussion and Analysis be included in the Company’s 2016 Annual Meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee of the Board of Directors

Frank C. Herringer, Chairman

Frank J. Biondi, Jr.

Vance D. Coffman

Fred Hassan

Judith C. Pelham

  ï 2016 Proxy Statement    41

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs and practices, or compensation program, for our Named Executive Officers, or NEOs, and the positions they held in 2015:

Name	Role in 2015
Robert A. Bradway	Chairman of the Board, Chief Executive Officer and President

Anthony C. Hooper	Executive Vice President, Global Commercial Operations

David W. Meline	Executive Vice President and Chief Financial Officer

Sean E. Harper	Executive Vice President, Research and Development

Jonathan P. Graham	Senior Vice President, General Counsel and Secretary(1)

(1)	Mr. Graham commenced employment with the Company on July 13, 2015.

Selected 2015 Business Highlights and Pay for Performance

A significant majority of each NEO’s compensation is dependent on our performance and execution of our strategic priorities. In 2015, we delivered strong financial results while achieving an unprecedented number of product launches.

Our annual cash incentive award program compensation is tied directly to our performance based on pre-established financial and operating performance goals.

Revenues increased 8% to $21.7 billion and adjusted

net income grew

19% to $8 billion(2) in 2015

–

Under our annual cash incentive award program, these pre-established financial performance objectives are weighted 60% in the aggregate and our strong operating performance resulted in above-target performance, with revenues and adjusted net income performing at 135.1% and 218.3% of target performance, respectively.

➢	Our adjusted operating margin improved by four percentage points to 48%(2) in 2015.

➢	In 2015, free cash flow was $8.5 billion compared to $7.8 billion in 2014, driven by higher revenues and higher operating income.

•	We executed on an unprecedented number of product launches and successfully introduced differentiating delivery systems.

2015 was an exceptional year for Amgen as we launched six innovative products in the oncology and cardiovascular disease therapeutic areas.

Executed on 6

innovative launches

Oncology	Cardiovascular
• Kyprolis®	• Repatha®
• BLINCYTO®	• Corlanor®
• IMLYGIC™
• Neulasta® Onpro™ Kit

We expect Kyprolis® and Repatha® to be significant opportunities for the Company and see these products as

(2)	Adjusted net income and adjusted operating margin are reported and reconciled in our Form 8-K dated as of January 28, 2016.

42       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

examples of innovative medicines that address unmet

needs by providing meaningful clinical benefits and demonstrable value propositions for patients and providers.

We continued to innovate with patient and provider-friendly delivery systems to differentiate our products. The success of our launch in the first quarter of 2015 of the Neulasta® Onpro™ kit is evidenced by it representing 24% of our U.S. Neulasta® business in the fourth quarter of 2015. We also submitted applications to regulators, including the U.S. Food and Drug Administration and the European Medicines Agency, for a single-dosing option for the monthly administration of Repatha®.

–

Under our annual cash incentive award program, “Execute New Product/Delivery System Launches” was weighted 10%, and we achieved 77.5% of target performance on our new product and delivery system launches.

•	We significantly advanced our late-stage pipeline.

Our late-stage pipeline continued to advance with the recent regulatory submissions for Parsabiv™, positive phase 3 data for romosozumab (in collaboration with UCB), phase 2 data for AMG 334 (in collaboration with Novartis AG), and phase 2b data for omecamtiv mecarbil (in collaboration with Cytokinetics, Inc.). In 2015, we also continued to advance our biosimilar program, including the filing for global regulatory approval for ABP 501 biosimilar adalimumab (Humira®) and positive phase 3 data for ABP 215 biosimilar bevacizumab (Avastin®).

–	Under our annual cash incentive award program, “Progress Innovative Pipeline” was weighted 30% and we achieved a weighted score of 62.3%.

➢	“Execute Key Clinical Studies and Regulatory Filings” was weighted 20% and we achieved 199% of target performance.

➢	“Advance Early Pipeline” was weighted 10% and we achieved 225% of target performance.

Based on our strong performance in 2015 compared to these pre-established performance goals, payout under our annual cash incentive award program was 176.1% of target bonus opportunity.

•	We made significant progress on the transformation of our business.

We continued to execute on the transformation and process improvement efforts announced in 2014. As part of these efforts, we committed to a more focused operating model. Our transformation and process improvement efforts across the Company have enabled us to reallocate resources to fund many of our innovative pipeline and growth opportunities to deliver value to patients and stockholders.

–

For the second year in a row, our NEOs did not receive base salary increases. This is consistent with the Compensation and Management Development Committee’s, or Compensation Committee, determination that base salaries for executive staff members would not be increased in recognition of our on-going transformation activities.

➢	In 2015, we reduced gross costs by approximately $700 million, the majority of which was re-invested in our product launches.

•	We invested for long-term growth while returning substantial capital to our stockholders.

Our strong cash flows and balance sheet allowed continued investment for long-term growth through internal research and development and external business development transactions, while simultaneously providing substantial returns to stockholders.

We returned $4.3 billion of capital to our stockholders in 2015 through the payment of dividends and stock repurchases.

$2.4 billion

in dividends in 2015

–	We returned a total of $2.4 billion of cash to our stockholders in the form of dividends, a 29% increase over 2014.

➢	We increased our dividend per share 30% over 2014 (to $0.79 per share for 2015).

➢	In December 2015, we declared a dividend of $1.00 per share for the first quarter of 2016, representing a 27% increase over the quarterly dividends paid in 2015.

  ï 2016 Proxy Statement    43

COMPENSATION DISCUSSION AND ANALYSIS

Total Dividend Growth of

182% (per share)

–

Since our first dividend in July 2011 through 2015, we have returned a total of $7.3 billion of cash to our stockholders through dividends over this period, achieving total dividend growth per share of 182%.

Annual Dividend Increases

† Represents annualized dividend

~12 million shares

repurchased in 2015 at an

aggregate cost of $1.9 billion

We repurchased ~12 million shares of our Common Stock during 2015 at an aggregate cost of $1.9 billion. As of December 31, 2015, $4.9 billion remained available under the Board-approved stock repurchase program.

Our long-term incentive, or LTI, equity award compensation is tied directly to our stock performance and aligns with the interests of our stockholders.

•	Our three-year total shareholder return, or TSR, significantly outperformed the TSRs of the Standard and Poor’s 500 Index, or S&P 500, for the same period.

Payout under our LTI performance award program for our 2013-2015 performance period at 150% reflects our three-year TSR performance at the 85.5 percentile relative to the TSRs of the companies in the S&P 500 for this performance period. 80% of our annual LTI equity award grants are performance-based and, as such, a significant portion of total compensation is tied to our stock price performance and value creation for our stockholders.

An investor who had invested in our Company Common Stock on January 1, 2013 would have earned a TSR of 97% as of December 31, 2015 versus 53% for the S&P 500 Index for the same period as depicted below.

44       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our 2015 Say on Pay Vote and Engagement With Our Stockholders

97% stockholder support

on our 2015 say on pay

In 2015, we received approximately 97% stockholder support on our say on pay advisory vote. We have engaged consistently in broad direct stockholder outreach over the past several years. These interactions have been valuable and informative and we will continue to engage with our stockholders to further enhance our understanding of the perspectives of our investors. Insights from investors are reported to the full Board. The compensation-related feedback from our stockholders is reviewed by our Compensation Committee, and we have made a number of compensation changes in response to past discussions with our stockholders. Governance-related feedback is reviewed by our Governance and Nominating Committee and has also been a source of governance changes, including our recent adoption of proxy access for director nominations.

Since our 2015 annual meeting of stockholders, we have engaged in outreach activities and discussions with stockholders comprising approximately 52% of our outstanding shares. Additionally, among our presentation activities to investors, Mr. Bradway was a keynote speaker and met with investors at the Council of Institutional Investors’ 2015 Fall Conference. In 2015, our predominant feedback from investors with respect to our compensation and governance practices was that they are satisfied with our compensation program and governance practices. While we are pleased with our say on pay results and stockholder feedback, we will continue to reach out to understand and address any concerns of our stockholders. Our stockholder outreach efforts will continue after the filing of this proxy statement, as well as through our executive compensation website (accessible at www.amgen.com/executivecompensation) initiated in 2008 that invites stockholders to provide feedback directly to the Compensation Committee regarding our executive compensation program.

  ï 2016 Proxy Statement    45

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Program Highlights and Objectives

Our compensation practices include three elements (LTI Equity Awards, Annual Cash Incentive Awards and Base Salaries) presented below in order of magnitude and degree of alignment with pay for performance.

For 2015, 89% of our CEO’s target direct compensation and 81% of target direct compensation of our other NEOs was “at risk.” The vast majority of this “at risk” compensation is based solely on our performance (approximately 74% for the CEO and approximately 68% for the other NEOs) and paid in the form of long-term performance units and annual cash incentive awards.

LTI Equity Awards (at risk and the largest component of compensation for our NEOs)

Purposes

• Provide a direct link to the creation of stockholder value and execution of our strategy. • Align NEOs’ interests with stockholders. • Foster long-term focus and retention.

•	Our equity award grants are primarily performance-based with 80% of LTI equity awards granted in the form of long-term performance units and the remaining 20% in restricted stock units, or RSUs.

46       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

Performance units are earned only if specified long-term performance goals are achieved. Our outstanding performance units are earned based on our relative TSR performance over a three-year performance period to align our payouts with the experience of our stockholders. Beginning with the 2013-2015 performance period of our performance award program, we measure our TSR compared with the TSRs of the companies in the S&P 500, a broad-based and realistic measure of our stockholders’ investment opportunities. Payouts under our outstanding performance units can range from 0 to 150% of the units granted based on our relative TSR performance. If, however, our absolute TSR is less than zero, the payout percentage shall not be greater than 100% to limit rewards in a performance period in which we perform in-line with, or better than, the S&P 500 companies, but investors do not recognize growth in their investment in our Company.

Our payout for the most recent 2013-2015 performance period was at 150% of target, or maximum payout, because our absolute TSR for this performance period (89.9%) resulted in our 85.5 percentile ranking, above the 75th percentile relative to the TSRs of the companies in the S&P 500 since the beginning of the performance period (January 28, 2013). (See “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards—Performance Units—Performance Award Program—Performance Units Earned for the 2013-2015 Performance Period.”)

Performance Period	Comparison Group	Absolute TSR	Amgen Percentile Ranking	Payout as a % of Target
2013-2015 performance period	S&P 500	89.9%	85.5%	150.0%
2012-2014 performance period	Peer Group	185.7%	n/a	150.0%
2011-2013 performance period	Peer Group	114.4%	n/a	122.7%

•

Our RSUs are designed to encourage retention and long-term value creation as they generally vest over four years, with no vesting in the first year and vesting in approximately three equal annual installments on the second, third and fourth anniversaries of the grant date.

Annual Cash Incentive Awards (at risk)

Our Compensation Committee annually approves Company performance goals for our Global Management Incentive Plan, or GMIP, designed to focus the Company’s staff on and reward performance against the results of such goals. Our Executive Incentive Plan, or EIP, establishes a maximum award possible for each participant and annual cash incentive awards are generally made to our NEOs under the EIP based on the Company’s performance against pre-established GMIP Company performance goals. Each year, the GMIP Company performance goals are established to focus on our financial performance, operational objectives and specific priorities to drive annual performance and position us to execute on our longer-term strategy.

Purposes

•	Measure NEOs’ performance against pre-established GMIP Company performance goals.
•	Align all staff members around the same GMIP Company performance goals as all such annual cash incentive awards are based on these goals.
•	Motivate NEOs to meet or exceed our annual GMIP Company performance goals to drive annual performance and position us for longer-term success.

  ï 2016 Proxy Statement    47

COMPENSATION DISCUSSION AND ANALYSIS

•

Our annual cash incentive awards are earned based on achieving our financial growth and operational objectives that drive near- and long-term growth and stockholder value. In 2015, we established annual cash incentive awards based on our performance against our pre-established GMIP Company performance goals of revenues (30%), adjusted net income (30%), and a number of operational measures supporting “Execute New Product/Delivery System Launches” (10%) and “Progress Innovative Pipeline” (30%) (comprises “Execute Key Clinical Studies and Regulatory Filings” (20%) and “Advance Early Pipeline” (10%)). Based on our strong performance in 2015 compared to these pre-established GMIP Company performance goals, we paid annual cash incentive awards at 176.1% of target bonus opportunity.

•

In 2015, we increased our CEO’s target annual cash incentive award opportunity from 130% to 140% of base salary, as Mr. Bradway’s 2014 target total annual cash compensation approximated the 25th percentile, and the Compensation Committee wanted Mr. Bradway’s target total annual cash compensation to more closely approximate the 2014 Market Median (as described under “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data” below) for target total annual cash and to have a greater percentage of compensation at risk based on our objective performance.

Base Salaries (the smallest component of compensation for our NEOs)

Purposes
• •	Provide a degree of financial certainty and stability that helps us retain talent. Recognize competitive market conditions and/or rewards individual performance through periodic increases.

As discussed as part of the transformation of our business, there were no base salary increases for our NEOs for 2015. The base salary of our CEO is at the 25th percentile of 2014 Market Median, and for our NEOs below the 2014 Market Median, on average, for these positions.

The preceding pie charts are calculated using (i) the “Salary” column from the “Summary Compensation Table” in our Executive Compensation Tables, (ii) the target annual cash incentive award in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Target” column in the table in footnote 2 to the “Grants of Plan-Based Awards” table in our Executive Compensation Tables and (iii) the grant date fair value of annual grants of performance units and RSUs in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table in our Executive Compensation Tables. Mr. Graham is not included in the pie charts because Mr. Graham commenced employment with our Company on July 13, 2015.

Our compensation practices are designed to be competitive and balanced.

•	We target compensation at the 50th percentile, or median, of our peer group for all elements of compensation.

•

We target the 50th percentile of our peer group for our LTI equity award budget generally by job level. We are mindful of stockholder dilution and the potential dilutive effect is considered against our peer group levels. We provide broad-based grants to nearly all of our full-time staff members and our Board of Directors, or Board. The rates at which we grant LTI equity awards and the resulting potential dilutive effect are consistent with our peer group and have decreased over the last five years.

•

We have objective criteria for selection of our peer group and review our peer group annually. We draw our peers from biotechnology and pharmaceutical companies as we believe they are our direct competitors for executive talent and have comparable enterprise requirements and complexity.

48       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

We Maintain Other Compensation and Governance Best Practices

Clawback	•

We have a clawback policy that requires our Board to consider the recapture of past cash or LTI equity award payouts to our NEOs if the amounts were determined based on financial results that are later restated and the NEOs’ misconduct is determined by the Board to have caused the restatement.

Recoupment Provisions	•

Our incentive compensation plans contain recoupment provisions applicable to all staff members that expressly allow the Compensation Committee to determine that annual cash incentive awards are not earned fully or in part where such employee has engaged in misconduct that causes serious financial or reputational damage to the Company.

Equity Practices	•	We have robust stock ownership guidelines, with a six times base salary ownership requirement for our CEO.

•

Officers are required to retain shares of our Common Stock acquired through the vesting of RSUs, the payout of performance units, or the exercise of stock options until they have reached the required stock ownership level.

•

Our equity incentive plan provides that our equity awards are subject to a minimum vesting period of no less than one year and our grants generally vest over four years, with no vesting in the first year and vesting in approximately three equal annual installments on the second, third and fourth anniversaries of the grant date.

•

With respect to our Common Stock, our staff members and Board are prohibited from engaging in short sales, purchasing Common Stock on margin, pledging Common Stock, or entering into any hedging, derivative or similar transactions.

	•	We have strong LTI equity award plans and policies that prohibit re-pricing or backdating of equity awards.

•

LTI equity awards are granted based on a specific dollar amount, rather than a set number of shares, to avoid the impact of fluctuations in the stock price between the date the Compensation Committee determines the grant amount and the actual grant date.

	•	Dividends accrue on our performance units and RSUs, but are paid only when and to the extent the underlying award is earned and vested.

Tax Gross-Ups	•

We do not provide tax gross-ups, except for business-related payments such as reimbursement of certain moving and relocation expenses on behalf of newly-hired and current executives who agree to relocate to work on the Company’s behalf.

Change of Control	•

We do not have “single-trigger” equity vesting acceleration upon a change of control for RSUs and stock options. In the event of a change of control, a qualifying termination of employment, or “double-trigger,” is required for acceleration of RSU and stock option vesting.

	•	Any performance awards earned upon a change in control are based on a truncated performance period and TSR based on our actual stock price or, if greater, the value paid in such change in control.

	•	In the event of a change of control, double-trigger cash severance is limited to a multiple of two times target annual cash compensation, without tax gross-ups.

Limited Additional	•	Our perquisites are limited to those with a clear business-related rationale.
Compensation	•	We do not have employment contracts or guaranteed bonuses, other than in countries where they are required by law.

	•	We do not have defined benefit pension or supplemental executive retirement plan (SERP) benefits or “above market” interest on deferred compensation.

  ï 2016 Proxy Statement    49

COMPENSATION DISCUSSION AND ANALYSIS

How Compensation Decisions Are Made For Our Named Executive Officers

Responsible Party	Primary Roles and Responsibilities
Compensation Committee (Composed solely of independent directors and reports to the Board)	•	Evaluates the performance of our CEO within the context of the financial and operational performance of the Company.
	•	Determines and approves compensation packages for our CEO, other NEOs, Executive Vice Presidents, Senior Vice Presidents and Section 16 officers (collectively, “Senior Management”).
	•	Reviews and approves all compensation programs in which our NEOs participate.
	•	Oversees the development and effective succession planning for members of Senior Management.
	•	Oversees the Board’s relationship with and response to stockholders on executive compensation matters and the Compensation Discussion and Analysis.
•

Exercises the sole authority to select, retain, replace and/or obtain advice from compensation consultants, legal counsel and other outside advisors and assesses the independence of each such advisor, taking into consideration the factors set forth in the Securities and Exchange Commission, or SEC, rules and The NASDAQ Stock Market listing standards.

Consultant to the Compensation Committee (Frederic W. Cook & Co., Inc.– independent consultant retained directly by the Compensation Committee)	•	Regularly attends Compensation Committee meetings, including meeting in executive session with the Compensation Committee.
•

Provides advice on the appropriateness and competitiveness of our compensation program relative to market practice, including advising the Compensation Committee on CEO compensation and the selection of our peer group.

	•	Consults on executive compensation trends and developments.
	•	Consults on various compensation matters and recommends compensation program designs and practices to support our business strategy and objectives.
	•	Cooperates with management to compile market data and review the appropriateness of such data.
	•	Works with management to assess the potential risks arising from our compensation policies and practices.
CEO (Assisted by the Senior Vice President, Human Resources and other Company staff members)	•	Conducts performance reviews for the other NEOs and makes recommendations to the Compensation Committee with respect to compensation of Senior Management other than himself.
	•	Provides recommendations on the development of and succession planning for the members of Senior Management other than himself.

50       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Use of Independent Compensation Committee Consultant

To assist the Compensation Committee in its review and determination of executive compensation, the Compensation Committee retained and sought advice from Frederic W. Cook & Co., Inc., or Cook & Co., an independent consultant, throughout 2015 and to date in 2016. George B. Paulin, the Chairman of Cook & Co., worked directly with the Compensation Committee in the roles and undertaking the responsibilities previously described in “How Compensation Decisions Are Made for Our Named Executive Officers” and specifically provided consultation regarding regulatory updates, selection of our peer group, competitive practice for CEO compensation and general market practices for NEO compensation.

On a periodic basis, the Company purchases proprietary executive compensation survey data from Cook & Co. to inform the Compensation Committee’s decisions, but does not engage Cook & Co. for any other services to the Company. During 2015, the Compensation Committee, as in past years, had responsibility for engaging Cook & Co. and directed the nature of the activity and interchange of data between Cook & Co. and management.

Peer Group

The Compensation Committee recognizes the unique demands of our industry, including its complex regulatory and reimbursement environment, and the challenges of running an enterprise focused on the discovery, development, manufacture and commercialization of innovative treatments to address serious illness. The Compensation Committee believes that these unique demands require executive talent that has significant industry experience as well as, for certain key functions, unique scientific expertise to oversee research and development activities and the complex manufacturing requirements for biologic products. Further, the Compensation Committee believes that these very specific skills and capabilities limit the pool of talent from which we can recruit and also cause our employees to be highly valued and sought after in our industry. This makes it imperative that our peer group for compensation purposes include those companies with which we compete for new executives given the similarities in experience and knowledge that are developed at these companies. Moreover, as evidenced by the fact that 11 of the 15 companies in our peer group (eight U.S.-based companies) also list us as a peer, we believe that our peer group accurately reflects those companies with whom we compete for executive talent. The Compensation Committee compares our pay levels and programs to the peer group and uses this comparative data as a reference point in its review and determination of executive compensation. The Compensation Committee’s approach also considers our performance, the individual’s performance and other relevant factors in setting pay.

On an annual basis, Cook & Co. reviews our peer group with the Compensation Committee to determine whether it remains appropriate. The following objective criteria are typically applied in the review:

•	GICS codes of biotechnology (352010) and pharmaceuticals (352020);

•	12-month average market capitalization between 0.25 and 4.0x that of Amgen’s average market capitalization for the same period;

•	trailing four-quarter revenues between 0.25 and 4.0x that of Amgen’s revenues;

•	non-U.S. peers limited to those commonly identified as a “peer of peers”;

•	competitors for executive talent;

•	companies of comparable scope and complexity;

•	competitors for equity investor capital;

•	companies that identify us as their direct peer; and

•	companies with similar pay practices.

In March 2015, Allergan, Inc. was acquired by Actavis plc and, following the acquisition of Allergan, Inc., Actavis plc changed its name to Allergan plc. In July 2015, the Compensation Committee completed its annual review of the peer group and discussed the replacement of Allergan, Inc. with Allergan plc. The Compensation Committee determined that, based in part on recommendations from Cook & Co., this merged entity also met the criteria outlined above and should be added to our peer group for 2015 to replace Allergan, Inc. Further, based in part on recommendations from Cook & Co., the Compensation Committee determined that the remainder of the peer group was appropriate and continued to meet the criteria from the universe of other

  ï 2016 Proxy Statement    51

COMPENSATION DISCUSSION AND ANALYSIS

biotechnology and pharmaceutical companies given that our relative size and positioning remains generally the same as the prior year.

As a result, the Compensation Committee replaced Allergan, Inc. with Allergan plc and no other changes were made to the peer group in 2015. It is the Compensation Committee’s view that this peer group is the most appropriate for benchmarking executive compensation as these companies are generally those with which we most closely compete for executive talent.

2015 Peer Group

• AbbVie Inc. • Allergan plc • AstraZeneca plc • Biogen Inc. • Bristol-Myers Squibb Company • Celgene Corporation • Eli Lilly and Company • Gilead Sciences, Inc.	• GlaxoSmithKline plc(1) • Johnson & Johnson • Merck & Co., Inc. • Novartis AG • Pfizer Inc. • Roche Holding AG(1) • Sanofi S.A.(1)

The market capitalization of our peer group ranged between $68 billion and $293 billion determined as of the last trading day of 2014 as provided by ThomsonONE™. The 2014 revenues of our peer group ranged between $7.7 billion and $74.3 billion based on public filings. Amgen’s 2014 market capitalization and revenues were $121 billion and $20.1 billion, respectively. The median 2014 market capitalization and revenues of our peer group (not including Amgen) was $104 billion and $26.1 billion, respectively. We were between the 50th and 75th percentile for market capitalization and between the 25th and 50th percentile for revenues relative to our peer group.

Peer Group Data

Our primary data sources for evaluating all elements of compensation for our CEO is data compiled by Cook & Co. from proxy statement and Form 8-K filings filed with the SEC for our peer group. For our other NEOs, our primary data sources for evaluating all elements of compensation are the Towers Watson Pharmaceutical Human Resources Association, or PHRA, Executive Compensation Survey and the available data from proxy statements filed with the SEC for our peer group. The Towers Watson PHRA Executive

Compensation Survey contains compensation information from pharmaceutical companies in our peer group, but does not contain information on many biotechnology companies. Therefore, compensation information for the biotechnology companies within our peer group is compiled using proxy statement filings to provide additional data and to inform the Compensation Committee. The Towers Watson PHRA Executive Compensation Survey data and the peer group proxy data is compiled and presented by management to the Compensation Committee both individually and in the aggregate. For Mr. Bradway, Cook & Co. provides data to the Compensation Committee of a range between the 25th, 50th and 75th percentiles of the specific compensation elements paid to CEOs in our peer group (and 85th percentile specifically in connection with LTI equity awards). For each of the other NEOs, the comparison of each NEO on a position or pay rank basis and an analysis of each element of direct compensation at the 50th and 75th percentile of the peer group for each NEO position is presented to the Compensation Committee. In addition to the sources provided previously, for the determination of LTI equity awards, we also provided the Cook & Co. Survey of Long-Term Incentives (Cook & Co. Survey).

(1)	Revenues for GlaxoSmithKline plc, Roche Holding AG and Sanofi S.A. were converted into U.S. dollars using the average of daily exchange rates for 2014 as provided by Bloomberg L.P.

52       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The “Market Median” shown for Mr. Bradway was the 50th percentile of the specific compensation elements paid to CEOs in our peer group, as compiled by Cook & Co. from proxy statement filings and Form 8-K filings. The “Market Median” for the other NEOs is derived by averaging the values of the Towers Watson PHRA Executive Compensation Survey 50th percentile and the peer group proxy statement 50th percentile. For 2015 compensation decisions considered in March 2015, the 2014 Market Median was derived by averaging the 2014 Towers Watson PHRA Executive Compensation Survey (the 2014 Towers Survey) and 2014

proxy statement filings with the SEC. For 2016 compensation decisions considered in March 2016, the 2015 Market Median was derived by averaging the 2015 Towers Watson PHRA Executive Compensation Survey (the 2015 Towers Survey) and 2015 proxy statement filings with the SEC. Because Towers Watson PHRA Executive Compensation Survey data is only available for the previous calendar year, base pay data is aged forward to the current year based on expected salary movement, consistent with generally accepted practice. Target annual cash incentive award and LTI equity award market data are not adjusted for aging.

Elements of Compensation and Specific Compensation Decisions

Described below are our three primary elements of executive compensation in order of magnitude and alignment with pay for performance: LTI equity awards; annual cash incentive awards and base salaries.

Long-Term Incentive Equity Awards

Our compensation program aims to achieve the appropriate balance of compensation relative to the responsibilities of our staff members, with the result that the largest proportion of the compensation program for our CEO and the other NEOs is in the form of LTI equity awards that are risk-based and closely aligned with the creation of long-term stockholder value. Equity-based compensation represents 73% of our CEO’s target compensation and 64% of target compensation for our other NEOs. In addition, we also grant LTI equity awards each year to nearly all of our staff members worldwide to increase individual awareness of how our performance impacts stockholder value.

Company Continues to Exercise Discipline in the Grant of Long-Term Incentive Equity Awards

Our compensation philosophy, practices and approach continue to be effective in balancing the use of equity to align employees with our stockholders while being mindful of the level of dilution that our stockholders experience. LTI equity award grant guidelines are established for each job level within the Company targeting the 50th percentile of our peer group, except at lower levels in the organization where equity participation is less prevalent. For certain lower job levels where data is not as comprehensive, we have developed guidelines that trend in line with available data and that consider internal equity. The Compensation Committee sets an LTI equity award budget approximately at the 50th percentile of our peer group by job level as available. The Compensation Committee periodically reviews the Shareholder Value Transfer (SVT) associated with the aggregate LTI equity award grants to ensure that our SVT is aligned with our peer group practice because, while the Compensation Committee supports a broad-based equity plan to align our staff members with our stockholders, the Compensation Committee also strives to limit the amount of stockholder dilution to that stockholders of our peer group would expect to experience. The rates at which we grant LTI equity awards and the resulting potential dilutive effect are consistent with our peer group and have decreased over the last five years.

We believe that our capacity to grant equity-based compensation has been a significant factor in achieving our strategic objectives by rewarding execution of our strategy and stock price appreciation, aligning our NEOs’ and staff members’ interests with stockholders and fostering long-term focus and retention.

  ï 2016 Proxy Statement    53

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Equity Award Composition

LTI equity awards granted to our NEOs in 2015 consisted of 80% performance units and 20% RSUs.

This allocation results in the substantial majority of equity compensation being earned under our performance units based solely on our achieved objective performance. We believe it is important to maintain a relatively small percentage of equity awards in the form of RSUs to incentivize retention. Performance units are earned at the end of the performance period (generally three years) to the extent to which the performance goals for the applicable period are met. Our time-vested RSUs generally vest over four years, with no vesting in the first year and vesting in approximately three equal annual installments on the second, third and fourth anniversaries of the grant date (instead of four equal annual installments commencing on the first anniversary of the grant date). This delay in the commencement of RSU vesting further emphasizes the long-term performance focus of our LTI equity award program and enhances retention.

Value of Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2015

In December 2014, the Compensation Committee considered executive LTI equity award grants for 2015. In its review, the Compensation Committee considered a range between the 25th and 85th percentile of the peer group for the CEO and, for proposed awards to NEOs other than the CEO, the Compensation Committee considered the recommendations of our CEO and analyzed the 50th and 75th percentile of the peer group for each available NEO position. The Compensation Committee also took into account the Company’s performance, the individual’s performance in their role and historical grant levels when determining individual grants.

In December 2014, the Compensation Committee awarded Mr. Bradway a 2015 LTI equity award grant valued at $10.2 million, which is approximately 13% higher than 2014, to maintain median positioning against the 2014 Market Median (as the 2014 LTI equity award median for the CEO position increased over the prior year), while continuing to provide long-term performance incentives and at-risk compensation that aligns with stockholder interests. The 2014 Market Median reviewed in December 2014 supported greater differentiation of LTI equity grant values among Executive Vice President roles and, in contrast to prior years, provided market data that was more representative of Mr. Hooper’s position. In reviewing the 2014 Market Median data, the Compensation Committee noted the difference in LTI equity award median values between that of the Executive Vice President, Global Commercial Operations role compared to that of the Chief Financial Officer and Executive Vice President, Research and Development roles. As a result, the Compensation Committee approved a higher grant value for Mr. Hooper of $3.5 million that was matched to the 2014 Market Median for his role of Executive Vice President, Global Commercial Operations. The Compensation Committee determined that this increase of approximately 16.7% was appropriate, not only because of its 2014 Market Median competitiveness, but also because of the scope and span of Mr. Hooper’s responsibility and the level of importance of his role to the Company. The Compensation Committee approved a $3 million grant value for Dr. Harper and Mr. Meline which approximates the 2014 Market Median for each role and takes into account the similar strategic impact of their roles to the Company. Mr. Graham commenced employment with us effective July 13, 2015 and was not an employee at the time that the annual LTI equity awards were determined.

54       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2015 Annual Long-Term Incentive Equity Awards

Given the design of our performance award program, there is no guarantee of any value realized from grants of performance units as they are dependent on our relative TSR. The Compensation Committee determined to grant the following LTI equity awards to our CEO and the other NEOs in December 2014, with an effective grant date of January 30, 2015, the third business day after the announcement of our earnings results. The 2015-2017 performance period runs from January 30, 2015 through January 30, 2018. The Compensation Committee approved the aggregate grant value, with the exact number of performance units and RSUs determined based on the fair value of such awards in the 80% performance units/20% RSUs proportion on the grant date. For more information regarding the determination of the 2014 Market Median, see “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data” previously discussed.

Named Executive Officer	Performance Units ($)	Restricted Stock Units ($)	Total Equity Value Granted ($)	2014 Market Median ($)	Difference vs. Market Median Over/ (Under) (%)
Robert A. Bradway	8,160,000	2,040,000	10,200,000	10,235,000	(0.3)
Anthony C. Hooper	2,800,000	700,000	3,500,000	3,574,394	(2.1)
David W. Meline	2,400,000	600,000	3,000,000	2,971,892	0.9
Sean E. Harper	2,400,000	600,000	3,000,000	2,921,167	2.7
Jonathan P. Graham(1)	—	—	—	—	n/a
(1)

Mr. Graham commenced employment with the Company effective July 13, 2015 and was not an employee at the time that the annual LTI equity awards were determined. For a description of the new hire LTI equity awards granted to Mr. Graham in 2015 in connection with the commencement of his employment, see the subsection “Mr. Graham’s New Hire Equity Grant” below.

Mr. Graham’s New Hire Equity Grant

Mr. Graham was appointed to serve as our General Counsel and Secretary, effective July 13, 2015. In connection with his hiring, Mr. Graham received an RSU grant with a value of $8,600,000, largely to compensate Mr. Graham for equity forfeited as a result of leaving his previous employer, as well as to provide LTI equity awards that are in alignment with our stockholder interests and, to a lesser extent, to induce him to join us. To better align with the value forfeited by Mr. Graham, these new hire grant RSUs vest in equal 25% installments on each of the first four anniversaries of the grant date, subject to continued service with us.

Performance Units

The Compensation Committee grants performance units to tie actual compensation earned from LTI equity awards directly to our long-term performance. Performance units are rights to earn shares of our Common Stock, based on pre-established performance goals achieved over a performance period, generally three years. The number of performance units earned is determined by our performance as measured against the pre-established performance goals at the end of the related performance period. Each performance unit earned entitles the participant to one share of our Common Stock. Performance units granted to our NEOs in 2015 represented 80% in value of their total LTI equity awards, ensuring that a significant proportion of equity compensation is earned based on the performance achieved by the Company.

Performance Award Program—Performance Units Earned for the 2013-2015 Performance Period

Performance units for the 2013-2015 performance period, which ended January 28, 2016, were earned, certified and converted into shares of Common Stock in March 2016, calculated as set forth below using a payout percentage of 150% which is the relative TSR multiplier resulting from the Company’s three-year TSR of 89.9% with a 85.5 percentile ranking relative to the TSRs of the companies in the S&P 500 as of the beginning of the performance period (January 28, 2013). The number of performance units earned for performance at or above the 75th percentile ranking cannot exceed 150% of the target performance units granted.

  ï 2016 Proxy Statement    55

COMPENSATION DISCUSSION AND ANALYSIS

2013-2015 Performance Period Program Design

Payout Calculation for the 2013-2015 Performance Period

2013-2015 Performance Period Performance Units Earned

Our actual performance results (the 85.5 percentile, or above the 75th percentile) for the 2013-2015 performance period that ended January 28, 2016 resulted in the following number of shares of Common Stock being earned under our performance award program for this performance period. Each earned performance unit converts to one share of Common Stock upon the payout date.

Named Executive Officer	Performance Units Value Granted (Target) ($)		Number of Performance Units Granted (#)		Number of Shares of our Common Stock Earned(1) (#)
Robert A. Bradway	6,400,000		71,309		106,963
Anthony C. Hooper	2,560,000		28,523		42,784
David W. Meline		(2)		(2)		(2)
Sean E. Harper	2,560,000		28,523		42,784
Jonathan P. Graham		(2)		(2)		(2)
(1)	Excludes dividend equivalents earned on these amounts. The value of performance units earned was not determinable as of the date this proxy statement went to print.
(2)

Messrs. Meline and Graham commenced employment with the Company after the participants for the 2013-2015 performance period had been determined and, as such, they did not receive any performance units for the 2013-2015 performance period.

56       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Performance Award Program—Performance Units Granted in 2015 for the 2015-2017 Performance Period

To ensure that the performance award program continues to strongly align with the interests of our stockholders, the Compensation Committee regularly reviews and considers whether to update the performance award goal design with input from management and Cook & Co. Based on such review, in December 2014, the Compensation Committee approved a performance goal design for the 2015-2017 performance period substantially identical to that of the previous two years’ performance awards (i.e., for the 2013-2015 and 2014-2016 performance periods) based on the relative ranking of the Company’s three-year TSR results against the three-year TSR results of the companies in the S&P 500 as of the beginning of the performance period (January 30, 2015). The continued use of this design was based on the belief that a comparison to the S&P 500 companies:

•	Allows a comparison to a broader market performance indicator, and a realistic representation of our stockholders’ investment opportunities;

•	Addresses the challenges of using a single performance metric (TSR) with a broader comparator group; and

•	Tests our performance against our competition for equity investor capital.

2015-2017 Performance Period Performance Award Goal Design

As depicted above, maximum payout of 150% is based on a 75th percentile ranking or above, the target payout of 100% of the units granted requires our TSR to rank at the 50th percentile, 50% payout is based on the 25th percentile ranking and 0% payout is based on a bottom ranking, with linear interpolation between the bottom ranking and the 75th percentile ranking (resulting in payouts ranging from 0% to 150% of the target performance units granted). In no event will the maximum payout exceed 150%. Further, in the event our absolute TSR is less than zero, the payout percentage will not be greater than 100%, notwithstanding our ranking, to limit rewards in a performance period in which we perform in-line with, or better than, the S&P 500 companies for the period, but investors do not recognize growth in their investment in our Company.

The grant date of LTI equity awards is generally the third business day after the announcement of earnings results and, for the 2015-2017 performance period, the performance period commences on the grant date. Thus, the

2015-2017 performance units were granted on January 30, 2015, subsequent to our fourth quarter 2014 earnings announcement. The stock prices for TSR measurements is determined using the average daily closing price for the 20 trading days starting on the grant date and the last 20 trading days of the performance period.

Change to Performance Award Program— 2016–2018 Performance Period

As part of its regular review and consideration of the performance award goal design of our performance award program, the Compensation Committee evaluated potential design options for the performance award goals for the 2016-2018 performance period (January 1, 2016 to December 31, 2018) and reviewed the performance award goal designs of members of our peer group with input from management and Cook & Co. The Compensation Committee constructed the 2016-2018 performance period performance

  ï 2016 Proxy Statement    57

COMPENSATION DISCUSSION AND ANALYSIS

award goal design to add annual operating performance metrics to drive operating performance in alignment with our 2018 operating performance commitments to our investors and to better harmonize our performance award goal design with that of the practices of a number of companies in our peer group. The Compensation Committee retained our relative TSR performance against the TSRs of the companies in the S&P 500 for this performance period as a modifier, consistent with the current performance period award goal design. The Compensation Committee selected the three annual operating measures, composed of (i) adjusted earnings per share growth, (ii) adjusted operating margin and (iii) adjusted operating expense, weighted equally (one-third per measure) and each measured against targets for every year in the 2016-2018 performance period; all such targets were set when the Compensation Committee approved the performance award grants for such period. The three annual operating performance measure percentages are averaged resulting in a final annual operating performance percentage that can range from 50% to 150% for maximum performance. At the end of the performance period, the final annual operating performance percentages for all three years are averaged, resulting in a total operating measures score that is then modified by an increase or decrease of up to 50 percentage points based on our TSR performance ranking relative to the TSRs from the grant date through the end of the performance period of the companies in the S&P 500 (the relative TSR modifier). The Compensation Committee believes that the addition of these operating measures focuses our executives on the transformation of our business and our operating efficiency and profitability and addresses the challenges of a single performance metric for a full three-year period. Further, the Compensation Committee believes that retaining our relative TSR performance as a modifier supports the Compensation Committee’s goal of designing LTI equity awards that clearly tie to our market performance and aligns best with stockholder interests.

The total operating measures score and the relative TSR modifier result in a payout range of 0% to 200% of target awards granted, representing an increase of 50% in the maximum payout from our current program where 0% to 150% of target awards can be earned. The Compensation Committee considered the increase in the maximum number of units that can be earned to be appropriate because it aligned more closely to the opportunities available under the performance-based compensation programs of our peer group, and further encourages our executives to reach for the maximum goals. Consistent with our current design, in the event our absolute TSR is less than zero, the TSR modifier shall not add any percentage points notwithstanding our ranking, to limit rewards in a performance period in which we perform in-line with, or better than, the S&P 500 companies for the period but investors do not recognize growth in their investment in our stock.

2016-2018 Performance Period Performance Award Goal Design

58       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units

Time-vested RSUs comprise only 20% of our LTI equity award grants for NEOs. They result in one share of Common Stock being delivered on the vesting of each RSU and serve as an important and cost-effective retention tool because RSUs have intrinsic value on the grant date and going forward. Our annual RSU grants generally vest over four years in three approximately equal annual installments on the second, third and fourth anniversaries of the grant date (instead of four equal annual installments commencing on the first anniversary of the grant date). This delayed vesting schedule further emphasizes the long-term performance focus of our LTI equity award program and enhances the retention of staff members.

Dividend Equivalents

RSUs and performance units have dividend equivalent rights. Such dividend equivalents are payable only when, and to the extent, such awards are earned and converted to shares of Common Stock. The dividend equivalents may be paid in stock (with cash paid for fractional shares) or in cash.

Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2016

In its annual review of our LTI equity award practices, the Compensation Committee reviewed our LTI equity award mix with Cook & Co. Based on the Compensation Committee’s interest in aligning long-term executive compensation with stockholder interests through a balanced equity program, the Compensation Committee determined to re-introduce non-qualified stock options (stock options) into our LTI equity award mix at executive levels in 2016. The introduction of stock options, in addition to the new 2016-2018 performance period performance award goal design previously described, results in a diversified mix of performance-based equity measured on strategic operating goals and both relative and absolute TSR. The Compensation Committee believes that stock options are an important addition to available forms of performance-based LTI equity awards given the direct link between the value of stock price appreciation to our stockholders and the compensation value delivered by stock option awards to our executives. In making its determination to re-introduce stock options, the Compensation Committee also considered that six of our 15 peer group members (five of nine U.S.-based peer group members) offer stock option awards, and concluded that the re-introduction of stock options was a competitive practice within our peer group.

On a value basis, in 2016 our performance-based LTI equity awards will comprise performance units (50%) and stock options (30%). Thus, performance-based LTI equity awards will remain at 80% of the annual equity award value and time-vested RSUs will continue to make up the remaining 20% of value. The Compensation Committee believes that this equity award mix presents a balanced approach to LTI equity award grants for executives of the Company and is appropriately aligned with stockholder interests and pay for performance. The Compensation Committee continued to align the value of the LTI equity awards granted in 2016 to approximate the 2015 Market Median, with the result that the 2016 grant value for our CEO was slightly above 2015 Market Median (3.5%) and the remaining NEOs grant values were slightly less than 2015 Market Median (from 0.4% to 7.1%).

Minimum Vesting Period of One Year

Mindful of stockholder concerns and best practices, we have amended our equity incentive plan to reflect our actual practices and to provide that 95% of all equity awards, including RSUs, restricted stock and stock options, granted to staff members (including NEOs) will be subject to a minimum vesting period of no less than one year.

Annual Cash Incentive Awards

Annual cash incentive awards to our NEOs are generally made under our stockholder-approved EIP, which employs a stockholder-approved formula that establishes a maximum award possible for each participant based on our adjusted net income. Our EIP is an umbrella plan intended to satisfy the performance-based requirements of Section 162(m) of the Internal Revenue Code. This year, and in the past, actual awards under the EIP are determined by the Compensation Committee using their negative discretion under the EIP, generally employing the pre-established Company performance goals under our GMIP. This approach is not purely formulaic, as the Compensation Committee also considers the contributions of each participant’s role to our success during the performance period. The majority of our staff members participate in our GMIP or our Global Performance Incentive Plan, or GPIP, an annual cash incentive award program also based on our pre-established GMIP Company performance goals.

  ï 2016 Proxy Statement    59

COMPENSATION DISCUSSION AND ANALYSIS

No later than the first 90 days of the calendar year, the Compensation Committee determines the EIP participants, the EIP definition of adjusted net income, the maximum award payable to each participant under the EIP, the target annual cash incentive award opportunities under the EIP as a percentage of base salary, the GMIP Company performance goals and the weightings and percentages payable for threshold, target and maximum performance under the GMIP.

For 2015, Messrs. Bradway, Hooper, Meline and Dr. Harper were each a participant in the EIP and the maximum award for each participant under the EIP continued to be based on a percentage of our adjusted net income, as defined in the EIP(1) (0.125% for our CEO and 0.075% for each of the Executive Vice President NEOs). In 2015, Mr. Graham was a participant in the GMIP because he was not an employee at the time participants in the EIP were determined. Historically, and in 2015, the Compensation Committee has paid well below the maximum award permitted under the EIP. In 2015, the Compensation Committee continued its practice of exercising negative discretion from the calculated EIP maximum award payable to each individual by using the GMIP Company performance goals score as applied to the participant’s target annual cash incentive award opportunity in making its determination of the actual award amount paid. Annual cash incentive awards are paid in March of the year following the annual performance period and certification of the resulting payouts by the Compensation Committee.

The target annual cash incentive award opportunity for 2015 for Mr. Bradway was 140%, and for each Executive Vice President was 90%, of base salary. The target annual cash incentive award opportunity for Mr. Bradway was increased for 2015 from 130% to 140% as Mr. Bradway’s 2014 target total annual cash compensation approximated the 25th percentile of our peer group and the Compensation Committee wanted his target total annual cash compensation to more closely align with the 50th percentile of our peer group, while continuing to emphasize compensation that is at risk and performance-based. With this increase to Mr. Bradway’s target annual cash incentive award opportunity, such opportunity for Mr. Bradway and each

Executive Vice President aligns us competitively with the 2014 Market Median. Mr. Graham’s target annual cash incentive award opportunity was set upon his hiring at 80% of base salary, consistent with the target percentage we have maintained for this position and aligned with the 50th percentile for this role based on the 2014 Towers Survey. To induce Mr. Graham to accept employment with us, and given his July start date, Mr. Graham’s new hire package included a guaranteed minimum equivalent to a GMIP Company performance goals composite score of 130% (which minimum score was exceeded given the actual Company performance goals composite score of 176.1% for 2015).

2015 GMIP Company Performance Goals

The GMIP Company performance goal categories approved by the Compensation Committee for 2015 were “Deliver Results” (70% weighting) and “Progress Innovative Pipeline” (30% weighting). These goal categories were selected to retain the emphasis on financial performance (60%), while focusing the remaining goals on other factors that are relevant to the Company’s strategy and critical to our near- and longer-term clinical and commercialization success. While all of the goals measure single-year performance, taken as a whole, they are intended to positively position us for both near- and longer-term success:

•	The 2015 “Deliver Results” goals (70%) comprise “Revenues” (30%), “Adjusted Net Income” (30%) and “Execute New Product/Delivery System Launches” (10%).

–

“Revenues” and “Adjusted Net Income” are equally focused on top- and bottom-line growth and were assigned the largest weighting of 30% each, consistent with the fundamental importance of financial performance to us and our stockholders over the longer-term.

–	“Execute New Product/Delivery System Launches” was assigned 10%. We executed on the launches of six innovative products in the oncology and cardiovascular disease therapeutic areas.

(1)

For 2015, adjusted net income for purposes of the EIP was defined as net income determined under U.S. generally accepted accounting principles, adjusted for the following, net of tax: the adverse impact of changes in accounting principles; expenses and related costs incurred in connection with business combinations; losses and related costs incurred with respect to litigation, arbitration, investigations and legal and contractual settlements; losses or benefits on non-routine settlements with tax authorities; expenses incurred in connection with restructurings and related actions; asset impairment charges, inventory write-offs; adverse impact of changes in tax law, costs arising from a natural disaster and the impact of discontinued operations.

60       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

“Progress Innovative Pipeline” goals (30%) comprise “Execute Key Clinical Studies and Regulatory Filings” (20%) and “Advance Early Pipeline” (10%) and measured progress on both early- and later-stage product candidates to focus us on executing key clinical studies and delivering a robust product pipeline at all stages of the development continuum, which we believe is critical to our continued success over both the near- and longer-term. We executed clinical studies for Repatha®, Kyprolis®, AMG 334, Romosozumab, and IMLYGIC®, among others, and submitted regulatory filings, including those for Repatha®, Kyprolis®, Corlanor®, ABP 501 biosimilar adalimumab (Humira®), IMLYGIC® and Parsabiv™.

All of these goals are intended to create stockholder value in the near- and longer-term. There are no payouts for below-threshold performance on the two financial metrics. Measurements of performance for the non-financial primary metrics, which are often expressed in milestones, are more subjective in nature than are the financial metrics and could result in a very small payout percentage (less than 1% of annual cash compensation). Maximum performance under each metric results in earning 225% of target annual cash incentive award opportunity for that metric.

2015 GMIP Company Performance Goals and Results

The table below illustrates the weighting of each goal, the goals established and our actual performance for 2015:

Deliver Results (70% weighting)				Achieved 113.8%
Financial Goals (60%)	Threshold	Target	Maximum	Achieved

Revenues (30%)	$19,750 million	$21,110 million	$22,775 million	$21,662 million 135.1%

Adjusted Net Income(1) (30%)	$6,600 million	$7,180 million	$7,900 million	$7,868 million 218.3%

Execute New Product/ Delivery System Launches Goals (10%)	Results	Achieved
	• Repatha®	77.5%

	• Corlanor®

	• BLINCYTO®

	• Neulasta® Onpro™ Kit
Progress Innovative Pipeline (30% weighting)		Achieved 62.3%
Goals	Results	Achieved
Execute Key Clinical Studies and Regulatory Filings (20%)	• Executed clinical studies for Repatha®, AMG 334, Romosozumab, IMLYGIC®, Omecamtiv mecarbil, and Kyprolis®	199.0%

	• Completed regulatory filings for Kyprolis®, Repatha®, ABP 501 biosimilar adalimumab (Humira®), Parsabiv™, Corlanor®, IMLYGIC®

Advance Early Pipeline (10%)	• Generated new product strategy teams, initiated first-in-human studies, and advanced programs through the early-to-late stage portal	225.0%

2015 GMIP Company Performance Goals Composite Score	Achieved 176.1%
(1)

Adjusted net income for purposes of the GMIP is adjusted net income as we reported in our Form 8-K dated as of January 28, 2016, excluding the benefit of the reinstated federal Research and Development tax credit.

  ï 2016 Proxy Statement    61

COMPENSATION DISCUSSION AND ANALYSIS

2015 Annual Cash Incentive Awards

As shown in the table above, our performance against the 2015 GMIP Company performance goals yielded a composite score of 176.1% and the Compensation Committee awarded actual annual cash incentive awards under the EIP to our NEOs, other than Mr. Graham, based on this composite score. No further discretion was employed.

Named Executive Officer	Target 2015 Award($)(1)		Actual 2015 Award($)
Robert A. Bradway	2,180,769		3,841,000
Anthony C. Hooper	936,298		1,649,000
David W. Meline	841,169		1,482,000
Sean E. Harper	837,883		1,476,000
Jonathan P. Graham(2)		(2)	579,000

(1)	Calculated in accordance with GMIP.
(2)

Because Mr. Graham commenced employment with us in July 2015, he was not eligible to participate in the EIP. Mr. Graham received his 2015 eligible award under the GMIP based on the actual GMIP Company performance goals composite score. As part of Mr. Graham’s offer letter, we guaranteed a minimum payout based on a GMIP Company performance goals composite score of 130% for his 2015 GMIP award, which would have resulted in a minimum award for 2015 of $427,203.

Mr. Meline’s Vesting of Sign-On Bonus

To replace the pro-rata value of Mr. Meline’s 2014 bonus at his current employer, which was forfeited upon his leaving, and to induce Mr. Meline to accept the Company’s offer of employment and join the Company in 2014, Mr. Meline received a sign-on bonus of $2,000,000 (50% vested on August 21, 2014 and the other 50% vested on July 21, 2015).

Mr. Graham’s Sign-On Bonus

To replace the pro-rata value of Mr. Graham’s 2015 bonus at his current employer, which was forfeited upon his leaving, and to induce Mr. Graham to accept the Company’s offer of employment and join the Company in July 2015, Mr. Graham received a sign-on bonus of $2,000,000 (50% was paid as an advance by August 13, 2015, and the other 50% will be paid by July 13, 2016, subject to continued service with us on that date). Mr. Graham will be required to repay the advance if he resigns his employment within two years.

2016 GMIP Company Performance Goals

In March 2016, the Compensation Committee established GMIP Company performance goal categories for 2016 performance. While the overall goal categories remained the same as our 2015 Company performance goal categories (“Deliver Results” (70%) (which comprise “Revenues” (30%),

“Adjusted Net Income” (30%) and “Execute Product/Delivery System Launches” (10%) goals) and “Progress Innovative Pipeline” (which comprise “Execute Key Clinical Studies and Regulatory Filings” (20%) and “Advance Early Pipeline” (10%) goals), the metrics and measures of the goals underlying the goal categories were progressed to reflect key focus areas for 2016. Based on Cook & Co.’s recommendation and to align Mr. Bradway with the 2015 Market Median, while continuing to emphasize compensation that is at risk and performance-based, the Compensation Committee approved an increase to the target annual cash incentive award opportunity for 2016 for Mr. Bradway to 150% of base salary (from 140%). For our Executive Vice Presidents, to also align with the 2015 Market Median, while continuing to emphasize compensation that is at risk and performance-based and to continue to treat our Executive Vice Presidents as a team, each Executive Vice President target annual cash incentive award opportunity for 2016 was increased to 100% of base salary (from 90%). To maintain Mr. Graham’s target annual cash incentive award opportunity in alignment with the 2015 Market Median for his role, his target annual cash incentive award opportunity was unchanged at 80% of base salary for 2016.

Base Salaries

Generally, in March of each year, the base salaries for the NEOs are set based, in part, upon the Compensation

62       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Committee’s review of the peer group data compared with the Market Median as previously described under “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data.” In addition, the Compensation Committee considers our performance, market conditions, retention and such other factors deemed relevant. Further, the Compensation Committee receives management’s, including our CEO’s, assessment of the performance of each of the other NEOs and recommendations regarding any base salary adjustments for them. The Compensation Committee uses our management’s and CEO’s evaluation of the performance of the NEOs that report to our CEO, each NEO’s performance, information with respect to each NEO’s experience and other qualifications, the Market Median and environmental conditions in determining each NEO’s base salary. No increase in base salary is automatic or guaranteed.

In March 2015, the Compensation Committee determined that there would be no increase in base salaries for our NEOs. This was the second year in a row that our NEOs did not receive base salary increases. This is consistent with the Compensation Committee’s determination that, for 2015, base salaries for executive staff members would not be increased in recognition of our on-going transformation activities.

2015 Base Salary Market Position

The 2015 base salaries and 2014 Market Median position are shown in the table below.

Named Executive Officer	2014 Base Salary ($)	Increase (%)	2015 Base Salary ($)	2014 Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	1,500,000	0	1,500,000	1,654,000	(9.3)
Anthony C. Hooper(1)	1,001,800	0	1,001,800	972,956	3.0
David W. Meline	900,016	0	900,016	983,184	(8.5)
Sean E. Harper	896,500	0	896,500	940,989	(4.7)
Jonathan P. Graham(2)	n/a	n/a	890,006	889,638	—
(1)	See “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data” previously described regarding the market data for Mr. Hooper.
(2)

Mr. Graham commenced employment with us in July 2015 and was not an employee at the time base salaries were determined. Mr. Graham’s base salary was targeted at the 50th percentile based on the 2014 Towers Survey in connection with his hiring.

2016 Base Salary Adjustments

In both 2014 and 2015, no base salary increases were made to the NEOs. Our expectations for the projected industry average base salary increases for 2016, based primarily on survey information for the biotechnology and pharmaceutical sectors provided by Pearl Meyer & Partners, are approximately 3%. In March 2016, the Compensation Committee reviewed the market competitiveness of each NEO’s base salary based on 2015 Market Median data and such executive officer’s performance as well as the Company’s overall performance. Based on the data provided to the Compensation Committee, including recommendations of Cook & Co., an overall merit increase of 3% was recommended for our NEOs, adjusted to align with the 2015

Market Median for each position. The Compensation Committee approved a 2016 base salary increase of 2% for Mr. Bradway based on recommendations from Cook & Co., to bring him closer to the 2015 Market Median for his position, while managing his target total annual cash compensation at the 2015 Market Median and continuing to retain the substantial majority of his compensation as at risk and performance-based. Consistent with our projections for 2015 industry average increases, Messrs. Hooper and Graham each received base salary increases of 3% which aligns them with the 2015 Market Median for their respective roles. Mr. Meline and Dr. Harper’s 2015 base salaries were significantly lower than the 2015 Market Median, in part, as a result of not having received base salary increases in the previous two years. To make progress in decreasing the

  ï 2016 Proxy Statement    63

COMPENSATION DISCUSSION AND ANALYSIS

disparity between their base salaries and 2015 Market Median for their positions, the Compensation Committee approved 2016 base salary increases for Mr. Meline and Dr. Harper of 5.6% and 6%, respectively, which positions them at the 2015 Market Median for their respective roles.

Target Total Annual Cash Compensation

Target total annual cash is the sum of the NEO’s base salary and target annual cash incentive award. The Compensation Committee believes that reviewing our NEOs’ target annual cash compensation as compared to the Market Median provides a useful check.

In March 2015, the Compensation Committee reviewed target total annual cash compensation for each NEO comparing it to the 2014 Market Median as set forth below and received historical target total annual cash compensation figures over the previous three years. Our target total annual cash compensation was generally below the 2014 Market Median, which the Compensation Committee considered appropriate. For more information regarding the determination of Market Median and the peer group data reviewed, see “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data” previously described. No material adjustments were made to target total annual cash compensation for any of our NEOs as a result of this review by the Compensation Committee as the comparisons demonstrated acceptable market alignment as well as appropriate internal pay equity among the Executive Vice Presidents.

2015 Target Total Annual Cash Compensation

Named Executive Officer	2015 Amgen Target Total Annual Cash ($)	2014 Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	3,600,000	3,750,000	(4.0)
Anthony C. Hooper(1)	1,903,420	1,934,567	(1.6)
David W. Meline	1,710,030	1,970,957	(13.2)
Sean E. Harper	1,703,350	1,897,751	(10.2)
Jonathan P. Graham(2)	1,602,011	1,601,348	—

(1)	See “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data” previously described regarding the market data for Mr. Hooper.
(2)	Mr. Graham commenced employment with us in July 2015 and was not an employee at the time target total annual cash compensation was determined for the other NEOs. The amount shown above is annualized.

Perquisites

Perquisites are limited in both type and monetary value. The Compensation Committee believes, however, that certain perquisites facilitate the efficient operation of our business, allowing our NEOs to better focus their time, attention and capabilities on our Company, permit them to be accessible to the business as required, alleviate safety and security concerns and assist us in recruiting and retaining key executives. The perquisites provided to our NEOs generally include an allowance for personal financial planning services, including tax preparation services (not to exceed $15,000 annually in aggregate), annual physical examinations, Company-paid moving and relocation expenses paid on behalf of newly-hired and current executives who agree to relocate to work on the Company’s behalf and, in limited instances, personal expenses when on business travel such as guests accompanying NEOs on business travel. Certain of our NEOs also have access to a Company car and driver and, subject to the approval of our CEO, the Company aircraft for personal use. Our CEO is encouraged to use our Company aircraft for all of his travel (business and personal) because the Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security, accessibility and efficiency, is greater than the incremental cost that we incur. No tax gross-up reimbursements are provided to NEOs, except in connection with reimbursement of moving and relocation expenses consistent with our other staff members and our general relocation policy. We do not provide tax gross-ups

64       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

for assistance with loss on sale of a home. We believe that providing tax gross-up reimbursements on the applicable moving and relocation expenses paid on behalf of newly-hired and current executives who agree to relocate on the Company’s behalf is appropriate because it treats these executives in a similar manner as non-executives under our Company-wide policy which is designed to maximize allocation of our human resources in the best interest of the Company. It also assists in the attraction and retention of the executive talent necessary to compete successfully.

We have limits on moving and relocation expenses and on home sale loss assistance for Senior Vice Presidents and above. Our Company-wide policy includes a repayment provision applicable to all staff members (including our NEOs) which requires a new staff member hired from outside the Company or staff members who accept an assignment and relocate, to repay us for moving and relocation expenses incurred by us in the event that the staff member does not complete the move, resigns or is discharged for cause from the Company within two years of the employment start date or relocation date, as applicable (with a pro-rata refund in the second year).

Compensation Policies and Practices

Clawback Policy

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers, including our NEOs, if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

Recoupment Provisions

Our cash incentive compensation plans (EIP, GMIP and GPIP) expressly allow the Compensation Committee, or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award. This provision is not intended to limit any other action that the Company could take against an employee, including other disciplinary actions (up to termination), ordinary course performance considerations, disclosure of wrongdoing to the government and pursuit of any other legal claims against such employees.

Stock Ownership and Holding Guidelines

Our stock ownership guidelines require our executives to hold a meaningful amount of our Common Stock, promote a long-term perspective in managing the Company, further align the interests of our executives and stockholders and mitigate potential compensation-related risk.

Stock Ownership Guidelines Requirements

The stock ownership guidelines for 2015 were:

Position	Stock Ownership Requirement
Chief Executive Officer	6x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary
Vice President	1x base salary

The following holdings count towards satisfying these stock ownership requirements:

•	shares of our Common Stock that are not subject to forfeiture restrictions and are beneficially held;
•	shares of our Common Stock held through a 401(k) plan or other qualified pension or profit-sharing plan; and

•	shares purchasable with funds then allocated under our Employee Stock Purchase Plan.

  ï 2016 Proxy Statement    65

COMPENSATION DISCUSSION AND ANALYSIS

Executives are generally given five years following their placement into their current job level to comply with these guidelines. Executives who are promoted to a status with a stock ownership level one level higher than the executive was previously required to satisfy, have three years to comply with the new ownership level if the executive has been subject to the stock ownership guidelines for five or more years. Once these ownership guidelines are met, executives are expected to maintain such ownership until they change job levels or are no longer employed by the Company. Officers are required to retain shares of our Common Stock acquired through the vesting of RSUs, the payout of performance units, or the exercise of stock options awarded on or after December 15, 2015, net of shares retained by us to satisfy tax withholding requirements attributable to vesting events and shares of Common Stock tendered to pay all or any portion of the exercise price of stock options, until they have reached the required stock ownership level.

Stock Ownership Guidelines Compliance Dates and Holdings

As of November 16, 2015, the effective date of our executive certifications, all executive officers, including our NEOs, who were expected to meet such guidelines, were in compliance. NEOs promoted to a new position or commencing employment with the Company within the last five years have the compliance dates set forth below. With the exception of Messrs. Meline and Graham, who commenced employment with our Company on July 21, 2014 and July 13, 2015, respectively, all NEOs substantially exceed their applicable stock ownership requirements. Specifically, our CEO, Mr. Bradway, exceeds his ownership requirement and holds 24 times his base salary, or four times his stock ownership requirement.

NEO	Compliance Date December 31st
Robert A. Bradway	2017
Anthony C. Hooper	2016
David W. Meline	2019
Sean E. Harper	2016
Jonathan P. Graham	2020

Insider Trading Policy and Practices

All staff members and our Board are prohibited from: (i) buying or selling our Common Stock while aware of any material nonpublic information; (ii) engaging in short sales with respect to our Common Stock; (iii) pledging or purchasing our Common Stock on margin or (iv) entering into any derivative, hedging or similar transactions with respect to our Common Stock. We do not have any executive 10b5-1 plans.

Policies for Grants of Long-Term Incentive Equity Awards

In accordance with our equity awards policy, our regular annual LTI equity award grants are typically approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to executive management, including our NEOs) or the Equity Award Committee (for grants to all other staff members) with a grant date that is the third business day after the release of our next quarterly or annual earnings announcement after the date of determination by our Compensation Committee or Equity Award Committee, as applicable. In unusual circumstances, LTI equity awards may be approved by the Compensation Committee or Equity Award Committee by unanimous written consent. Our NEOs may also receive special equity awards on an ad hoc basis as determined by the Compensation Committee as new hires or for recognition and retention, promotions or other purposes, but generally also only on the third business day after the release of our quarterly or annual earnings after the date of determination by our Compensation Committee.

Tally Sheets

The Compensation Committee annually reviews tally sheets for each NEO, setting forth all components of compensation, including compensation payable at termination, retirement or a change of control. These tally sheets summarize the number of shares and the value at a given price of the LTI equity awards held by each NEO, as well as each NEO’s individual cumulative account balances in our benefit plans. These tools are employed by the Compensation Committee as a useful check on total annual compensation and the cumulative impact of our long-term programs and are considered important to understand both the overall and longer-term impact of compensation decisions.

66       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Based on its review of the tally sheets, the Compensation Committee may increase or decrease certain individual elements of compensation to align total compensation with peer group market data and to promote internal equity among our NEOs, other than our CEO. No material adjustments to total compensation for any of our NEOs were made as a result of the review of these tally sheets by the Compensation Committee in 2015.

Executive Compensation Website

We have implemented a website, accessible at www.amgen.com/executivecompensation, which provides a link to this proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee appreciates your time and effort in completing the survey.

Non-Direct Compensation and Payouts in Certain Circumstances

Offer Letter, Severance Arrangement and Change of Control Benefits

Our CEO and other NEOs are generally not covered by contractual arrangements that provide for severance or other payments in the event of termination, but all are participants in our Change of Control Severance Plan discussed below. However, for new hires, we typically enter into offer letters detailing their compensation and requirements to pay back certain elements of compensation. To attract talented executives from outside the Company, our offer letters generally include severance terms that apply to terminations initiated by the Company and occur for reasons “other than cause” within three years from the date of hire. These benefits are sometimes provided to officer-level candidates to provide an incentive for them to join us by reducing the risks associated with making such a job change.

Offer Letter—David W. Meline

Mr. Meline, who commenced employment as our Chief Financial Officer effective July 21, 2014, is currently subject to an offer letter that was negotiated in connection with his hiring and approved by the Compensation Committee. Mr. Meline’s offer letter included our standard relocation assistance to facilitate Mr. Meline’s relocation from Minnesota to California. We agreed to provide Mr. Meline with a base salary of $900,016, which was targeted at the median of the 2014 peer group proxy data, and a target annual cash incentive award opportunity of 90% of base salary, which was consistent with the target annual cash incentive award opportunity for each of the other Executive Vice Presidents at that time. We also agreed to provide Mr. Meline with a $2,000,000 sign-on bonus, with $1,000,000 payable within 30 days of his hire date and

$1,000,000 to be paid on the one-year anniversary of his hire date, or July 21, 2015, to replace the pro-rata value of Mr. Meline’s 2014 bonus with his former employer which was forfeited upon leaving his position. We also agreed to provide Mr. Meline with an RSU grant at a value of $6,800,000 to compensate Mr. Meline for equity forfeited as a result of his leaving his previous employer, to induce him to join the Company and to provide long-term incentives that tie a significant portion of Mr. Meline’s compensation to the value of our stock in alignment with the Company’s and its stockholders’ interests. To replace Mr. Meline’s forfeiture of certain pension benefits at his former employer, Mr. Meline was also provided with a contribution to his Deferred Compensation Plan of $1,600,000 which will vest at the rate of 12.5% per year from 2015 through 2022 so long as Mr. Meline remains actively and continuously employed by us. Approximately $5.4 million of Mr. Meline’s new hire offer amount was to replace Mr. Meline’s compensation at his previous employer and approximately $5 million was an inducement, in line with Cook & Co.’s projection on the amount necessary to attract Mr. Meline to the Company. We agreed to provide Mr. Meline with such compensation and benefits because Mr. Meline’s leadership talent, broad international experience, and proven financial and strategic skills applied in growing and complex businesses were critical to the Company as we execute our strategy for long-term growth and bring our pipeline of medicines toward commercialization in a number of new markets. Mr. Meline’s compensation and benefits were designed to attract him to our Company and California, and to facilitate a prompt, effective and fair process.

Mr. Meline’s offer letter provides for cash severance protection for three years following his hire date equal to one year’s annual base salary and a target annual cash incentive

  ï 2016 Proxy Statement    67

COMPENSATION DISCUSSION AND ANALYSIS

award opportunity (currently 100% of his annual base salary) plus up to 12 months of Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on July 21, 2017, and are payable only if Mr. Meline is terminated other than for “cause.”

Offer Letter—Jonathan P. Graham

Mr. Graham, who commenced employment as our Senior Vice President, General Counsel and Secretary effective July 13, 2015, is currently subject to an offer letter that was negotiated in connection with his hiring and approved by the Compensation Committee. We agreed to provide Mr. Graham with a base salary of $890,006, which was targeted at the median for his role based on the 2014 Towers Survey, and a target annual cash incentive award opportunity of 80% of base salary, which was also targeted at the median of the 2014 Towers Survey and is consistent with the target annual cash incentive award opportunity applicable to the previous general counsel (for purposes of the 2015 target annual cash incentive award, payable in 2016, we agreed to guarantee a minimum payout based on a GMIP Company performance goals composite score of 130%). We also agreed to provide Mr. Graham with a $2,000,000 sign-on bonus, with $1,000,000 payable within 30 days of his hire date and $1,000,000 to be paid by the one-year anniversary of his hire date, or July 13, 2016, to replace the pro-rata value of Mr. Graham’s 2015 bonus with his former employer which was forfeited upon leaving his position and to induce Mr. Graham to join the Company. We also agreed to provide Mr. Graham with an RSU grant at a value of $8,600,000, largely to compensate Mr. Graham for equity forfeited as a result of leaving his previous employer, as well as to provide LTI equity awards that are in alignment with the Company’s stockholder interests and, to a lesser extent, to induce him to join the Company. To replace Mr. Graham’s forfeiture of certain benefits at his former employer, Mr. Graham was also provided with a contribution to his Deferred Compensation Plan of $2,000,000 which will vest at the rate of 20% per year from 2016 through 2020 so long as Mr. Graham remains actively and continuously employed by us. Approximately $8.7 million of Mr. Graham’s new hire offer amount was to replace Mr. Graham’s compensation at his previous employer and approximately $3.9 million was an inducement, in line with Cook & Co.’s projection on the amount necessary to attract Mr. Graham to our Company and to California. We agreed to provide Mr. Graham with such compensation and benefits to attract him to our Company and California because Mr. Graham’s leadership talent and legal experience were important to the Company to navigate complex and varied legal issues around the world, execute on important global business development transactions, promote and defend our intellectual property rights and enable the approval and launch of our pipeline of medicines and drug delivery devices. Mr. Graham’s compensation and benefits were designed and negotiated to facilitate a prompt, effective and fair process.

Mr. Graham’s offer letter provides for our standard relocation package, plus the Compensation Committee approved extended temporary housing of 60 days, to facilitate the timing of the transition of Mr. Graham’s family from Washington, D.C. to California. Mr. Graham’s offer letter provides for cash severance protection for three years following his hire date at a multiple of two times annual base salary and a target annual cash incentive award opportunity (currently 80% of his annual base salary) plus up to 18 months of COBRA medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on July 13, 2018, and are payable only if Mr. Graham is terminated other than for “cause.”

Change of Control Benefits

Change of Control Severance Plan

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to 1,580 U.S. staff members (as of December 31, 2015), including each NEO. There are no tax gross-up payments provided under the plan. The plan was structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a

68       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

change of control bonus. The cash severance multiple for our CEO and all other NEOs is two times annual cash compensation. The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued by the Compensation Committee, to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control, to enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits, and to provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contributions to the Company.

Change of Control Treatment of Long-Term Incentive Equity Awards

Restricted Stock Units and Stock Options

All RSUs and stock option grants that have yet to vest have “double-trigger” acceleration of vesting that requires a qualifying termination in connection with a change of control. Assuming the awards are continued or assumed, all RSUs and stock options vest in full only if the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” or, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” within two years following a change of control.

Performance Units

The Compensation Committee has maintained change of control features for each of the performance periods under our performance award programs to ensure that these programs reward participants for our performance until the successful closing of the change of control. In general, the performance units are earned based on a truncated performance period and our performance through the change of control, and provides for potential earn-out at the end of the performance period with the amount earned pro-rated for a change of control that occurs within the first six months of the performance period or thereafter. For additional information on the levels of payout, see “Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards—Performance Units” in our Executive Compensation Tables.

Limited Retirement Benefits and Deferred Compensation Plan

Our health, retirement and other benefits programs are available to all of our U.S.-based staff members (excluding Puerto Rico), including our NEOs, and are typically targeted to align in value with our peer group on a total company basis. The primary survey used to make this total company comparison is the Aon Hewitt Benefit Index®, last updated as of May 2014, using a sample group of 14 companies, chosen so as to have the greatest representation from our peer group. The data generated from this survey is used by the Compensation Committee and management in evaluating the competitive positioning and program design of these health, retirement and other benefit programs.

Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to all regular U.S.-based staff members of the Company and participating subsidiaries. All 401(k) Plan participants are eligible to receive the same proportionate level of matching and core contributions from us.

We credit to our Supplemental Retirement Plan, or SRP, which is available to all 401(k) Plan participants, Company core and matching contributions on eligible compensation that cannot be made to the 401(k) Plan because they relate to compensation that is in excess of the maximum amount of recognizable compensation allowed under the Internal Revenue Code’s qualified plan rules. We also credit staff members in the SRP for lost 401(k) Plan Company match and core contributions resulting from making a deferral into the Nonqualified Deferred Compensation Plan, or NDCP. Earnings under the SRP are market-based—there are no “above market” or guaranteed rates of returns offered in this plan and this plan enables us to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based staff members at all levels. SRP

  ï 2016 Proxy Statement    69

COMPENSATION DISCUSSION AND ANALYSIS

and NDCP participants can direct notional account investments using the 401(k) Plan investing structure (excluding self-direct brokerage and our Company stock) as well as a variety of target date funds. Unlike a traditional pension plan, which provides a lifetime annuity that replaces a significant portion of a participant’s final pay, retirement benefits from our 401(k) Plan and SRP are based on the investment return on the staff member’s own investment elections, with the participant bearing the investment risk. The NDCP offers all U.S.-based staff members (including Puerto Rico) at director level and above the opportunity to defer eligible base salary and annual cash incentive awards, up to maximum amounts typical at our peer group. We also have the discretion to make contributions to this plan, but we do not make such contributions on a regular basis. We believe that offering the NDCP is appropriate because it provides executives the opportunity to save for retirement in a tax-effective fashion that is not readily available without our sponsorship.

Health Savings Account, Retiree Medical Savings Account Plan and Retiree Health Access Plan for all U.S.-based Staff Members

Effective January 1, 2016, we offered a high deductible health plan, or HDHP, and a health savings account, or HSA,

that is available to all U.S.-based (excluding Puerto Rico) staff members. To encourage participation, we made a $1,000 Company contribution to U.S.-based (excluding Puerto Rico) staff members enrolled in the HDHP and HSA on January 1, 2016. We also maintain a Retiree Medical Savings Account Plan available to all U.S.-based (excluding Puerto Rico) staff members. The Retiree Medical Savings Account Plan allows all staff members to make after-tax deferrals to be used post-termination to reimburse them for eligible medical expenses. The Company credits all eligible staff members with an annual contribution ($1,000) and makes a matching contribution equal to 50% of a staff member’s deferrals (up to a match of $1,500 per year). Company credits can be accessed to reimburse eligible medical expenses of staff members who terminate having fulfilled the Company’s retirement criteria. The permissible uses of such credits were expanded to include COBRA, individual and health insurance exchange-related premiums. We do not offer a traditional Company-paid retiree medical plan to our NEOs or other U.S.-based staff members. The Retiree Health Access Plan was available to U.S.-based staff members who retired after attaining age 55 and ten years of service and who were not eligible for Medicare. We terminated the Retiree Health Access Plan effective January 1, 2016 as our retirees now have access to health coverage through the health insurance exchange system under the Affordable Care Act.

Taxes and Accounting Standards

Tax Deductibility Under Section 162(m) of the Internal Revenue Code

We maintain certain incentive compensation programs that are intended to provide for compensation that is tax deductible to us, but we recognize that the best interests of our stockholders may at times be better served by compensation arrangements that are not tax deductible. Section 162(m) places a $1,000,000 limit on the amount of compensation that we may deduct for tax purposes for any year with respect to the executive who serves as our CEO at year-end, and any of our three other most highly compensated employees who serve as executive officers at year-end, other than our Chief Financial Officer. The $1,000,000 limit does not apply to performance-based compensation, as defined under Section 162(m). Our executive compensation program is designed with the intent to provide cash incentive compensation under our EIP and performance units under our performance award program as qualifying performance-based compensation. Due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

•	To maintain a competitive base salary, the base salary provided to Messrs. Bradway and Hooper in 2015 exceeded the tax-deductible limit.

•

The use of RSUs as part (20%) of the annual LTI equity award mix for executives and officers is focused primarily on the attraction and retention of the talent needed to drive our long-term success. This compensation, however, is not performance-based compensation under Section 162(m). The fiscal impact for 2015 of the RSUs not being performance-based is approximately

70       ï 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

$2.4 million assuming the Company’s U.S. combined effective tax rate for 2015.

•

To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Section 162(m), such as retention bonuses or sign-on bonuses, as part of their initial employment offers, and bonuses paid under our GMIP to executives who are hired past the eligibility date of our EIP. Such sign-on bonuses were offered to Messrs. Meline and Graham in connection with their initial employment offers.

Accounting Standards

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, RSUs and performance units under our LTI equity award plans are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our LTI equity award plans and programs. For example, the Compensation Committee took these accounting standards into account when discontinuing grants of incentive stock options. In addition, we modified our Employee Stock Purchase Plan to make it non-compensatory under the “safe harbor” provisions of the accounting rules and therefore no longer recognize compensation expense under this plan. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

  ï 2016 Proxy Statement    71

EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by each of our Named Executive Officers, or NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
				Performance Units and Restricted Stock Units	EIP/GMIP
Robert A. Bradway Chairman of the Board, Chief Executive Officer and President	2015 2014 2013	1,505,769 1,505,769 1,490,769	0 0 0	10,199,959 8,999,880 7,999,917	3,841,000 2,867,000 3,598,000	550,986 589,018 561,121	16,097,714 13,961,667 13,649,807
Anthony C. Hooper Executive Vice President, Global Commercial Operations	2015 2014 2013	1,005,653 1,005,653 1,001,858	0 0 0	3,499,865 2,999,960 3,199,895	1,649,000 1,325,000 1,677,000	260,211 291,341 300,750	6,414,729 5,621,954 6,179,503
David W. Meline(5) Executive Vice President and Chief Financial Officer	2015 2014	903,478 408,469	1,000,000 1,000,000	2,999,795 6,799,914	1,482,000 481,000	207,351 1,909,980	6,592,624 10,599,363
Sean E. Harper Executive Vice President, Research and Development	2015 2014 2013	899,948 899,948 896,543	0 0 0	2,999,795 2,999,960 3,199,895	1,476,000 1,186,000 1,501,000	232,082 259,782 265,228	5,607,825 5,345,690 5,862,666
Jonathan P. Graham(6) Senior Vice President, General Counsel and Secretary	2015	424,464	1,427,203	8,599,985	151,797	2,179,852	12,783,301

(1)

Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our qualified deferred compensation plan and nonqualified deferred compensation plan, or NDCP. Under payroll practices for salaried staff members of our U.S. entities, including our NEOs, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a year.

(2)

For 2015, reflects the grant date fair values of performance units for the 2015-2017 performance period and restricted stock units, or RSUs, granted during 2015 determined in accordance with Accounting Standard Codification, or ASC, Topic 718 (see footnotes 5 and 6 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

The single measure that determines the number of units to be earned for the performance units granted during 2015 is our total shareholder return, or TSR, relative to the TSRs of the companies in the Standard & Poor’s 500 Index, or S&P 500, all computed over the performance period, which is a market condition as defined under Financial Accounting Standards Board principles regarding the measurement of stock-based compensation (ASC 718). Since these awards do not have performance conditions as defined under ASC 718, such awards have no maximum grant date fair values that differ from the grant date fair values presented in the table above.

(3)

Except for Mr. Graham, reflects amounts that were earned under our Executive Incentive Plan, or EIP, for 2015 performance which were determined and paid in March 2016. For a description of our EIP, see “Elements of Compensation and Specific Compensation Decisions—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis. For Mr. Graham, represents the portion of his incentive award earned under our Global Management Incentive Plan, or GMIP, that exceeded the amount guaranteed to Mr. Graham upon his hiring.

(4)	See the subsection “All Other Compensation—Perquisites and Other Compensation” immediately following these footnotes.

72       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

(5)

Mr. Meline was hired to serve as Executive Vice President and Chief Financial Officer effective July 21, 2014. This table reflects his compensation earned beginning on that date. The amount shown in the bonus column for 2014 and 2015 reflects the two installments paid to Mr. Meline as a sign-on bonus to replace the value of Mr. Meline’s pro-rata 2014 bonus with his former employer which was forfeited upon leaving his position.

(6)

Mr. Graham was hired to serve as Senior Vice President, General Counsel and Secretary effective July 13, 2015. This table reflects his compensation earned beginning on that date. The amount shown in the bonus column includes: (i) the first of two $1,000,000 installments due to Mr. Graham as a sign-on bonus to replace the pro-rata value of Mr. Graham’s 2015 bonus at his current employer, which was forfeited upon his leaving, and to induce Mr. Graham to accept the Company’s offer of employment and (ii) $427,203 which is a portion of the bonus paid under the GMIP to Mr. Graham that was guaranteed in his offer letter (see footnote 2(a) to the “Grants of Plan-Based Awards” table for information on how this amount was determined).

All Other Compensation—Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our NEOs and are included in the “All Other Compensation” column of the “Summary Compensation Table.” The following table sets forth the perquisites provided to our NEOs in 2015.

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Moving and Relocation Expenses(3),(4)		Other(5)
Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Tax Gross- Up($)	Aggregate Incremental Cost($)	Total($)
Robert A. Bradway	83,720	2,306	15,000	0	0	7,491	108,517
Anthony C. Hooper	593	1,437	15,000	0	0	6,648	23,678
David W. Meline	0	943	15,000	34,528	8,617	6,700	65,788
Sean E. Harper	384	0	15,000	0	0	5,000	20,384
Jonathan P. Graham	437	0	0	93,928	57,660	0	152,025

(1)

The aggregate incremental cost of use of our aircraft for personal travel by our NEOs is allocated entirely to the highest ranking NEO present on the flight (except for on-board catering costs which are allocated to each NEO present). If each NEO present on the flight is the same level, the aggregate incremental costs of use of our aircraft for personal travel is allocated to each NEO present. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology for 2015 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(2)

The aggregate incremental cost for personal use of the car and driver provided by us is determined as the sum of the cost of fuel, driver overtime costs allocable to personal usage and maintenance costs for the total number of personal miles driven. As the cars are used primarily for business travel, fixed costs that would be incurred by us to operate the company cars for business use such as car lease costs and driver salaries are not included.

(3)

Mr. Meline agreed to relocate from Minnesota to Thousand Oaks, California to serve as our Executive Vice President and Chief Financial Officer in July 2014. The incremental cost of certain relocation benefits that were provided to Mr. Meline in 2015 in connection with this relocation in accordance with our relocation policies, include:

(a)	$15,182 for costs related to the sale of his prior residence;
(b)	$18,996 for costs to relocate household goods;
(c)	$350 for miscellaneous other relocation expenses; and
(d)	$8,617 of tax gross-up payments on moving and relocation benefits provided.

  ï 2016 Proxy Statement    73

EXECUTIVE COMPENSATION TABLES

(4)

Mr. Graham agreed to relocate from Washington, D.C. to Thousand Oaks, California to serve as Senior Vice President, General Counsel and Secretary in July 2015. The incremental cost of certain relocation benefits that were provided to Mr. Graham in 2015 in connection with this relocation in accordance with our relocation policies, include:

(a)	$73,835 for housing and living costs;
(b)	$8,969 transportation costs of relocation-related trips;
(c)	$2,805 for costs to relocate household goods;
(d)	$8,319 for miscellaneous other relocation expenses; and
(e)	$57,660 of tax gross-up payments on moving and relocation benefits provided.
(5)

Other expenses include Company contributions to non-profit charities designated by the executive in the amount of $4,992 for Mr. Bradway and Mr. Hooper and $5,000 for Mr. Meline and Dr. Harper. Other expenses also include the cost of executive physicals and expenses related to guests accompanying the NEOs on business travel.

Other Compensation. The following table sets forth compensation for our NEOs in 2015 incurred in connection with our 401(k) Retirement and Savings Plan, or 401(k) Plan, and our Supplemental Retirement Plan, or SRP. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.” See “Nonqualified Deferred Compensation” below for a description of these plans.

Name	Company Contributions to 401(k) Retirement and Savings Plan($)	Company Credits to Supplemental Retirement Plan($)	Company Credits to Nonqualified Deferred Compensation Plan($)		Total($)
Robert A. Bradway	26,500	415,969	0		442,469
Anthony C. Hooper	26,500	210,033	0		236,533
David W. Meline	26,500	115,063	0		141,563
Sean E. Harper	26,500	185,198	0		211,698
Jonathan P. Graham	13,250	14,577	2,000,000	(1)	2,027,827

(1)

Negotiated by Mr. Graham in connection with his hiring to replace forfeiture of certain benefits at his former employer. This contribution vests at the rate of 20% per year from 2016 through 2020 as long as Mr. Graham remains continuously employed by us, which vesting accelerates upon death, disability, termination of employment not for cause or a change of control consistent with the terms of the NDCP.

Narrative Description to the Compensation Tables—Performance Units

Long-term incentive performance units are granted to our NEOs annually during the first year of the performance period, generally three years, and are paid out following the end of the performance period based on our level of achievement of the applicable pre-established performance goals over the performance period, as determined by our Compensation and Management Development Committee, or Compensation Committee, for such performance period for each grant. The number of performance units earned are paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment are a termination of employment in connection with a change of control or the death, disability or retirement of a participant as discussed under “Potential Payments Upon Termination or Change of Control” below.

Performance Goals and Formulas

For a description of the performance units for the 2013-2015 performance period that began on January 28, 2013 and ended on January 28, 2016 and for the 2015-2017 performance period that began on January 30, 2015 and will end on January 30, 2018, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

74       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

The structure of the performance goals for the outstanding 2014-2016 performance period that began on January 31, 2014 and will end on January 31, 2017 and the 2015-2017 performance period are substantially similar to the performance goals for the 2013-2015 performance period, and are based upon our TSR for the 2014-2016 and 2015-2017 performance periods, respectively, relative to the

TSRs of the companies that are listed in the S&P 500, as defined (the Reference Group), over the performance period. If the rank of the TSR of our Common Stock is the 0th, 25th, 50th or 75th percentile or greater relative to the companies of the Reference Group, the percentage payout will be 0%, 50%, 100% or 150%, respectively, with linear interpolation between these percentiles.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(# of units)(3)			All Other Stock Awards: Number of Shares of Stock or Units(#)(4)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Approval Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum
			EIP/GMIP			Performance Units			RSUs
Robert A. Bradway	3/4/15	3/4/15	(2)	(2)	9,960,000
	1/30/15	12/17/14				(3)	51,179	76,768		8,159,980	(5)
	1/30/15	12/17/14							13,398	2,039,979	(6)
Anthony C. Hooper	3/4/15	3/4/15	(2)	(2)	5,976,000
	1/30/15	12/17/14				(3)	17,561	26,341		2,799,926	(5)
	1/30/15	12/17/14							4,597	699,939	(6)
David W. Meline	3/4/15	3/4/15	(2)	(2)	5,976,000
	1/30/15	12/17/14				(3)	15,052	22,578		2,399,891	(5)
	1/30/15	12/17/14							3,940	599,904	(6)
Sean E. Harper	3/4/15	3/4/15	(2)	(2)	5,976,000
	1/30/15	12/17/14				(3)	15,052	22,578		2,399,891	(5)
	1/30/15	12/17/14							3,940	599,904	(6)
Jonathan P. Graham	7/13/15	7/13/15	(2)	(2)	739,390
	8/4/15	5/14/15							49,199	8,599,985	(6)

(1)

Reflects the date on which the grants were approved by the Compensation Committee. See “Compensation Policies and Practices—Policies for Grants of Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis for a description of the timing of our annual equity award grants.

(2)

Represents awards to our NEOs made under our EIP, except for Mr. Graham, whose award was made under our GMIP since Mr. Graham commenced employment on July 13, 2015 and was thus not eligible to participate in the EIP. For our EIP participants, the “maximum” amounts shown in the table above reflect the largest possible payments under our EIP for the 2015 performance period, based on our adjusted net income, as defined for the EIP. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. Consistent with its practice since the EIP was approved by our stockholders, the Compensation Committee employed the pre-established GMIP Company performance goals, as illustrated in the table below, in determining the actual amounts awarded under the EIP in 2015. Our GMIP for 2015 was based on our performance against two primary Company performance goals, weighted as follows: (1) Deliver Results (70%) and (2) Progress Innovative Pipeline (30%). Threshold goals of 50% of target performance have been established only for the non-financial metrics. There are no threshold goals for the financial metrics. These non-financial metrics are often expressed in milestones or are more subjective in nature than are the financial metrics. If only one of the minor non-financial goals is accomplished, the payout percentage would be very small (less than 1% of a target annual cash incentive award) and, as such, no threshold amount is shown in the table below. The 2015 GMIP-derived target and maximum payout levels, which are based on a multiple of salary, are

  ï 2016 Proxy Statement    75

EXECUTIVE COMPENSATION TABLES

shown in the table below. Mr. Graham’s maximum payout under the GMIP reflects his July 13, 2015 commencement of employment and includes the portion of the award guaranteed under his employment agreement (discussed in footnote (a) to the table below). The actual amounts awarded under our EIP and GMIP are based on achieving 176.1% performance against target under the 2015 GMIP and are reported as “Non-Equity Incentive Plan Compensation” in our “Summary Compensation Table” and are shown in the table below. See footnote (a) to the table below for more information on Mr. Graham’s award, including where it is reported in our “Summary Compensation Table.” For a description of our pre-established GMIP Company performance goals and the use of the GMIP in the Compensation Committee’s exercise of negative discretion see “Elements of Compensation and Specific Compensation Decisions—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

	GMIP						Non-Equity Incentive Plan Compensation($)
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)

Name	Threshold		Target		Maximum		Actual
Robert A. Bradway	—		2,180,769		4,906,730		3,841,000
Anthony C. Hooper	—		936,298		2,106,671		1,649,000
David W. Meline	—		841,169		1,892,630		1,482,000
Sean E. Harper	—		837,883		1,885,237		1,476,000
Jonathan P. Graham		(a)		(a)	739,390	(a)	151,797	(a)

(a)

Mr. Graham’s actual award under the GMIP for 2015 was based on the Company’s actual performance and his target annual cash incentive award opportunity applied to his eligible earnings since his employment commenced on July 13, 2015 (target annual cash incentive). As an inducement to join the Company, we guaranteed a minimum payout based on a GMIP Company performance goals composite score of 130% for his 2015 GMIP annual cash incentive award. The actual GMIP Company performance goals composite score of 176.1% exceeded this guarantee, and resulted in a payout for Mr. Graham of $579,000. Reflected in the table above is the maximum amount that Mr. Graham could earn under the GMIP without regard to the guarantee. The threshold amount is excluded as his guaranteed minimum award of 130% exceeded the 100% target percentage under the GMIP. Further, in accordance with SEC reporting rules, the guaranteed minimum award under the GMIP for 2015 of $427,203 (target annual cash incentive multiplied by 130%) is reported in the “Bonus” column of the “Summary Compensation Table” and the $151,797 of the GMIP award in excess of this amount is reported in the “Non-Equity Incentive Plan Compensation” in our “Summary Compensation Table”.

(3)

Reflects estimated payouts regarding performance units granted during 2015 for the 2015-2017 performance period for NEOs. The number of units granted (which equals the target number of units of the award) will be multiplied by a payout percentage, which can range from 0% to 150%, to determine the number of units earned by the participant at the end of the performance period. Shares of our Common Stock will be issued on a one-for-one basis for each performance unit earned. The payout percentage for the 2015-2017 performance period performance units is earned based on how the TSR of our Common Stock ranks relative to the TSRs of the companies that are listed in the S&P 500, as defined (the Reference Group), over the performance period. If the rank of the TSR of our Common Stock is the 0th, 25th, 50th or 75th percentile relative to companies in the Reference Group, the percentage payout will be 0%, 50%, 100% or 150%, respectively, with linear interpolation used to determine the payout percentage if the rank of the TSR of our Common Stock falls between these percentiles, as applicable. If the rank of the TSR of our Common Stock is above the 75th percentile, the percentage payout will be 150%. These performance units accrue dividend equivalents deemed reinvested in shares and that are payable in shares only to the extent and when the underlying performance units are earned. For more information, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis. Mr. Graham commenced employment with the Company after the participants for the 2015-2017 performance period had been determined and, as such, he did not receive any performance units.

(4)

Reflects RSUs granted during 2015, including the annual grant of RSUs to our NEOs and RSUs granted to Mr. Graham in connection with the commencement of his employment with the Company on July 13, 2015. RSUs accrue dividend equivalents that are deemed reinvested in shares and payable only to the extent and when the underlying RSUs vest and are issued to the recipient.

(5)

Reflects the grant date fair values of the performance units granted during 2015 for the 2015-2017 performance period determined in accordance with ASC 718 based on the number of performance units granted multiplied by the grant date fair value per unit of $159.44. Because the performance units are earned based solely on the market condition of relative TSR performance the grant date fair value per unit was determined using a payout simulation model with the following key assumptions: risk-free interest rate of 0.8%; volatility of the price of our Common Stock of 24%; the closing price of our Common Stock on the grant date of $152.26 per share; volatilities of the prices of the stocks of the Reference Group and the correlations of returns of our Common Stock and the stocks of the Reference Group to simulate TSRs and their resulting impact on the payout percentages based on the contractual terms of the performance units.

(6)

Reflects the grant date fair values of RSUs granted during 2015 determined in accordance with ASC 718 based on the number of RSUs granted multiplied by the grant date fair values per unit of $152.26 and $174.80 for grants on January 30 and August 4, respectively. Because these RSUs accrue dividend equivalents during the vesting period, the grant date fair value per unit equals the closing price of our Common Stock on the grant date.

76       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2015 granted to each of our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/ Option)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
	Stock Options(1)				Restricted Stock Units and Dividend Equivalents		Performance Units and Dividend Equivalents
Robert A. Bradway	73,500 127,000 84,000	0 0 0	54.69 58.43 50.44	4/25/21 4/26/20 4/28/16	50,281	8,162,115	70,081 89,990 113,175	(4) (5) (6)	11,376,249 14,608,077 18,371,698
Anthony C. Hooper	0	0			18,387	2,984,762	24,047 29,996 45,269	(4) (5) (6)	3,903,550 4,869,251 7,348,517
David W. Meline	0	0			45,801	7,434,876	20,611	(4)	3,345,784
Sean E. Harper	21,000 16,000	0 0	54.69 58.43	4/25/21 4/26/20	17,717	2,876,001	20,611 29,996 45,269	(4) (5) (6)	3,345,784 4,869,251 7,348,517
Jonathan P. Graham	0	0			49,697	8,067,314	0		0

(1)

Stock options granted prior to April 26, 2010 expire on the seventh anniversary of their grant date. Stock options granted on or after April 26, 2010 expire on the tenth anniversary of their grant date. No stock options have been granted to NEOs subsequent to 2011.

(2)

The following table shows the vesting of RSUs and related accrued dividend equivalents (rounded down to the nearest whole number of units) outstanding as of December 31, 2015. RSUs accrue dividends that are deemed reinvested in shares and payable only when and to the extent the underlying RSUs vest and are issued to the participant.

	Granted on
Name	August 4, 2015(a)	January 30, 2015(b)	August 1, 2014(c)	January 31, 2014(d)	January 28, 2013(e)	April 27, 2012(f)
Robert A. Bradway	0	13,671	0	15,723	13,252	7,635
Anthony C. Hooper	0	4,690	0	5,241	5,300	3,156
David W. Meline	0	4,020	41,781	0	0	0
Sean E. Harper	0	4,020	0	5,241	5,300	3,156
Jonathan P. Graham	49,697	0	0	0	0	0
(a)

Scheduled to vest in approximately equal installments on the first four anniversaries of the grant date, subject to continued service with us, to better align with the value forfeited by Mr. Graham at his previous employer.

(b)	Scheduled to vest at a rate of approximately 33%, 33% and 34% on the second, third and fourth anniversaries of the grant date.
(c)	Scheduled to vest in approximately equal installments on the second, third and fourth anniversaries of the grant date.
(d)	Approximately 33% vested on January 31, 2016, and the remaining are scheduled to vest at a rate of 33% and 34% on the third and fourth anniversaries of the grant date, respectively.
(e)	Approximately half vested on January 28, 2016 and the remainder is scheduled to vest on the fourth anniversary of the grant date.
(f)	Scheduled to vest on the fourth anniversary of the grant date.
(3)

The market values of RSUs and performance units (and related dividend equivalents) were calculated by multiplying the number of RSUs outstanding or the number of performance units (as determined in accordance with Securities and Exchange Commission, or SEC, rules and footnotes 4 through 6 below), as applicable, by the closing price of our Common Stock on December 31, 2015 ($162.33).

  ï 2016 Proxy Statement    77

EXECUTIVE COMPENSATION TABLES

(4)

Reflects the sum of the number of performance units granted for the 2015–2017 performance period and the related dividend equivalents accrued through December 31, 2015 multiplied by the relative TSR percentage multiplier of 134.2%. The relative TSR percentage multiplier is based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 30, 2015 grant date to December 31, 2015. The number of dividend equivalents multiplied by the 134.2% payout percentage (rounded down to the nearest whole number of units) included in the table above are as follows: 1,399 units for Mr. Bradway, 480 units for Mr. Hooper, 411 units for Mr. Meline and Dr. Harper.

(5)

Reflects the number of performance units granted for the 2014-2016 performance period and related dividend equivalents accrued through December 31, 2015 multiplied by the maximum payout percentage of 150%, which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 31, 2014 grant date to December 31, 2015. The number of dividend equivalents multiplied by the 150% payout percentage noted above (rounded down to the nearest whole number of units) included in the table above are as follows: 3,383 units for Mr. Bradway and 1,127 units for Mr. Hooper and Dr. Harper.

(6)

Reflects the number of performance units granted for the 2013-2015 performance period and related dividend equivalents accrued through December 31, 2015 multiplied by the maximum payout percentage of 150%, which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 28, 2013 grant date to December 31, 2015. The number of dividend equivalents multiplied by the 150% payout percentage noted above (rounded down to the nearest whole number of units) included in the table above are as follows: 6,212 units for Mr. Bradway and 2,484 units for Mr. Hooper and Dr. Harper. These awards, together with dividend equivalents accrued in 2016 prior to payout, will be reflected, as applicable, in the “Options Exercises and Stock Vested” table in our proxy that reports executive compensation for calendar year 2016.

The estimated payouts of the performance units described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Option Exercises and Stock Vested

The following table summarizes the option exercises, vesting of RSUs and the payment of performance units (and related dividend equivalents, as applicable) for each of our NEOs for the year ended December 31, 2015. The RSUs and performance units vested and converted to one share of our Common Stock for each vested RSU and performance unit. Performance units became payable as shares upon certification by our Compensation Committee and were paid in March 2015.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Robert A. Bradway	84,000	9,279,537	153,553	24,748,863
Anthony C. Hooper	0	0	120,445	18,967,370
David W. Meline	0	0	13,787	2,434,798
Sean E. Harper	0	0	62,469	10,062,680
Jonathan P. Graham	0	0	0	0

(1)	The value shown is based on the stock options exercised multiplied by the difference between the prices at which they were valued on the date of exercise and the stock option exercise price.
(2)

The value shown is the closing price of a share of our Common Stock on the business days immediately prior to the vesting dates of RSUs and to the payment dates for the performance units, as applicable, multiplied by the number of units vested, including cash received in lieu of fractional dividend equivalents.

78       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our SRP and NDCP for and as of the year ended December 31, 2015. There were no withdrawals by any of the NEOs in 2015.

Name	2015 Employee Contributions ($)(1)	2015 Company Contributions ($)(2)	2015 Earnings (Losses) ($)(3)	Balance as of 12/31/15($)(4)
Robert A. Bradway	430,050	415,969	(118,411)	8,967,668
Anthony C. Hooper	0	210,033	(13,893)	912,111
David W. Meline	817,500	115,063	6,007	2,771,523
Sean E. Harper	0	185,198	(92,588)	2,261,670
Jonathan P. Graham	37,654	2,014,577	(88,409)	1,963,822

(1)

Reflects the portion of the annual cash incentive award deferred and contributed to the NDCP in the amount of $430,050 and $384,800 by Messrs. Bradway and Meline, respectively, that are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in 2014, the year they were earned. Also reflects the portions of base salaries deferred and contributed to the NDCP in the amount of $432,700 and $37,654 by Messrs. Meline and Graham, respectively, that are included in the “Salary” column of the “Summary Compensation Table” in 2015, the year they were earned.

(2)

Reflects credits to the SRP. Also reflects a credit of $2,000,000 to Mr. Graham’s NDCP account made in connection with his hiring, which will vest at a rate of 20% per year on each of the first five anniversaries of his date of hire as long as Mr. Graham remains employed with the Company, and which vesting accelerates upon: (i) death, (ii) disability, (iii) termination of employment not for Cause; or (iv) a change of control consistent with the terms of the NDCP. Credits to the SRP and NDCP are included in the “All Other Compensation” column of the “Summary Compensation Table.”

(3)	Reflects earnings (losses) in the NDCP and SRP for 2015.
(4)

Reflects balances in the NDCP and SRP on December 31, 2015. All amounts are vested, except amounts with respect to: (i) $1,434,827 for Mr. Meline and $1,911,647 for Mr. Graham related to Company contributions in their NDCP accounts and related earnings and losses and (ii) $32,619 for Mr. Meline and $10,768 for Mr. Graham of their SRP account balances. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary Compensation Table” in 2015, 2014 and 2013: $3,582,996 for Mr. Bradway; $755,155 for Mr. Hooper; $2,732,470 for Mr. Meline; $616,162 for Dr. Harper; and $2,052,231 for Mr. Graham.

General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The SRP is designed to provide a “make-whole” benefit to 401(k) Plan participants who have eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on such compensation to represent the equivalent percentage of Company contributions that would have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. For the same reason, the Company also credits to the SRP a 10% contribution on amounts deferred into the NDCP. No “above market” crediting rates are offered under the SRP and employee contributions are not permitted.

The SRP and the NDCP are unfunded plans for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are our general unsecured obligations and are subject to our on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist us in satisfying our obligations under the NDCP. Earnings on amounts contributed to our SRP and NDCP, like our 401(k) Plan, are based on participant selections among the investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute or add investment options at any time. Participants can select from among these investment options for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity to invest through a brokerage window or in our Common Stock under our NDCP or SRP. The investment options in the NDCP and the SRP also differ in that they include six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have

  ï 2016 Proxy Statement    79

EXECUTIVE COMPENSATION TABLES

been created for use as default investment options. The investment options during 2015 are described in the subsection “Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation

Plan” below. Invested credits can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Retirement and Savings Plan and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan that is available to regular U.S.-based staff members of the Company and participating subsidiaries. All 401(k) Plan participants, including our NEOs, are eligible to receive the same proportionate level of matching and nonelective or “core” contributions from us. Company contributions on eligible compensation earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were deferred to the NDCP are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan eligible staff members.

Contributions. We make a core contribution of 5% of eligible compensation to all regular U.S-based staff members under the 401(k) Plan, regardless of whether the staff members elect to defer any of their compensation to the 401(k) Plan. In addition, under the 401(k) Plan, participants are eligible to receive matching contributions of up to 5% of their eligible compensation that they contribute to the 401(k) Plan. Under our SRP, we credit 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which equals the combined percentage of our core contributions and maximum matching contributions under our 401(k) Plan. We also credit 10% of each participant’s compensation that is not eligible for deferral into our 401(k) Plan because the participant deferred it to the NDCP.

Distributions. Participants receive distributions from the SRP following their termination of employment. Distributions for most participants are made in a lump sum payment in the first or second year following termination of employment, or, for balances in excess of a de minimis amount, in installments that commence in the year following termination. For our NEOs, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our NEO’s termination of employment.

Vesting. Participants in the 401(k) Plan are immediately vested in participant and Company contributions and related earnings and losses on such amounts. Participants in the SRP are immediately vested in contributions that are made with respect to amounts the participants deferred under the NDCP and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of: (i) three continuous years of their service to us; (ii) termination of their employment on or after their normal retirement date (as defined in the 401(k) Plan); (iii) their disability (as defined in the 401(k) Plan); (iv) their death or (v) a change of control and termination of their employment as described below in “Potential Payments Upon Termination or Change of Control—Change of Control Severance Plan.”

Nonqualified Deferred Compensation Plan

Our NDCP allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board of Directors, or Board, and our U.S.- and Puerto Rico-based staff members at the director level or above, who include our NEOs, are eligible to participate in this plan. Our NEOs may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are staff members may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 100% of their annual cash incentive award and up to 100% of sales commissions. Non-employee members of our Board may defer all or a portion of their fees, including retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired staff members or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our NEOs, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our NEO’s termination of

80       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

employment. Participants may also elect to receive an in-service distribution of an elective deferral (called a short-term deferral) that is paid no earlier than three full years after the end of the plan year in which the deferral was made. Participants may also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts that they elect to defer and related earnings and losses on such amounts. As part of his initial hire package, and to replace the forfeiture of certain pension benefits at his former employer, we contributed $1,600,000 to Mr. Meline’s NDCP account. This contribution and related earnings and losses thereon vest at the rate of 12.5% per year from 2015 through 2022 as long as Mr. Meline remains continuously employed by us, which vesting accelerates upon a change of control consistent with the terms of the NDCP. As part of his initial hire package and to replace forfeiture of certain benefits at his former employer and to induce Mr. Graham to accept the Company’s offer of employment, Mr. Graham was provided with a contribution to his NDCP account of $2,000,000 which will vest at the rate of 20% per year from 2016 through 2020 as long as Mr. Graham remains actively and continuously employed by us, which vesting accelerates upon death, disability, termination of employment not for cause or a change of control consistent with the terms of the NDCP.

Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The investment options under the SRP and the NDCP and their annual rates of return for 2015 are contained in the tables below. The 401(k) Plan offers the same investment options as the SRP and the NDCP except: (i) the 401(k) Plan also allows investments in our Common Stock and offers a brokerage window and (ii) the 401(k) Plan does not offer the six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios” below. The

Target Retirement Portfolios are designed to provide an all-in-one investment option for creating a diversified portfolio. Each portfolio is an asset allocation strategy built around a combination of investments from the plan’s investment options (provided below) and is adjusted over time to gradually become more conservative as the target maturity date of the portfolio approaches. We retain the right to change, at our discretion, the available investment options.

Name of Investment Option	Rate of Return for 2015	Name of Investment Option	Rate of Return for 2015
Amgen Target Retirement Portfolio Income	(1.11%)	Capital Preservation	1.57%
Amgen Target Retirement Portfolio 2010	(1.05%)	Fixed Income Index	0.55%
Amgen Target Retirement Portfolio 2020	(1.43%)	Fixed Income	0.98%
Amgen Target Retirement Portfolio 2030	(2.29%)	High Yield	(2.16%)
Amgen Target Retirement Portfolio 2040	(3.35%)	Inflation-Protection	(1.40%)
Amgen Target Retirement Portfolio 2050	(3.73%)	Large Cap Value	(7.44%)
		Large Cap Index	1.37%
		Large Cap Growth	5.38%
		Small-Mid Cap Value	(9.73%)
		Small-Mid Cap Index	(3.49%)
		Small-Mid Cap Growth	(0.08%)
		International Value	(5.56%)
		International Index	(5.54%)
		International Growth	(1.86%)
		Emerging Markets	(16.56%)
		REIT Index	2.36%

  ï 2016 Proxy Statement    81

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change of Control

Change of Control Severance Plan

Our Amended and Restated Change of Control Severance Plan, or Change of Control Severance Plan, provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in connection with a change of control. Our Compensation Committee periodically reviews the terms of the Change of Control Severance Plan, which was originally adopted in 1998, to ensure it is aligned with current governance best practices.

If a change of control occurs and a participant’s employment is terminated by us other than for cause or disability or by the participant for good reason within two years after the change of control, a participant under the Change of Control Severance Plan would be entitled to:

•	a lump sum cash payment in an amount equal to:

–	the product of:

•	a benefits multiple of one or two based on the participant’s position (each of our NEOs has a benefits multiple of two); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs;

•

if, as a result of the participant’s termination of employment, the participant becomes entitled to, and timely elects to continue, healthcare (including any applicable vision benefits) and/or dental coverage under COBRA Company-paid group health and dental insurance continuation coverage for the participant and his or her dependents under COBRA until the earlier of (i) the expiration of a participant’s eligibility for coverage under COBRA or (ii) the expiration of the 18-month period immediately following the participant’s termination (whichever occurs earlier);

•	fully-vested benefits accrued under our 401(k) Plan and our SRP;

•	either a lump-sum cash payment or a contribution to our SRP, as determined by us in our sole discretion, in an amount equal to the sum of (1) the product of $2,500 and the participant’s benefits multiple and (2) the product of (x) 10%, (y) the sum of (i) the participant’s annual base salary as in effect immediately prior to the participant’s termination or, if higher, as in effect immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs (which equals the participant’s annual base salary multiplied by the participant’s target annual cash incentive award percentage, each as in effect immediately prior to the termination or, if higher, as in effect immediately prior to the change of control) and (z) the benefits multiple; and

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our NEOs would receive such liability insurance benefits, which would result in no additional cost to us).

No tax gross-up payments are provided under the Change of Control Severance Plan. If all payments or benefits received under the Change of Control Severance Plan or any other plan, arrangement or agreement would cause the participant to be subject to excise tax, then the payments will be reduced to the extent necessary to avoid the excise tax, provided that the reduced payments, net of federal, state and local income taxes, are greater than the payments without such reduction, net of federal, state and local income taxes and excise tax.

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all staff members upon a termination). The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our staff members during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan is subject to automatic one-year extensions unless we notify participants no later than November 30 that the term will not be extended. If a change of control occurs during the term of the plan, the plan will continue in effect for at least 24 months following the change of control. Prior to a

82       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

change of control, we can amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

“Change of Control” is defined in the plan as the occurrence of any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized, merged or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to, our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) an adverse and material diminution of a participant’s authority, duties or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options and Restricted Stock Units

Our stock plans (or the related grant agreements approved for use under such stock plans) provide for accelerated vesting or continued vesting of unvested stock options and RSUs in the circumstances described below.

Change of Control/Qualifying Termination in Connection with a Change of Control. Unvested stock options and RSUs will vest in full upon a Change of Control (as defined in the stock plans or related grant agreements approved for use under such stock plans) only if, within 24 months following the change of control, the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” and, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” (as each is defined in the grant agreements). With respect to stock option and RSU grants made on or after March 6, 2013, Change of Control no longer includes any other event which the incumbent Board (as defined in the related grant agreements), in its sole discretion, determines is a change of control.

Death or Disability. In general, unvested stock options and RSUs granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested stock options and RSUs granted in the calendar year death or disability occurs, a pro-rata amount of these stock options and RSUs immediately vests based on the number of completed months of employment during the calendar year such event occurs. Under our stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. staff members or an independent medical advisor appointed by us.

Retirement. In general, unvested stock options and RSUs granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting

  ï 2016 Proxy Statement    83

EXECUTIVE COMPENSATION TABLES

schedule following the retirement of the holder if the holder has been continuously employed for at least ten years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant). If a retirement-eligible participant receives a grant of stock options or RSUs in the calendar year such retirement occurs, the participant will vest in a pro-rata amount of the award he or she would be otherwise entitled to based upon the number of complete months of employment during the calendar year such retirement occurs. Holders have the lesser of five years from the date of retirement or the remaining period before expiration to exercise any vested stock options. No NEOs would have received this benefit because they did not meet the above-mentioned retirement requirements.

Performance Units

Our performance award program provides for a potential earn-out of outstanding performance units upon a Change of Control (as defined in our Change of Control Severance Plan) based on a truncated performance period and our performance through the change of control, and provides for potential earn-out at the end of the performance period in the event of a termination of employment due to death, disability or retirement subject to the proration provisions described below. With respect to grants of performance units made on or after March 6, 2013, Change of Control no longer includes any other event which the incumbent Board (as defined in the performance award program), in its sole discretion, determines is a change of control.

Change of Control. With respect to grants of outstanding performance units, in the event of a change of control that occurs after the sixth month of the performance period and before the end of the performance period, the performance period terminates as of the last business day before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period based on: (A) our TSR performance for which our ending Common Stock price is computed on the greater of (i) the average daily closing price of our Common Stock for the last twenty (20) trading days of such shortened period or (ii) the value of consideration paid for a share of our Common Stock in the change of control (whether such consideration is paid in cash, stock or other property, or any combination thereof) and (B) the TSR performance of the companies in the applicable reference group based on such companies’ average daily closing stock price for the last twenty (20) trading days of such shortened performance period. In the event of a change of control that occurs during the first six months of the performance period, the participant is entitled to a payment equal to an amount calculated in the manner described in the preceding sentence pro-rated for the number of complete months elapsed during the shortened performance period.

Death or Disability. For all performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year in which death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who has been continuously employed with us for at least ten years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant), for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the calendar year such retirement occurs. No NEOs would have received this benefit because they did not meet the above-mentioned retirement requirements.

Mr. Meline’s Offer Letter

We entered into an offer letter with Mr. Meline in connection with his initial hiring as Chief Financial Officer effective July 21, 2014, which provides for limited severance benefits in the event of termination of employment by us, other than for cause. Specifically, the offer letter provides for severance protection for three years following the hire date equal to one year of base salary and target bonus, as defined, plus up to 12 months of COBRA medical and dental coverage paid by

84       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

us. Benefits of this type are sometimes provided to officer-level candidates in order to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on July 21, 2017, the third anniversary of the commencement of his employment with the Company.

For purposes of the offer letters, “cause” is defined as: (i) unfitness for service, inattention to or neglect of duties, or incompetence; (ii) dishonesty; (iii) disregard or violation of the policies or procedures of the Company; (iv) refusal or failure to follow lawful directions of the Company; (v) illegal, unethical or immoral conduct; or (vi) breach of our Proprietary Information and Inventions Agreement.

Mr. Graham’s Offer Letter

We entered into an offer letter with Mr. Graham in connection with his initial hiring as Senior Vice President, General Counsel and Secretary effective July 13, 2015, which provides for limited severance benefits in the event of termination of employment by us, other than for cause. Specifically, the offer letter provides for severance protection for three years following the hire date equal to two years of base salary and target bonus, as defined, plus up to 18 months of COBRA medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates in order to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on July 13, 2018, the third anniversary of the commencement of his employment with the Company.

“Cause” is defined as discussed above in Mr. Meline’s offer letter.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits: (i) to each of our NEOs upon a change of control, upon a qualifying termination within two years following a change of control, or upon death or disability and (ii) to Messrs. Meline and Graham, upon termination without cause. All other amounts shown in the tables below assume that the triggering events occurred on December 31, 2015 and do not include: (i) the 2015 EIP payouts, which were earned as of December 31, 2015; (ii) other benefits earned during the term of our NEO’s employment that are available to all salaried staff members, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies and (iv) benefits previously accrued and vested under the SRP and the NDCP. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table above. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from the Company. In accordance with SEC rules, the value of accelerated equity awards (and the value of equity awards that would continue to vest after retirement) shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2015 ($162.33). The value per unit of accelerated RSUs and performance units, including the related accrued dividend equivalents (rounded down to the nearest whole number of units), equals the applicable closing price multiplied by the number of units and dividend equivalents vested or earned, as applicable, as a result of such event.

  ï 2016 Proxy Statement    85

EXECUTIVE COMPENSATION TABLES

Estimated Payments to Robert A. Bradway

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Death or Disability($)
Lump sum cash severance payment	0		7,200,000		0
Intrinsic value of accelerated unvested RSUs	0		8,162,115		8,162,115
Value of 2015-2017 performance units	11,376,249	(1)	11,376,249	(1)	11,376,249	(2)
Value of 2014-2016 performance units	14,608,077	(1)	14,608,077	(1)	14,608,077	(2)
Value of 2013-2015 performance units	18,371,698	(1)	18,371,698	(1)	18,371,698	(2)
Continuing health care benefits for 18 months(3)	0		38,871		0
Continuing retirement plan contributions for two years(4)	0		725,000		0
Total	44,356,024		60,482,010		52,518,139

Estimated Payments to Anthony C. Hooper

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Death or Disability($)
Lump sum cash severance payment	0		3,806,840		0
Intrinsic value of accelerated unvested RSUs	0		2,984,762		2,984,762
Value of 2015-2017 performance units	3,903,550	(1)	3,903,550	(1)	3,903,550	(2)
Value of 2014-2016 performance units	4,869,251	(1)	4,869,251	(1)	4,869,251	(2)
Value of 2013-2015 performance units	7,348,517	(1)	7,348,517	(1)	7,348,517	(2)
Continuing health care benefits for 18 months(3)	0		26,293		0
Continuing retirement plan contributions for two years(4)	0		385,684		0
Total	16,121,318		23,324,897		19,106,080

86       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Estimated Payments to David W. Meline

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Termination Without Cause($)(5)	Death or Disability($)
Lump sum cash severance payment	0		3,420,061		1,710,030	0
Intrinsic value of accelerated unvested RSUs	0		7,434,876		0	7,434,876
Value of 2015-2017 performance units	3,345,784	(1)	3,345,784	(1)	0	3,345,784	(2)
Value of 2014-2016 performance units	n/a		n/a		n/a	n/a
Value of 2013-2015 performance units	n/a		n/a		n/a	n/a
Continuing health care benefits for applicable period(3)	0		38,871		25,255	0
Continuing retirement plan contributions for two years(4)	0		347,006		0	0
Acceleration of unvested balance of SRP account	0		32,619		0	32,619
Acceleration of unvested balance of DCP account	1,434,827		1,434,827		0	0
Total	4,780,611		16,054,044		1,735,285	10,813,279

Estimated Payments to Sean E. Harper

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Death or Disability($)
Lump sum cash severance payment	0		3,406,700		0
Intrinsic value of accelerated unvested RSUs	0		2,876,001		2,876,001
Value of 2015-2017 performance units	3,345,784	(1)	3,345,784	(1)	3,345,784	(2)
Value of 2014-2016 performance units	4,869,251	(1)	4,869,251	(1)	4,869,251	(2)
Value of 2013-2015 performance units	7,348,517	(1)	7,348,517	(1)	7,348,517	(2)
Continuing health care benefits for 18 months(3)	0		38,871		0
Continuing retirement plan contributions for two years(4)	0		345,670	(6)	0
Total	15,563,552		22,230,794		18,439,553

  ï 2016 Proxy Statement    87

EXECUTIVE COMPENSATION TABLES

Estimated Payments to Jonathan P. Graham

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)	Change in Control and Termination($)		Termination Without Cause($)(6)	Death or Disability($)
Lump sum cash severance payment	0	3,204,022		3,204,022	0
Intrinsic value of accelerated unvested RSUs	0	8,067,314		0	3,361,357	(7)
Value of 2015-2017 performance units	n/a	n/a		n/a	n/a
Value of 2014-2016 performance units	n/a	n/a		n/a	n/a
Value of 2013-2015 performance units	n/a	n/a		n/a	n/a
Continuing health care benefits for applicable period(3)	0	38,871		38,871	0
Continuing retirement plan contributions for two years(4)	0	325,402		0	0
Acceleration of unvested balance of SRP account	0	10,768		0	10,768
Acceleration of unvested balance of DCP account	1,911,647	1,880,366	(8)	1,911,647	1,911,647
Total	1,911,647	13,526,743		5,154,540	5,283,772
(1)

In the event of a change of control occurring after the first six months of the 2015-2017 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2015 multiplied by a payout percentage of 134.2%, which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 30, 2015 grant date through December 30, 2015, the last business day before the change in control.

In the event of a change of control occurring during the second year of the 2014-2016 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2015 multiplied by a payout percentage of 150%, which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 31, 2014 grant date through December 30, 2015, the last business day before the change in control.

In the event of a change of control during the third year of the 2013-2015 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2015 multiplied by the maximum payout percentage of 150% which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 28, 2013 grant date through December 30, 2015, the last business day before the change in control.

Our TSRs for purposes of determining the payout percentages of these awards would be based on the higher of: (i) the average closing price of our Common Stock for the last 20 trading days of the shortened performance period ended on December 30, 2015 and (ii) the value of consideration the acquirer paid for a share of our Common Stock in the change of control. For purposes of the payout values shown in the tables, the TSRs for our Common Stock were based on the respective actual TSRs over the respective averaging periods. The resulting number of units that would have been earned was multiplied by $162.33, the closing price of our Common Stock on December 31, 2015.

For information on the actual number of units to be earned for these performance unit grants, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Narrative Description to the Compensation Tables—Performance Units” above.

(2)

In the event death or disability occurs, the participant is entitled to the number of performance units that would have been earned by the NEO if he had remained employed for the entire performance period. The number of performance units that would have been earned and the resulting payouts are calculated in the same manner and using the same assumptions as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnotes 4, 5 and 6 to that table) and discussed above in footnote 1 to this table. In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2015-2017, 2014-2016 and 2013-2015 performance periods would not occur until after the end of the performance periods. For more information, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Narrative Description to the Compensation Tables—Performance Units” above.

(3)

Reflects the estimated cost of medical and dental insurance coverage based on rates charged to our staff members for post-employment coverage provided in accordance with COBRA for the first 18 months following termination (for the first 12 months following termination without cause with

88       ï 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

respect to Mr. Meline), adjusted for the last six months of this period by an 8% inflation factor for medical coverage and a 6% inflation factor for dental coverage.
(4)

Reflects the value of retirement plan contributions for two years calculated as two times the sum of: (i) $2,500 and (ii) the product of: (a) 10% and (b) the sum of the NEO’s annual base salary as of December 31, 2015 and the NEO’s targeted annual cash incentive award for 2015 (which equals the NEO’s annual base salary as of December 31, 2015 multiplied by the NEO’s target annual cash incentive award percentage).

(5)

Reflects amounts that would be paid to Mr. Meline pursuant to his offer letter in the event Mr. Meline was terminated without “cause,” including one year of annual salary and annual target incentive bonus, as defined, and the cost of providing continuing medical and dental insurance coverage for 12 months in accordance with COBRA calculated in the same manner as described in footnote 3 above. The terms of Mr. Meline’s offer letter relating to these benefits expire at the end of the third year of his employment on July 21, 2017.

(6)

Reflects amounts that would be paid to Mr. Graham pursuant to his offer letter in the event Mr. Graham was terminated without “cause,” including two year of annual salary and annual target incentive bonus, as defined, and the cost of providing continuing medical and dental insurance coverage for 18 months in accordance with COBRA calculated in the same manner as described in footnote 3 above. The terms of Mr. Graham’s offer letter relating to these benefits expire at the end of the third year of his employment on July 13, 2018.

(7)

Reflects a pro-rata reduction of the RSUs (including related accrued dividend equivalents rounded down to the nearest whole number of units) granted to Mr. Graham in connection with the commencement of his employment based on the number of complete months of service provided by Mr. Graham in 2015 since death and disability is assumed to have occurred in the year the awards were granted.

(8)

The unvested portion of Mr. Graham’s NDCP account would become vested in certain circumstances. Pursuant to the terms of the NDCP, the amount that would become vested upon a Change of Control and termination was reduced by $31,281 to avoid the excise tax that would otherwise be imposed upon Mr. Graham for payments or benefits he would receive under the Change of Control Plan in this circumstance.

  ï 2016 Proxy Statement    89

DIRECTOR COMPENSATION

Director Compensation

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors, or Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Directors who are our employees are not paid any fees for serving on our Board or for attending Board meetings.

2015 Director Compensation

Cash Compensation. Each non-employee director receives an annual cash retainer of $100,000. In addition, chairs of our Board committees receive additional annual retainers as follows: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $20,000; (iii) Corporate Responsibility and Compliance Committee, $20,000 and (iv) Governance and Nominating Committee, $20,000. The lead independent director receives an additional $35,000 annual retainer. Directors are not additionally compensated for Board meeting attendance. Directors are compensated $2,000 for each committee meeting they attend ($1,000 for telephonic attendance). Directors are also compensated for attending meetings of committees of which they are not members or special meetings if they are invited to attend by the Chairman of the Board or the committee chair. Directors are entitled to reimbursement of their expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management. We make tax gross-up payments to our directors to reimburse them for additional income taxes imposed when we are required to impute income on perquisites that we provide.

Equity Incentives. Under the provisions of our revised Director Equity Incentive Program, each non-employee director receives an automatic annual grant of restricted stock units, or RSUs, on the third business day after the release of our first fiscal quarter earnings, with a grant date fair market value of $200,000, based on the closing price of our Common Stock on the grant date (rounded down to the nearest whole number). The RSUs vest immediately, and the director may choose to defer receipt of the shares. Directors that elect to defer receipt of the shares accrue dividend equivalents on the vested RSUs during the deferral period.

Deferred Compensation and Other Benefits. Non-employee directors are eligible to participate in the Nonqualified Deferred Compensation Plan, or NDCP, that we maintain for our staff members (see “Nonqualified Deferred Compensation” in our Executive Compensation Tables above for more information). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns.

Through The Amgen Foundation, Inc., the Company maintains a charitable contributions matching gift program for all eligible staff members and non-employee directors. Our directors participate in the program on the same terms as our staff members. The Amgen Foundation, Inc. matches, on a dollar-for-dollar basis, qualifying donations made by directors and staff members to eligible organizations, up to $20,000 per person, per year.

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines. All non-employee directors are expected to hold the equivalent of five times the Board annual cash retainer (currently $500,000) in our Common Stock while serving as a non-employee director.

All non-employee directors are expected to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their date of election by stockholders or the Board falls. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the non-employee director, issued and

90       ï 2016 Proxy Statement

DIRECTOR COMPENSATION

outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines) and vested RSUs that are deferred will count towards satisfying the stock ownership guidelines.

Board members are subject to our insider trading policy that prohibits them from engaging in short sales with respect to the Company’s securities, purchasing or pledging the Company’s stock on margin or entering into any hedging, derivative or similar transactions with respect to the Company’s securities.

Director Stock Ownership Guidelines Compliance Dates

All directors with compliance dates that were on or prior to December 31, 2015 met the stock ownership guidelines as of December 31, 2015. Directors elected to the Board within the last five years have the following compliance dates:

Director	Compliance Date
Robert A. Eckert	December 31, 2018
Greg C. Garland	December 31, 2019
Fred Hassan	December 31, 2021
Tyler Jacks	December 31, 2017
Ronald D. Sugar	December 31, 2016
R. Sanders Williams	December 31, 2020

  ï 2016 Proxy Statement    91

DIRECTOR COMPENSATION

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2015. Robert A. Bradway, our Chairman of the Board, Chief Executive Officer and President is not included in the table as he is an employee and thus receives no compensation for his service as a director.

Non-Employee Director	Fees Earned or Paid in Cash($)(3)	Stock Awards($)(4)(5)	All Other Compensation($)(6)	Total($)
David Baltimore	124,000	199,981	21,015	344,996
Frank J. Biondi, Jr.	144,000	199,981	47,148	391,129
François de Carbonnel	123,000	199,981	17,462	340,443
Vance D. Coffman	181,000	199,981	41,491	422,472
Robert A. Eckert	124,000	199,981	20,204	344,185
Greg C. Garland	124,000	199,981	20,000	343,981
Fred Hassan(1)	59,000	99,986	7,550	166,536
Rebecca M. Henderson	120,000	199,981	25,814	345,795
Frank C. Herringer(2)	146,000	199,981	51,627	397,608
Tyler Jacks	120,000	199,981	19,136	339,117
Judith C. Pelham	124,000	199,981	1,195	325,176
Ronald D. Sugar	138,000	199,981	0	337,981
R. Sanders Williams	120,000	199,981	15,000	334,981
(1)

Mr. Hassan was appointed to our Board on July 28, 2015. Accordingly, fees earned by Mr. Hassan in 2015 consist of a pro-rata amount of the annual retainer fee (pro-rated on a quarterly basis) and fees for committee meetings attended in 2015.

(2)	All cash fees were deferred by Mr. Herringer under our NDCP.
(3)	Reflects all fees earned by members of our Board for participation in regular, telephonic and special meetings of Board committees and annual retainers, as applicable.
(4)

Reflects the grant date fair values of RSUs granted during 2015 determined in accordance with ASC 718 consisting of 1,191 RSUs granted on April 24, 2015 to each director named above, except for Mr. Hassan who was not yet a member of our Board. Mr. Hassan was granted 572 RSUs on August 4, 2015 based on a pro-rated value consistent with the length of service on the Board during 2015. The grant date fair values of all these awards are based on the closing prices of our Common Stock on the grant dates of $167.91 and $174.80 on April 24 and August 4, 2015, respectively, multiplied by the number of RSUs granted. Directors that elect to defer receipt of the shares accrue dividend equivalents on the vested RSUs during the deferral period.

92       ï 2016 Proxy Statement

DIRECTOR COMPENSATION

(5)	All of the RSUs granted to directors in 2015 were fully vested upon grant.

The table below shows the aggregate numbers of stock awards and stock option awards outstanding for each non-employee director as of December 31, 2015. Stock awards consist of vested RSUs for which receipt of the underlying shares of our Common Stock has been deferred (vested/deferred RSUs) and dividends on vested/deferred RSUs deemed automatically reinvested to acquire additional vested/deferred RSUs (rounded down to the nearest whole number of units). Directors may elect to defer issuance of shares until a later date, which would result in a deferral of taxable income to the director until the stock issuance date. Upon the passage of any applicable deferral period, the vested/deferred RSUs are paid in shares of our Common Stock on a one-for-one basis. Option awards consist of fully exercisable stock options granted prior to 2015.

Non-Employee Director	Aggregate Stock Awards Outstanding as of December 31, 2015(#)	Aggregate Option Awards Outstanding as of December 31, 2015(#)
	Restricted Stock Units and Dividend Equivalents	Stock Options
David Baltimore	0	20,000
Frank J. Biondi, Jr.	16,839	15,000
François de Carbonnel	2,158	5,000
Vance D. Coffman	8,547	20,000
Robert A. Eckert	5,007	20,000
Greg C. Garland	0	0
Fred Hassan	0	0
Rebecca M. Henderson	8,830	8,000
Frank C. Herringer	18,293	20,000
Tyler Jacks	3,064	20,000
Judith C. Pelham	0	0
Ronald D. Sugar	8.463	30,000
R. Sanders Williams	0	0

  ï 2016 Proxy Statement    93

DIRECTOR COMPENSATION

(6)	The table below provides a summary of amounts paid by the Company for perquisites and other special benefits.

	Matching of Charitable Contributions ($)(a)	Personal Use of Company Aircraft(b)		Reimbursement of Expenses in Connection with Guests Accompanying Directors on Business Travel(c)		Personal Expenses While on Business Travel(c)		Other		Dividends Accrued on Vested/ Deferred RSUs($)(e)	Total($)
Non-Employee Director		Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts($)

David Baltimore	19,000	1,043	972	0	0	0	0	0		0	21,015
Frank J. Biondi, Jr.	20,000	0	919	127	59	0	0	0		26,043	47,148
François de Carbonnel	0	0	0	0	0	92	54	10,581	(d)	6,735	17,462
Vance D. Coffman	20,000	205	249	290	134	0	0	0		20,613	41,491
Robert A. Eckert	20,000	55	149	0	0	0	0	0		0	20,204
Greg C. Garland	20,000	0	0	0	0	0	0	0		0	20,000
Fred Hassan	7,500	0	50	0	0	0	0	0		0	7,550
Rebecca M. Henderson	20,000	0	0	0	0	0	0	0		5,814	25,814
Frank C. Herringer	20,000	274	774	0	0	0	0	0		30,579	51,627
Tyler Jacks	19,075	0	0	0	0	0	61	0		0	19,136
Judith C. Pelham	0	0	1,195	0	0	0	0	0		0	1,195
Ronald D. Sugar	0	0	0	0	0	0	0	0		0	0
R. Sanders Williams	15,000	0	0	0	0	0	0	0		0	15,000
(a)	These are charitable contributions of The Amgen Foundation, Inc. that matched the directors’ charitable contributions made in 2015.
(b)

Where we have guests accompany directors on our aircraft or where the director, for non-business purposes, accompanies executives using our aircraft for business purposes, we typically incur no incremental cost for transporting that person, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost of use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(c)

These amounts reflect the incremental costs of personal expenses incurred while on business travel and related imputed income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. Where we have guests accompanying directors for business purposes, we may incur incremental costs for the guest and may be required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

(d)

Mr. de Carbonnel, a resident of Switzerland, incurred penalties in connection with California taxes that we did not withhold. The Company reimbursed for such penalties in the amount of $10,581, which amount is included as “All Other Compensation” in the “Director Compensation Table.”

(e)

Amounts reflect dividends accrued on vested/deferred RSUs granted prior to 2011 as the impact of dividends was not considered in determining the grant date fair values of these awards for purposes of reporting compensation in the “Stock Awards” column in the “Director Compensation Table” in the Company’s proxy statements in prior years.

94       ï 2016 Proxy Statement

AUDIT MATTERS

Audit Matters

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2015.

The Audit Committee has also discussed with Ernst & Young LLP, or Ernst & Young, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communication with the Audit Committee concerning independence and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

François de Carbonnel

Robert A. Eckert

Greg C. Garland

Fred Hassan

Judith C. Pelham

  ï 2016 Proxy Statement    95

AUDIT MATTERS

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by Ernst & Young for audits of the years ended December 31, 2015 and December 31, 2014, and fees for other services rendered by Ernst & Young during these periods.

	2015	2014
Audit	$7,266,940	$6,894,000
Audit-Related	439,000	385,000
Tax	0	136,000
All Other Fees	0	0
Total Fees	$7,705,940	$7,415,000

Included in Audit fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company. Audit-Related fees are primarily attributable to audits of our affiliated companies and our retirement plans. Tax fees are primarily attributable to various U.S. and international tax compliance and planning services. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

96       ï 2016 Proxy Statement

ANNUAL REPORT AND FORM 10-K

Annual Report and Form 10-K

The Company’s Annual Report for fiscal 2015, which contains the consolidated financial statements of the Company for fiscal 2015, accompanies this proxy statement, but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2015, filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Senior Manager, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Annual Report on Form 10-K is also available online at the Company’s website at www.amgen.com. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Under our written Approval of Related Party Transactions policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors, or Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

All potential related party transactions are presented to the Audit Committee for its consideration and, if the Audit Committee deems it appropriate, approval. The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management is required to update the Audit Committee as to any material changes to any approved or ratified related party transaction. A “Related Party Transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness), between us and any of the persons listed in the first paragraph of this section. A related party transaction also includes any material amendment or modification to an existing related party transaction.

The Audit Committee has excluded each of the following related party transactions under the terms of our Approval of Related Party Transactions policy:

1.	any matters related to compensation or benefits to the extent such compensation or benefits would not be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933;

2.

transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the Securities and Exchange Commission, including

  ï 2016 Proxy Statement    97

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Item 404 of Regulation S-K, or the listing requirements of The NASDAQ Stock Market LLC, including Rule 5630) when aggregated with all similar transactions; or

3.	transactions approved by another independent committee of the Board.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;
•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

Keith Jones, who is the brother-in-law of Brian M. McNamee, an executive officer of the Company, is employed by us as National Account Senior Manager. Mr. Jones’ compensation earned in 2015 consisted of $143,005 in base salary, $48,186 in annual cash incentive awards and bonuses and a grant of 57 restricted stock units and 50 performance units, each valued at $9,571 and $9,479, respectively, on the grant date. This transaction did not require the review or approval of the Audit Committee pursuant to our Approval of Related Party Transactions policy because it was reviewed by our Compensation and Management Development Committee.

98       ï 2016 Proxy Statement

OTHER MATTERS

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Copies of the Section 16 reports are also required to be supplied to the Company and such reports are available on our website at www.amgen.com.

Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting

Persons that no other reports were required for those persons, during the year ended December 31, 2015, the Reporting Persons met all applicable Section 16(a) filing requirements other than Robert A. Eckert. Due to an administrative error, Mr. Eckert did not include 435 shares of our Common Stock held through two living revocable trust accounts on his Form 3 filed with the SEC on December 20, 2012. These shares were acquired by Mr. Eckert prior to his appointment as a director of Amgen. A Form 5 reporting this ownership interest was filed with the SEC on January 15, 2016.

Stockholder Proposals for 2017 Annual Meeting

Stockholder Proposals and Director Nominees for Inclusion in our 2017 Proxy Statement

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2017 annual meeting of stockholders. To be eligible for inclusion in our 2017 proxy statement, your proposal must be received by our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, no later than December 8, 2016, and must otherwise comply with Rule 14a-8 under the Exchange Act. While our Board of Directors, or Board, will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Director Nominations Pursuant to Our Bylaws. We recently amended the Amended and Restated Bylaws of Amgen Inc., or Bylaws, to permit an eligible stockholder, or group of up to 20 eligible stockholders, owning Amgen stock continuously for at least three years and shares representing an aggregate of at least 3% of our outstanding shares, to nominate and include in Amgen’s proxy materials director nominees constituting up to the greater of 20% of the Board or two directors, provided that the stockholder(s) and nominee(s)

satisfy the requirements of the Bylaws (“Proxy Access”). To nominate a director pursuant to Proxy Access at the 2017 annual meeting of stockholders, you must comply with all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws. A fully compliant nomination notice must be received by us no earlier than November 8, 2016 and no later than December 8, 2016 assuming the date of the 2017 annual meeting of stockholders is not more than thirty days before and not more than seventy days after the anniversary date of the 2016 Annual Meeting of Stockholders, or Annual Meeting, and such nomination notice must be delivered to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799.

Stockholder Proposals and Nominees Brought at the 2017 Annual Meeting without Inclusion in our 2017 Proxy Statement

Business Proposals and Nominations Pursuant to our Bylaws. To nominate a director or bring any other business before the stockholders at the 2017 annual meeting of stockholders that will not be included in our 2017 proxy statement pursuant to Rule 14a-8 or the Proxy Access provisions of our Bylaws, you must comply with all of the procedures, information requirements, qualifications and conditions set forth in our

  ï 2016 Proxy Statement    99

OTHER MATTERS

Bylaws. In addition, assuming the date of the 2017 annual meeting of stockholders is not more than thirty days before and not more than seventy days after the anniversary date of the Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799 no earlier than January 19, 2017 and no later than February 18, 2017.

You may write to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws. Also, our Bylaws are filed with the SEC as an exhibit to our Exchange Act reports and can be accessed through the SEC’s EDGAR system.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers and banks with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

100       ï 2016 Proxy Statement

OTHER MATTERS

Forward-Looking Statements

This proxy statement contains forward-looking statements that are based on management’s current expectations and beliefs. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, other financial metrics, expected regulatory or clinical results or practices and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the SEC reports filed by Amgen, including Amgen’s annual report on Form 10-K for the year ended December 31, 2015 and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of March 21, 2016 and does not undertake any obligation to update any forward-looking statements contained in this proxy statement as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. Even when clinical trials are successful, regulatory authorities may question the sufficiency for approval of the trial endpoints we have selected. We develop product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. Also, we or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on its business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to

  ï 2016 Proxy Statement    101

OTHER MATTERS

access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our Common Stock.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

Jonathan P. Graham

Secretary

April 7, 2016

102       ï 2016 Proxy Statement

APPENDIX A

Appendix A

Amgen Inc. Board of Directors

Guidelines for Director Qualifications and Evaluations

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1. Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2. Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

A-1       ï 2016 Proxy Statement

Printed on recycled paper	©2016 Amgen Inc. All Rights Reserved

SAMPLE		NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL FIRST-CLASS MAIL PERMIT NO. 67 THOUSAND OAKS CA
POSTAGE WILL BE PAID BY ADDRESSEE

ANNUAL MEETING AMGEN
PO BOX 2605
SEAL BEACH CA 90740-9906

SAMPLE

Only Amgen Inc. stockholders with admittance tickets will be admitted to the 2016 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership as of March 21, 2016. Ensuring the 2016 Annual Meeting of Stockholders is safe and productive is our top priority. As such, failure to follow these admission procedures may result in being denied admission or being directed to view the meeting in an overflow room. Because seating in the main meeting room is limited, and in order to be able to address security concerns, we reserve the right to direct attendees to view the meeting in an overflow room.

☐	Please send me an admittance ticket for the Amgen Inc. 2016 Annual Meeting of Stockholders to be held on Thursday, May 19, 2016 at 11:00 A.M., local time, in Westlake Village, California.

Name			(Please print)

Address
( )

City	State	Zip	Email	Telephone No. (Please provide)

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE 2016 ANNUAL MEETING OF STOCKHOLDERS.

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 19, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2016:

The Notice of 2016 Annual Meeting of Stockholders, Proxy Statement,

Form Proxy Card and 2015 Annual Report are available at

http://www.astproxyportal.com/ast/Amgen.

If you wish to attend the Annual Meeting, please visit

[the website address has been provided to stockholders directly] to register.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

The Board of Directors recommends a vote “FOR” each listed nominee in item #1.

1. To elect thirteen directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2017 annual meeting of stockholders. The nominees for election to the Board are:

FOR AGAINST ABSTAIN

Dr. David Baltimore

Mr. Frank J. Biondi, Jr.

Mr. Robert A. Bradway

Mr. François de Carbonnel

Mr. Robert A. Eckert

Mr. Greg C. Garland

Mr. Fred Hassan

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

Dr. Rebecca M. Henderson

Mr. Frank C. Herringer

Dr. Tyler Jacks

Ms. Judith C. Pelham

Dr. Ronald D. Sugar

Dr. R. Sanders Williams

The Board of Directors recommends a vote “FOR” each of items #2 and #3.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2016.

3. Advisory vote to approve our executive compensation.

The Board of Directors recommends a vote “AGAINST” the Stockholder

Proposal in item #4.

4. Stockholder proposal to change the voting standard applicable to non-binding proposals submitted by stockholders.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named director nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation and AGAINST the Stockholder Proposal.

As of the date hereof, the undersigned hereby acknowledges receipt of the 2016 Proxy Statement and accompanying Notice of 2016 Annual Meeting of Stockholders to be held on May 19, 2016, Form Proxy Card and the 2015 Annual Report.

In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2016 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2016 Annual Meeting of Stockholders.

By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws.

0

AMGEN INC.

ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2016

Robert A. Bradway, David W. Meline and Jonathan P. Graham (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2016 Annual Meeting of Stockholders of Amgen Inc., to be held on Thursday, May 19, 2016, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

1.1

14475

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 19, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

If you wish to attend the Annual Meeting, please visit [the website address has been provided to stockholders directly] to register.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2016:

The Notice of 2016 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2015 Annual Report are available at http://www.astproxyportal.com/ast/Amgen.

Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

The Board of Directors recommends a vote “FOR” each listed nominee in item #1.

1. To elect thirteen directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2017 annual meeting of stockholders. The nominees for election to the Board are:

FOR AGAINST ABSTAIN

Dr. David Baltimore

Mr. Frank J. Biondi, Jr.

Mr. Robert A. Bradway

Mr. François de Carbonnel

Mr. Robert A. Eckert

Mr. Greg C. Garland

Mr. Fred Hassan

FOR AGAINST ABSTAIN

Dr. Rebecca M. Henderson

Mr. Frank C. Herringer

Dr. Tyler Jacks

Ms. Judith C. Pelham

Dr. Ronald D. Sugar

Dr. R. Sanders Williams

The Board of Directors recommends a vote “FOR” each of items #2 and #3.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2016.

3. Advisory vote to approve our executive compensation.

The Board of Directors recommends a vote “AGAINST” the Stockholder Proposal in item #4.

4. Stockholder proposal to change the voting standard applicable to non-binding proposals submitted by stockholders.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named director nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation and AGAINST the Stockholder Proposal.

As of the date hereof, the undersigned hereby acknowledges receipt of the 2016 Proxy Statement and accompanying Notice of 2016 Annual Meeting of Stockholders to be held on May 19, 2016, Form Proxy Card and the 2015 Annual Report.

In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2016 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2016 Annual Meeting of Stockholders.

By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws.

0

AMGEN INC.

ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2016

Robert A. Bradway, David W. Meline and Jonathan P. Graham (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2016 Annual Meeting of Stockholders of Amgen Inc., to be held on Thursday, May 19, 2016, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

1.1

14475